SCHEDULE 14 C INFORMATION
              Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)


                       FORTUNE NATIONAL CORPORATION
               (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)
[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
          Acap Corporation Common Stock, par value $.10

     2)   Aggregate number of securities to which transaction
          applies:
          5,421

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $310 (average of bid and ask price on March 21, 1996)

     4)   Proposed maximum aggregate value of transaction:
          $1,680,510

     5)   Total fee paid:
          $336.10


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount previously paid:

     2)   Form, schedule or registration statement no.:

     3)   Filing party:

     4)   Date filed:

                          FORTUNE NATIONAL CORPORATION
                             10555 Richmond Avenue
                              Houston, Texas 77042




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1996





To Our Stockholders:

The Annual Meeting of Stockholders of Fortune National Corporation (the "Company") will be held Monday, May 6, 1996, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, Houston, Texas.

The purposes of the meeting are:

1.   To act upon a proposal to adopt a plan of dissolution and liquidation;

2.   To elect a Board of Directors to serve for the ensuing year; and

3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on March 27, 1996, are entitled to receive notice of and to vote at the meeting.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.


                              For the Board of Directors

                                   Paul L. Clancy
                                   Secretary



April 15, 1996
TABLE OF CONTENTS


1.  General Information                                                1
2.  Voting                                                             1
3.  Proposal to Dissolve and Liquidate the Company                     1
    3.1  Summary                                                       1
         3.1.1   Plan of Dissolution and Liquidation                   1
         3.1.2   Assets to be Distributed                              1
         3.1.3   Fractional Share Interests                            1
         3.1.4   Liquidation Record Date                               2
         3.1.5   Tax Consequences                                      2
         3.1.6   Appraisal Rights                                      2
         3.1.7   Vote Required and Recommendation of the Board         2
         3.1.8   Principal Executive Offices                           2
         3.1.9   Qualifications and Assumptions                        2
    3.2  Plan of Dissolution and Liquidation                           2
         3.2.1   Background                                            2
         3.2.2   Terms of the Plan                                     3
         3.2.3   Odd Lot Shares                                        3
         3.2.4   Reasons for Dissolution and Liquidation               5
         3.2.5   Alternatives Considered                               5
         3.2.6   Effects of the Liquidation                            5
         3.2.7   The Company and Acap                                  6
         3.2.8   Description of the Company's Common Stock             6
         3.2.9   Description of Acap Common Stock                      7
         3.2.10  Description of Acap Preferred Stock                   7
         3.2.11  Description of Acap Loan                              8
         3.2.12  Market for the Company's Common Stock                 8
         3.2.13  Market for Acap's Common Stock                        9
         3.2.14  Determination of the Cash Purchase /
                   Sale Price for Odd Lot Shares                       9
         3.2.15  Vote Required and Recommendation of the Board        10
         3.2.16  Federal Income Tax Consequences                      10
         3.2.17  Government Regulatory Approvals                      11
         3.2.18  No Appraisal or Dissenter's Rights                   11
         3.2.19  No Fairness Opinion                                  11
         3.2.20  Conflict of Interest                                 11
         3.2.21  Approval of Liquidation is Assured                   11
         3.2.22  Legal Proceedings                                    12
         3.2.23  Legal Opinion                                        12
         3.2.24  Potential Liability of Stockholders
                   Subsequent to Liquidation                          12
         3.2.25  Incorporation of Certain Documents by Reference      12
4.  Election of Directors                                             12
5.  Meetings and Committees of the Board                              13
6.  Security Ownership of Certain Owners                              13
7.  Executive Officers                                                14
8.  Security Ownership of Management                                  14
9.  Beneficial Ownership Reporting                                    16
10. Executive Compensation                                            16
11. Certain Relationships and Related Transactions                    17
12. Independent Auditors                                              17
13. Quorum for Meeting                                                17

                          FORTUNE NATIONAL CORPORATION
                             10555 Richmond Avenue
                              Houston, Texas 77042

                             INFORMATION STATEMENT

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY


                            1.  GENERAL INFORMATION
                            -----------------------

This Information Statement is furnished on behalf of the Board of Directors of Fortune National Corporation (the "Company" or "Fortune") to provide notice of the Company's Annual Meeting of Stockholders ("Meeting") to be held Monday, May 6, 1996, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, Houston, Texas. This Information Statement is first being sent or given to stockholders of the Company on or about April 15, 1996.

                                   2.  VOTING
                                  -----------

The common stock, $1 par value (the "Common Stock"), of the Company is the only outstanding class of voting security of the Company. Only stockholders of record at the close of business on March 27, 1996, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 2,616,984 shares of Common Stock outstanding (excluding shares held by the Company's subsidiaries, which are not voted) and approximately 1,494 holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

               3.  PROPOSAL TO DISSOLVE AND LIQUIDATE THE COMPANY
               --------------------------------------------------

                                  3.1  SUMMARY

This Summary is qualified by the more detailed information set forth elsewhere in this Information Statement which should be read in its entirety.

3.1.1  PLAN OF DISSOLUTION AND LIQUIDATION

On March 25, 1996, the Board of Directors of the Company unanimously approved and adopted a plan of dissolution and liquidation ("Plan of Liquidation" or "Plan") and directed that the Plan be submitted to a vote of the Company's stockholders ("Stockholders") at the Annual Stockholder Meeting to be held on May 6, 1996. A copy of the Plan of Liquidation is attached hereto as Exhibit
A. As more fully set forth in the Plan, the Plan provides that, if approved by its Stockholders, the Company will be liquidated and dissolved ("Liquidation").

3.1.2  ASSETS TO BE DISTRIBUTED

Except for a relatively small amount of cash ($2,200 at December 31, 1995), the Company's assets consist solely of 5,421 shares of common stock ("Acap Common Stock") of its majority-owned subsidiary, Acap Corporation, a Delaware corporation ("Acap"). As of the record date, there were 2,859,768 shares of the Company's common stock ("Fortune Common Stock" or "Company's Common Stock") outstanding (including 242,784 shares held by Acap and its subsidiary) which shares are entitled, upon Liquidation, to receive, pro rata, the assets of the Company, namely, the 5,421 shares of Acap Common Stock.

3.1.3  FRACTIONAL SHARE INTERESTS

As further provided in the Plan, no fractional shares of Acap Common Stock will be issued. Within certain limitations defined in the Plan, Company Stockholders who, as a result of the Liquidation, have odd lot shares (as defined in the Plan), have the option of either receiving cash in the amount of 31 cents per odd lot share or of purchasing additional shares of the Company's Common Stock at 31 cents per share to round up to the number of shares of Fortune Common Stock to be entitled to one share of Acap Common Stock. See "Odd Lot Shares."

3.1.4  LIQUIDATION RECORD DATE

The record date for determining stockholders of record for purposes of the distribution of assets pursuant to the Liquidation is March 27, 1996.

3.1.5  TAX CONSEQUENCES

The receipt by Stockholders of their distributive share of the assets of the Company pursuant to the Plan will be a taxable transaction pursuant to section 331 of the Internal Revenue Code of 1986, as amended, and each Stockholder will recognize gain or loss, provided that such Stockholder has held the Company's Common Stock as a capital asset, equal to the difference between the value of the distribution received by such Stockholder and the Stockholder's adjusted tax basis in the shares. See "Federal Income Tax Consequences."

3.1.6  APPRAISAL RIGHTS

There are no appraisal, dissenter's or similar rights available to the Company's Stockholders as a result of the Liquidation.

3.1.7  VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Under the laws of Pennsylvania, the Company's state of domicile, the affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company is necessary for the approval of the proposed Liquidation. The Board of Directors recommends a vote FOR the Liquidation. InsCap Corporation, the owner of approximately 63.4% of the outstanding common stock of the Company, plans to vote for the approval of the proposed Liquidation, thereby assuring the Liquidation will be approved.

3.1.8  PRINCIPAL EXECUTIVE OFFICES

The address of the principal executive offices of both the Company and Acap is 10555 Richmond Avenue, Houston, Texas 77042. The telephone number for both the Company and Acap is (713) 974-2242.

3.1.9  QUALIFICATIONS AND ASSUMPTIONS

Included in this Information Statement are statements which are based upon the assumption that no Stockholders elect to round up their odd lot shares. This Information Statement also includes statements based upon the assumption that no holder of Acap Preferred Stock elects to exchange such stock for Fortune Common Stock (see "Description of Acap Preferred Stock"). To the extent that some Stockholders elect to round up their odd lot shares or Acap Preferred Stock is exchanged for Fortune Common Stock, these statements will differ from the actual events. Further, the number of Stockholders of the Company reported in this Information Statement is based on the number of holders of record. This understates the number of beneficial Stockholders of the Company to the extent that each securities clearing agency or broker shown as a holder of record holds the stock for a number of beneficial owners. Also, except as noted above the bid and asked prices for the Company's and Acap's Common Stock 1996 used in this Information Statement are prices quoted by market makers which reflect inter-dealer transactions and do not include retail mark-ups and mark-downs or any commission to the parties involved. As such, the prices may not reflect prices in actual transactions.

                    3.2  PLAN OF DISSOLUTION AND LIQUIDATION

3.2.1  BACKGROUND

Fortune was organized in 1971 to be a holding company for Fortune National Life Insurance Company ("Fortune National Life"). In 1984, Fortune acquired a majority ownership of American Capitol Insurance Company ("American Capitol"), a Texas domiciled life insurance company, the stock of which was traded over-the-counter. Acap was formed as a holding company in 1985 whereby American Capitol stockholders became stockholders of Acap, American Capitol became a wholly owned subsidiary of Acap, and Acap became a majority-owned subsidiary of Fortune. Fortune National Life was merged into American Capitol in 1986. Neither Acap nor Fortune has had any business purpose or activities except to hold and manage the stock it owned in its subsidiary. Management has from time to time reviewed the possibility of the consolidation of Acap and Fortune so that one holding company would serve as the holding company for American Capitol, resulting in the adoption of the Plan of Liquidation on March 25, 1996, by Fortune's Board of Directors.

3.2.2  TERMS OF THE PLAN

The Plan provides essentially for two things: (1) the payment of all expenses and debts of Fortune, and (2) the distribution of the only remaining asset, the Acap Common Stock, to the Stockholders of the Fortune Common Stock.

Fortune has no debts except as the same relate to the expenses of operating the Company from January 1, 1996, through the period when all of its obligations are discharged, including the process of distributing the Acap Common Stock to its Stockholders. These expenses are estimated to be as follows:

       Stock transfer fees                                 $ 2,800
       Preparation and mailing of stockholder reports        6,000
       Legal fees                                            7,000
       Franchise taxes                                         300
       Service fees                                          1,250
       Miscellaneous                                         2,000
                                                          --------
       Total                                               $19,350

At December 31, 1995, Fortune's cash asset consisted of $2,200. To obtain additional cash in order to pay the expenses indicated above, the Plan provides for an agreement by the Company to sell to Acap 55,323 shares of its authorized but unissued common stock at the price of 31 cents per share (the same price involved in the buying and selling of shares of Fortune Common Stock in instances in which a Fortune Stockholder owns odd lot shares of the Company's Common Stock. See "Odd Lot Shares" below). Having as objectives
(a) fixing an exact amount for the cost of operating the Company through the liquidation process and (b) fixing an exact, and relatively brief, timetable for completing the process so far as the Company is concerned, Acap, upon purchasing the Fortune common stock as aforesaid, agreed to render all of the services necessary to discharge Fortune's obligations that would otherwise run to the end of the liquidation process.

In order to fix an exact, and relatively brief, period for completing the distribution of its assets, the Plan provides for an agreement between the Company and Acap whereby Acap will assume, as Distributing Agent, the responsibility for (a) distributing the Acap Common Stock to Fortune Stockholders and (b) buying or selling, as the case may be, the odd lot shares resulting from the Liquidation (see "Odd Lot Shares" below). The distribution process is expected to take a number of months, if not a few years, and it is not possible to predict the exact amount of time, which will depend upon the pace at which Fortune Stockholders take the steps to comply with the procedure for exchanging their Fortune Common Stock for their distributive shares of Fortune's assets. By making the arrangement with Acap to administer the distribution process, Fortune will make a single transfer of the Acap Common Stock to Acap as Distributing Agent. This will enable Fortune to comply with applicable Pennsylvania laws to qualify the Company for relatively prompt dissolution, which will terminate its existence sooner rather than later, and thereby eliminate any expenses associated with a protracted period of administering the liquidation process. See the copy of the Plan attached hereto as Appendix A for the details of the agreement between the Company and Acap.

3.2.3  ODD LOT SHARES

In order to distribute the 5,421 shares of Acap Common Stock to the Stockholders, it was necessary to determine the number of shares of the Company's Common Stock required to receive one share of Acap Common Stock (determined by dividing the number of outstanding shares of Fortune Common Stock by the number of shares of Acap Common Stock distributable to the Company's Stockholders upon liquidation). The result is that for each 528 shares of Fortune Common Stock held by a Company Stockholder, such Stockholder will receive one share of Acap Common Stock.

A Stockholder who owns 527 shares of Fortune Common Stock or less ("odd lot shares"), or a Stockholder who has shares "left over" after dividing the total number of shares of Fortune Common Stock owned by him/her by 528 ("odd lot shares"), will have two options in respect to such odd lot shares: to receive cash for the odd lot shares or to purchase additional Fortune Common Stock so as to increase his or her odd lot shares so that the total will then equal 528 shares. The record date for determining stockholders of record for purposes of the distribution of assets pursuant to the Liquidation and for making the election as aforesaid is March 27, 1996.

As set forth in the Plan to be voted on at the May 6, 1996 Stockholder meeting, a Stockholder who elects to receive cash will be paid 31 cents per share for his or her odd lot shares. Similarly, a Stockholder who elects to "round up" his or her odd lot shares to 528 shares of Fortune Common Stock may do so by purchasing on or prior to June 6, 1996, the requisite number of shares of Fortune Common Stock at the same price of 31 cents per share (subject to its availability, as explained below).

The cash to purchase odd lot shares from Fortune Stockholders as aforesaid will be provided by an arrangement with Acap whereby Acap has agreed to purchase such shares, and in turn to sell such shares as may be needed to meet the requests of Stockholders who elect to round up (subject to the availability of such shares, as explained below).

The cash price of 31 cents per share is the average of the closing daily bid and asked quotations from market makers in the Company's Common Stock for the period from January 1, 1996 to March 25, 1996, the date upon which the Board of Directors approved the Liquidation and such action was publicly announced. (See "Market for the Company's Common Stock.")

A Stockholder who elects to purchase additional shares in order to "round up" to 528 shares as aforesaid must tender his or her shares of Fortune Common Stock, along with the payment necessary to round up his or her holdings, to be received by the Company prior to 5:00 P.M., Houston time, on June 6, 1996. Otherwise, such Stockholder will be deemed to have elected to receive cash for his or her odd lot shares, as described above. Enclosed is a transmittal letter with instructions to be used by Fortune Stockholders to deliver their stock certificates (to be accompanied by a check in the case of Stockholders electing to round up), to receive their respective shares of the distribution of Fortune's assets.

Fortune Common Stock available to Stockholders who elect to round up will be limited because such stock will be available only from odd lot shares sold by other Stockholders who elect to receive cash in exchange for odd lot shares. Accordingly, such stock will be available to Stockholders desiring to round up their holdings on a "first-come, first-served" basis. As elections are received from Stockholders desiring to round up their holdings, odd lot shares surrendered by other Stockholders will be "matched up" with the odd lot shares needed to provide whole shares of Acap Common Stock to Stockholders desiring to round up. To the extent that odd lot shares surrendered by Stockholders are not sufficient to cover the number of odd lot shares needed to provide whole shares of Acap Common Stock to all Stockholders desiring to round up, those Stockholders who are not "matched up" with surrendered odd lot shares will instead receive cash in exchange for their odd lot shares. However, it is anticipated that adequate shares will be available for Stockholders desiring to round up.

IN CONNECTION WITH THE DECISION OF WHETHER TO TAKE CASH IN EXCHANGE FOR ODD LOT SHARES OR TO ROUND UP ODD LOT SHARES, STOCKHOLDERS ARE ENCOURAGED TO REVIEW THE INFORMATION CONTAINED IN THIS NOTICE, WHICH INCLUDES THE
FOLLOWING: (1) THIS INFORMATION STATEMENT, (2) THE COMPANY'S ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995, AND
(3) ACAP'S ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

IN VIEW OF THE FACT THAT STOCKHOLDER APPROVAL OF THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE COMPANY IS ASSURED, STOCKHOLDERS SHOULD IMMEDIATELY REVIEW THE TIMETABLE FOR MAKING THE ELECTION AS TO WHETHER TO ROUND UP OR RECEIVE CASH FOR THEIR ODD LOT SHARES. STOCKHOLDERS WHO MAKE THE ELECTION TO RECEIVE CASH FOR THEIR ODD LOT SHARES, OR STOCKHOLDERS WHO MAKE NO ELECTION PRIOR TO 5:00 P.M., HOUSTON TIME, JUNE 6, 1996, WILL RECEIVE CASH FOR THEIR ODD LOT SHARES. IN ANY CASE, TO RECEIVE THE DISTRIBUTION OF CASH AND/OR SHARES OF ACAP COMMON STOCK TO WHICH A STOCKHOLDER IS ENTITLED, SUCH STOCKHOLDER MUST FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED TRANSMITTAL LETTER AND SUBMIT HIS/HER SHARES OF FORTUNE COMMON STOCK IN ACCORDANCE THEREWITH.

In deciding that fractional shares of the Acap Common Stock would not be issued, the Board noted that the purchase of odd lot shares by the Company will allow (but not require) Stockholders owning only a few shares of the Company's Common Stock to dispose of their stock easily and without having to pay brokerage commissions. Such commissions on a sale of a few shares of stock trading in a range between $.06 to $.56 per share (the average daily closing bid and asked prices during 1996 prior to March 25, 1996) could equal or exceed the market value of the shares involved. The Board of Directors believes that the relatively small financial investment in the Company by those Stockholders owning fewer than 528 shares of Fortune Common Stock limit those Stockholders' opportunities to realize the value of their shares through market transactions. Small lots of stock often sell poorly, with numerous Stockholders frozen into very small investment positions from which they can extricate themselves only with the payment of a brokerage fee that will sharply decrease or even eliminate the actual per share value of the stock to the small stockholder. In this regard, the Board noted that those Stockholders owning fewer than 528 shares of Fortune Common Stock each represent over 81% of the Company's Stockholders and hold shares with an average aggregate market value, based on the average daily closing bid price during 1996 up to March 25, 1996, of less than $164 each.

The Board also noted that Stockholders owning "odd lots" of Fortune Common Stock are not required to sell their stock for cash but instead may elect to "round up" by purchasing additional Fortune Common Stock, as described above, so that he or she may receive exclusively Acap Common Stock as his/her distributive share of the Company's assets.

3.2.4  REASONS FOR DISSOLUTION AND LIQUIDATION

The principal reason for the Liquidation is to eliminate costs associated with maintaining the Company. As noted below, since the ownership of the operating company by the Stockholders is indirect and there is no separate business reason for the Company's existence, the expense of maintaining the Company can be viewed as an unnecessary expense. Such expense amounts to approximately $30,000 per year, including, but not limited to, costs such as franchise taxes, audit and accounting fees and costs of annual, quarterly and periodic reporting requirements to the Securities and Exchange Commission and related legal fees and costs. Further, the Company does not have any reliable source of funds with which to pay the maintenance expenses and would need to rely on sales of its authorized but unissued common stock at prices that are difficult to set because the likely potential purchasers are related parties.

The Board also considered other factors. First, the only significant asset owned by the Company is Acap Common Stock, and the liquidation of the Company in effect places in the hands of the Company's Stockholders a direct ownership, pro rata, of the asset which they already own indirectly. Second, the sole business of the Company is to hold, indirectly, operating companies which are life insurance companies, which is also the sole business of Acap Corporation, except that Acap Corporation holds the operating companies directly.

3.2.5  ALTERNATIVES CONSIDERED

In lieu of a Liquidation, the Board of Directors also considered proposing a merger of the Company with Acap Corporation but concluded that the result would be essentially the same, i.e., placing in the hands of the Company's Stockholders shares of Acap Corporation. Since a merger would involve votes by both the stockholders of the Company and Acap, whereas the Liquidation only requires the vote of the Company's stockholders, the Board decided to pursue the Liquidation as the more efficient option. The Board of Directors also considered whether to sell the Acap Common Stock it owns but recognized that InsCap Corporation, the Company's majority stockholder, does not intend to sell the shares of Fortune Common Stock it owns or to approve the sale by the Company of the Acap Common Stock owned by the Company. Therefore, whether or not the sale of the Acap Common Stock would be desirable, it was not a viable alternative available to the Board of Directors for consideration.

3.2.6  EFFECTS OF THE LIQUIDATION

The principal effects of the Liquidation will be to place the ownership of the ultimate operating company more directly in the hands of the Company's Stockholders, thus eliminating most of the expenses associated with the maintenance of the Company while preserving for the Stockholders of the Company a stockholder relationship with the same business enterprise.

Voting rights and other stockholder rights of the Company Stockholders who receive cash for their odd lot shares will be terminated in respect to those shares. Company Stockholders who receive Acap Common Stock, thereby becoming stockholders of Acap, will have the voting rights and other rights of the holders of Acap Common Stock (see "Description of Acap Common Stock"). All shares of Acap Common Stock received by Company Stockholders distributed in connection with the Liquidation will be transferrable without restriction under the Securities Act of 1933, as amended, except that affiliates (as defined in Rule 144 under such Act) of the Company will be subject to restrictions on the resale of the Acap Common Stock.

The effect of the Liquidation on the market price of the Acap Common Stock, the stock to be distributed to the Company's Stockholders, and the trading environment for the Acap Common Stock, cannot be accurately predicted by the Company at this time. The market price of the Acap Common Stock following the Liquidation will depend on how the market views the transaction and its effect upon the operations and outlook of Acap. For instance, it is possible that (1) the firms currently acting as market makers in the Acap Common Stock will decide not to act as market makers in the Acap Common Stock and (2) that Acap will not be able to obtain and/or maintain one or more market makers for the Acap Common Stock. If such circumstances were to occur, the Acap Common Stock would no longer be reported on the National Association of Securities Dealers, Inc. electronic bulletin board (see "Market for Acap Common Stock" below) and the mechanisms available to the Acap Common Stock stockholders to find buyers for their stock would be limited. On the other hand, it is possible that the increase in the number of Acap stockholders resulting from the Liquidation will contribute to a more favorable trading environment with a larger degree of liquidity and an enhanced prospect for maintaining one or more market makers for the Acap Common Stock. Please see the enclosed 1995 Annual Report to Acap stockholders for information regarding the number of Acap stockholders, the number of Acap shares outstanding, the high and low prices for Acap shares for the past two years, as well as other information regarding Acap. Assuming no stockholders elect to round up, the number of Acap stockholders will increase approximately from 610 to 884 as a result of the Liquidation.

While Acap currently accounts for the Fortune Common Stock owned by Acap and its subsidiary as an invested asset, the Acap Common Stock that Acap and its subsidiary receive in connection with the Liquidation will be accounted for as treasury stock of Acap. Based solely on this factor, Acap's stockholders' equity will decrease approximately $65,890. However, its book value per common share will increase from $518.01 to approximately $539.35 (based on December 31, 1995) and the number of shares of Acap Common Stock outstanding will decrease from 8,516 to 8,057. Assuming that Acap is not required to purchase any odd lot shares (i.e., the number of odd lot shares purchased by Fortune stockholders rounding up exactly matches the number of odd lot shares tendered for cash), the Liquidation will have no other effect on Acap's stockholders' equity, book value per common share or number of shares of common stock outstanding. Assuming that no Fortune stockholders elect to round up odd lot shares and Acap is required to purchase all of the odd lot shares, Acap will account for the Acap Common Stock it receives related to such odd lot shares as a part of the liquidating distribution as treasury shares. As a result, Acap's stockholders' equity will decrease approximately $144,784. However, its book value per common share will increase from $518.01 to approximately $563.62 (based on December 31, 1995) and the number of shares of common stock outstanding will decrease from 8,516 to 7,570. The decrease in the number of outstanding shares under this scenario also means that the percentage ownership of each remaining stockholder of Acap will increase by approximately 12%. As a result, InsCap Corporation's ownership of Acap will be approximately 42%.

The Liquidation gives Stockholders owning fewer than 528 shares of Common Stock and electing to receive cash in exchange for odd lot shares the opportunity, which cannot be predicted to re-occur, to sell their stock at a price related to current market prices of the Fortune Common Stock without incurring the cost of a broker's commission. However, such Stockholders will not have the opportunity to participate in the future growth, if any, in the business enterprise that the Company and Acap have in common unless they subsequently acquire stock in Acap in the open market or otherwise.

3.2.7  THE COMPANY AND ACAP

Both Acap and the Company were organized for a similar purpose, and have pursued business plans entirely in keeping with such purpose, that is, to act as a "holding company" of an operating insurance company. The Company was organized in 1971 under the Business Corporate Law of the State of Pennsylvania for the purpose of acting as a holding company for an existing Pennsylvania domiciled life insurance company, Fortune National Life. Acap was organized in 1985 under the General Corporation Laws of the State of Delaware for the purpose of acting as a holding company for an existing Texas domiciled life insurance company, American Capitol. As a result of an acquisition of a majority interest in American Capitol in 1983, followed by a corporate reorganization when Acap was organized, Fortune became the holding company of Acap, which was the holding company for American Capitol, into which Fortune National Life was merged. See "Background" above.

Both Acap and the Company are engaged in the life, health and accident insurance business through a commonly owned subsidiary, American Capitol, which was organized in 1954 under the laws of the State of Texas. American Capitol is licensed to conduct the life insurance business in 34 states and the District of Columbia. Fortune owns 63.7% of Acap which owns 100% of American Capitol.

3.2.8  DESCRIPTION OF THE COMPANY'S COMMON STOCK

As of the record date, there were 2,859,768 shares of the Company's Common Stock issued and outstanding (including 242,784 shares of the Company's Common Stock held by the Company's subsidiaries, Acap and American Capitol), and the Company has no other classes of common stock issued or outstanding. (The above mentioned shares of the Company's Common Stock owned by the Company's subsidiaries will not be voted at the Meeting but are eligible to participate in the Liquidation.) Dividends as may be determined by the Board of Directors of the Company may be declared and paid on the Company's Common Stock from time to time out of any funds legally available therefor. The Company has not declared or paid any dividend on its common stock in recent years and, if the liquidation were not to occur, would not expect to declare or pay any dividend on its common stock in the foreseeable future. Holders of the Company's Common Stock are entitled to one vote for each share held at all meetings of stockholders. In the event of the dissolution, liquidation and winding up of the affairs of the Company, the Company's Common Stock is entitled to receive pro rata the assets of the Company remaining after satisfaction of corporate liabilities. The holders of the Company's Common Stock have no preemptive rights, cumulative voting rights or subscription rights.

The approximate number of holders of record of the Company's Common Stock as of the record date was 1,494. The Company declared no common stock dividends in 1994 or 1995. At present, management anticipates that no dividends will be declared or paid with respect to Fortune Common Stock during 1996.

For further information concerning the Company's Common Stock, see "Market for the Company's Common Stock" below.

3.2.9  DESCRIPTION OF ACAP COMMON STOCK

As of the record date, there were 8,516 shares of Acap Common Stock outstanding (including 241 shares held by the Company's subsidiary, American Capitol), and 74,000 shares of Acap Preferred Stock (see "Description of Acap Preferred Stock" immediately following). Acap has no other classes of stock issued or outstanding. Except for restrictions on the payment of dividends in connection with a loan obtained by Acap, and except for the prior rights of the holders of Acap Preferred Stock, both of which are discussed below, such dividends as may be determined by the Board of Directors of Acap may be declared and paid on the Acap Common Stock from time to time out of any funds legally available therefor. Acap has not declared or paid any dividend on its common stock since its formation in 1985 and does not expect to declare or pay any dividend on its common stock in the foreseeable future.

Under the terms of a Loan Agreement dated January 31, 1995 between Acap and Central National Bank (see "Description of Acap Loan" below), pursuant to which Acap obtained a loan of $1,500,000, Acap is prohibited from paying any dividends with respect to its outstanding common stock until the payment in full of such loan. The proceeds of such loan were used by Acap to purchase a Surplus Debenture in the amount of $1,500,000 from American Capitol (which funds were used by American Capitol to replenish its surplus following certain acquisitions of other life insurance companies in 1994).

In addition, payment of dividends with respect to Acap Common Stock is subject to the prior rights of Acap's Cumulative Exchangeable Series A Preferred Stock (the "Acap Preferred Stock"), 74,000 shares of which are issued and outstanding. See "Description of Acap Preferred Stock" below.

Holders of the Acap Common Stock are entitled to one vote for each share held at all meetings of stockholders. In the event of the dissolution, liquidation and winding up of the affairs of Acap, the Acap Common Stock is entitled to receive pro rata the assets of Acap remaining after satisfaction of corporate liabilities and the prior rights of the Acap Preferred Stock. The holders of Acap Common Stock have no preemptive rights, cumulative voting rights or subscription rights. The Acap Common Stock to be distributed to Fortune stockholders upon Fortune's liquidation will be fully paid and nonassessable.

The approximate number of holders of record of Acap Common Stock as of the record date was 610. Following the completion of the liquidation, there will be approximately 884 holders of Acap Common Stock (assuming that no Fortune stockholders elect to round up). Acap declared no common stock dividends in 1994 or 1995. At present, management anticipates that no dividends will be declared or paid with respect to Acap Common Stock during 1996.

For further information concerning the Acap Common Stock, see "Market for Acap's Common Stock" below.

3.2.10  DESCRIPTION OF ACAP PREFERRED STOCK

As of the record date, there were 74,000 shares of Acap "Cumulative Exchangeable Preferred Stock, Series, A, $2.50 (Adjustable)" outstanding ("Acap Preferred Stock").

Holders of Acap Preferred Stock are entitled to receive each year out of funds legally available therefor cumulative dividends in cash of $2.50 per share, which $2.50 amount is subject to adjustment based upon changes in the prime rate of interest in effect at Mellon Bank, Pittsburgh, Pennsylvania. No interest is paid in respect of any dividend which is not paid on the date due.

All or any part of the shares of Acap Preferred Stock may be redeemed by Acap at any time at the fixed redemption price of $27.50 per share plus accrued and unpaid dividends. No redemption of all or any part of such shares is allowed, however, which would reduce Acap's assets below the amount needed to pay its debts and known liabilities. Upon the liquidation, dissolution or winding up of Acap, holders of Acap Preferred Stock are entitled to receive, prior to any distribution to the holders of Acap Common Stock, $27.50 per share plus accrued and unpaid dividends, and no more. There are no accrued and unpaid dividends in respect to the Acap Preferred Stock at this time and, for the foreseeable future, Acap expects to be able to pay dividends on the Acap Preferred Stock as the same become payable, subject to declaration by Acap's Board of Directors. However, the funds needed to be able to continue to pay dividends on the Acap Preferred Stock are derived from dividends paid to Acap by its subsidiary, American Capitol. The payment of dividends by American Capitol, as a life insurance company, is subject to regulatory restrictions. Further, Acap's Loan Agreement (see "Description of Acap Loan" below) places certain restrictions on American Capitol regarding the dividends that it may pay to Acap, although, in the absence of any breach of a covenant or failure to meet applicable performance thresholds, it generally contemplates the continuation of the payment by American Capitol of sufficient dividends to fund Acap's cash needs, including payment of dividends on Acap Preferred Stock.

The Acap Preferred Stock has no voting rights except, in the event of default in the payment of dividends for six quarterly dividend periods, the holders of such stock shall have general voting rights of one vote per share, as well as the right to elect two directors of Acap, in addition to the directors to be elected by holders of other shares of Acap stock. Such voting rights and the tenure of such two directors terminate upon the payment of dividends in arrears.

Effective May 16, 1989, the shares of Acap Preferred Stock became exchangeable at the option of the holders thereof into fully paid and nonassessable shares of the Company's Common Stock. The exchange of any such Acap Preferred Stock for the Company's Common Stock would be based upon an exchange ratio of $27.50 per share plus accrued and unpaid dividends for the Acap Preferred Stock and $2.50 per share for the Company's Common Stock (the per share price set for the Company's Common Stock for the purpose of the exchange ratio). Under an exchange agreement between Acap and the Company, the Company is obligated to provide Acap with such shares of the Company's Common Stock as are necessary for Acap to meet its obligation under the Acap Preferred Stock. The exchange agreement provides that Acap's payment to Fortune for the Fortune Common Stock would consist of shares of Acap Common Stock of equal value to the Fortune Common Stock received. The right of exchange is provided in a "Certificate of Designation of Preferred Stock" ("Designation") adopted by Acap's Board of Directors prior to the issuance of the Acap Preferred Stock, which sets forth the rights and obligations pertaining to the Acap Preferred Stock. Among other things, the Designation provides that the exchange ratio would be adjusted to correspond with any increase or decrease in the Company's Common Stock resulting from stock splits, stock dividends, etc. The Designation does not provide for adjusting the exchange right in the event the Fortune Common Stock no longer exists because of the dissolution and liquidation of Fortune.

3.2.11  DESCRIPTION OF ACAP LOAN

On January 31, 1995, Acap borrowed $1.5 million from Central National Bank of Waco, Texas. The note is renewable by the bank each April 30 until fully repaid. The note bears interest at a rate equal to the base rate of a bank plus 1%. Principal payments on the note of $62,500 are due quarterly (beginning April 30, 1995). The note is secured by Acap's pledge of all the outstanding shares of American Capitol. The loan agreement contains certain restrictions and financial covenants. Without the written consent of the bank, Acap may not incur any debt, pay common stock dividends or sell any substantial amounts of assets, except for transactions in the ordinary course of business. Also, American Capitol is subject to minimum statutory earnings and capital and surplus requirements during the loan term.

3.2.12  MARKET FOR THE COMPANY'S COMMON STOCK

The Company's Common Stock, par value $1.00 per share, is traded in the over-the-counter market with trades and, in certain circumstances, bid and asked price quotations reported nationally on the National Association of Securities Dealers, Inc. electronic bulletin board. The stock symbol is FRNC. Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (telephone number (212) 509-4000) acts as both Transfer Agent and Registrar for the Company's Common Stock.

The table below presents the range of closing prices by quarter (as explained in the next paragraph) for the Fortune Common Stock during the two most recent fiscal years.


                            1995                  1994
                      -----------------------------------
                      High        Low      High       Low
                      ----        ---      ----       ---

 First quarter        $.22        .22       .22       .22
 Second quarter        .22        .13       .22       .22
 Third quarter         .26        .13       .22       .22
 Fourth quarter        .26        .06       .22       .22

For 1994, the prices presented are bid prices reported on the National Association of Securities Dealers, Inc. electronic bulletin board, which reflect inter-dealer transactions and do not include retail mark-ups and mark-downs or any commission to the parties involved. As such, the prices may not reflect prices in actual transactions. For 1995, bid quotations were not available from the National Association of Securities Dealers, Inc. electronic bulletin board and the prices shown reflect the range of trading prices reported on the National Association of Securities Dealers, Inc. electronic bulletin board.

The bid and asked prices reported by market makers in the Company's Common Stock on March 22, 1996, the trading day immediately preceding the public announcement of the Liquidation, were $.06 and $.56, respectively.

3.2.13  MARKET FOR ACAP'S COMMON STOCK

The Acap Common Stock, par value $.10 per share, is traded in the over-the-counter market and bid and asked price quotations are reported nationally on the National Association of Securities Dealers, Inc. electronic bulletin board. The stock symbol is AKAP. Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (telephone number (212) 509-
4000) acts as both Transfer Agent and Registrar for the Acap Common Stock.

The table below presents the range of closing bid quotations by quarter for the Acap Common Stock during the two most recent fiscal years.

                           1995                     1994
                    ---------------------------------------
                    High         Low       High         Low
                    ----         ---       ----         ---
   First quarter    $125         100        205         135
   Second quarter    135         100        125         100
   Third quarter     135         135        225         100
   Fourth quarter    180         135        125         100


The prices presented are bid prices, which reflect inter-dealer transactions and do not include retail mark-ups and mark-downs or any commission to the parties involved. As such, the prices may not reflect prices in actual transactions.

The bid and asked prices reported by market makers in Acap's
Common Stock on March 22, 1996, the trading day immediately preceding the public announcement of the Liquidation, were $220 and $400, respectively.

3.2.14  DETERMINATION OF THE CASH PURCHASE/SALE PRICE FOR ODD LOT
SHARES

The Company's Common Stock has traded in the over-the-counter market. That market has represented the principal outlet for a Stockholder who wished to dispose of his shares, or any purchaser of the Company's Common Stock. The Board of Directors gave great weight to this factor in setting the price to be paid for odd lot shares at the average of the closing daily bid and asked quotations from market makers in the Company's Common Stock from January 1, 1996 to March 25, 1996. (For 1996, neither bid and asked quotations nor trading prices were available from the National association of Securities Dealers, Inc. electronic bulletin board.) The cash price so determined by the Board of Directors to be paid for odd lot shares meets or exceeds the price a Stockholder selling his shares in the over-the-counter market would likely receive under current conditions (but for the Liquidation), and the Liquidation provides a means for a small Stockholder (i.e., a Stockholder owning less than 528 shares) wishing to dispose of his shares to do so without brokerage costs. The Board noted that the closing bid price of the Company's Common Stock had not exceeded $.06 per share at any time during 1996 (up to March 25, 1996). The Board also considered that the Liquidation is structured to permit those Stockholders who would otherwise receive cash in exchange for odd lot shares to elect to remain a Stockholder in the business enterprise and continue to participate in the equity of the business enterprise through the ownership of Acap Common Stock.

The Board also considered the price which affiliates of the Company have paid for Fortune Common Stock during the most recently concluded fiscal year. The following table reflects the amount of securities purchased by the Company, current management or affiliates since January 1, 1995 and the prices paid for such securities, excluding transaction costs. All such purchases were made in the open market.

       Trade Date        Shares Purchased     Purchase Price Per Share
       ----------        ----------------     ------------------------
      July 11, 1995           10,000                     $.26
    December 20,1995          46,000                     $.26


The purchases reflected above were made at an average premium of 212% over the trading price for the Company's Common Stock of the trades immediately preceding those made by the Company's affiliates. The cash price to be paid for odd lot shares represents a 396% premium over the average bid price for the Company's Common Stock during 1996 (up to March 25, 1996).

The Board viewed the going concern value and liquidation value of the Company to be inappropriate measures for the purpose of evaluating the cash price to be paid for odd lot shares. The net book value per share of Common Stock at December 31, 1995 was $1.64 and the tangible net worth per share of Common Stock was $.44. The difference between the net book value per common share and the tangible net worth per common share is that the latter excludes the value of goodwill, an intangible asset. In accordance with generally accepted accounting principles, whenever a company is no longer considered a "going concern," as in a liquidation, goodwill is written off. The Company's majority stockholder, InsCap Corporation, is not considering the sale of the shares of Fortune Common Stock it owns and does not intend to approve any sale of the Acap Common Stock owned by the Company, if proposed, and therefore the market value of the Acap Common Stock if it were sold by the Company to an independent, arms-length purchaser was not an alternative available to the Board for consideration in determining the cash purchase/sale price for odd lot shares.

Since the Company had a net loss for 1995, a comparison to industry price-earnings multiples was inappropriate.

There have been no offers for the Company, or for the Acap Common Stock owned by the Company, nor have any offers been solicited.

In order to minimize transaction costs, the Board did not engage an appraiser or financial advisor with respect to the price to be paid by the Company, or by the Stockholders electing to round up, as the case may be, in connection with the odd lot shares. The present three-member Board of Directors of the Company has two independent members, both of whom voted in favor of the Liquidation. (See, however, "Conflict of Interest" below.)
No representative or advisor was retained by such members on behalf of the unaffiliated stockholders to prepare a fairness evaluation or otherwise appraise or negotiate the price affecting the odd lot shares.

3.2.15  VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company is necessary for the approval of the proposed Liquidation.

The Board of Directors of the Company recommends a vote FOR the approval of the Plan of Liquidation which will be presented at the meeting of the Stockholders of the Company to be held on May 6, 1996. Stockholders of the Company should note in this regard, however, the inherent conflict of interest of the Company's Board of Directors which exists since each member of the Company's Board of Directors also is a member of the Board of Directors of Acap. See "Conflict of Interest" below.

InsCap Corporation holds 1,660,263 of the outstanding shares of common stock of the Company (approximately 63.4% of such outstanding shares) and will vote for the approval of the proposed liquidation.

3.2.16  FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND PROPOSED DISSOLUTION AND LIQUIDATION OF THE COMPANY AS THEY RELATE TO STOCKHOLDERS WHO ARE INDIVIDUALS RESIDING IN ONE OR MORE STATES AND ARE CITIZENS OF THE UNITED STATES. THIS SUMMARY IS BASED UPON CURRENT LAW, WHICH IS SUBJECT TO CHANGE. FURTHERMORE, THIS SUMMARY DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE APPLICABLE TO CORPORATIONS, NONRESIDENT FOREIGNERS OR OTHER STOCKHOLDERS THAT ARE NOT TAXED AS UNITED STATES CITIZENS WHO ARE INDIVIDUALS FOR FEDERAL INCOME TAX PURPOSES, NOR DOES IT ADDRESS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAX LAWS. THE COMPANY'S STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS.

The receipt by Stockholders of their distributive share of the assets of the Company pursuant to the Plan will be a taxable transaction pursuant to section 331 of the Internal Revenue Code of 1986, as amended, and each Stockholder will recognize gain or loss. Such gain or loss will be a capital gain or loss, provided that such Stockholder has held the Company's Common Stock as a capital asset. Such capital gain or loss will be equal to the difference between the value of the distribution received by such Stockholder and the Stockholder's adjusted tax basis in the shares, and will be a long-term capital gain or loss if the shares have been held for more than one year. The value of such Stockholder's distribution will be the sum of the cash received and/or the value of the shares of Acap Common Stock received, as the case may be. Each Stockholder will be responsible for determining the value of any Acap Common Stock received. The date on which each Stockholder will be deemed to have received his/her distribution will be May 6, 1996, the date on which the Company will transfer all of the Acap Common Stock to Acap, as Distributing Agent, so that such Acap Common Stock and/or cash to be paid for odd lot shares (as applicable), are available as of such date to be delivered to the Company's Stockholders upon request in accordance with the distribution procedures set forth herein. The information reporting for federal income tax purposes in respect to the liquidation distribution made to each Stockholder will be furnished to the Company's Stockholders for 1996 on Form 1099 in January, 1997.

THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE, NOR IS IT BASED UPON, AN OPINION OF COUNSEL. THE COMPANY'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED DISSOLUTION AND LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

3.2.17  GOVERNMENT REGULATORY APPROVALS

The Company and Acap are not subject to any federal or state regulatory approvals required to consummate the liquidation, other than the filing of this Information Statement with the Securities and Exchange Commission and compliance with the securities or blue sky laws of various states, and the applicable laws of the State of Pennsylvania governing the dissolution and liquidation of corporations, to which the Company expects to be able to comply in the ordinary course.

3.2.18  NO APPRAISAL OR DISSENTER'S RIGHTS

There are no appraisal, dissenter's or similar rights available to the Company's Stockholders as a result of the liquidation.

3.2.19  NO FAIRNESS OPINION

In order to minimize transaction costs, the Board did not engage an appraiser or financial advisor with respect to the price to be paid by the Company, or by the Stockholders electing to round up, as the case may be, in connection with the odd lot shares. The present three-member Board of Directors of the Company has two independent members, both of whom voted in favor of the Liquidation. (See, however, "Conflict of Interest" below.)
No representative or advisor was retained by such members on behalf of the unaffiliated stockholders to prepare a fairness evaluation or otherwise appraise or negotiate the price affecting the odd lot shares.

3.2.20  CONFLICT OF INTEREST

Stockholders of the Company should note for purposes of evaluating the proposed Liquidation that the Board of Directors of the Company have an inherent conflict of interest since each member of the Company's Board of Directors also is a member of the Board of Directors of Acap. Also, two of the members of the Company's Board are on the three-person Board of Directors of InsCap. Accordingly, Stockholders should consider this conflict of interest with regard to their evaluation of the proposed Liquidation and the recommendation of the Company's Board with respect to such proposed liquidation. It also should be noted that neither the Company nor Acap has obtained an appraisal or other evaluation of the terms of the proposed Liquidation from an independent third party. Accordingly, Stockholders should note that the price per share to be paid to holders of odd lots of Fortune Common Stock pursuant to the Plan is based solely on the recent history of bid and ask quotations reported by market makers in the Company's Common Stock (see "Determination of the Cash Purchase/Sale Price for Odd Lot Shares" above) and is not based on other possible methods of valuation, such as per share book value or any valuation by an independent expert. Similarly, the price per share to be paid by a Company Stockholder electing to round up his holdings of the Company's Common Stock, as well as the price per share to be paid by Acap for shares of the Company's authorized but unissued stock to raise cash to pay the Company's expenses (see "Terms of the Plan" above), was determined in the same manner as stated in the immediately preceding sentence.

3.2.21  APPROVAL OF LIQUIDATION IS ASSURED

InsCap Corporation owns 63.4% of the outstanding common stock of the Company and plans to vote FOR the proposal to liquidate the Company. A vote of a majority of the Company's outstanding stock is required for approval of the Liquidation. Therefore, InsCap's vote alone will result in the approval of the Liquidation.

3.2.22  LEGAL PROCEEDINGS

Neither Fortune nor Acap is a party to any legal proceedings. American Capitol is a party to routine litigation incidental to its business.

3.2.23  LEGAL OPINION

Neither the Company nor Acap has obtained a legal opinion regarding the liquidation or related transactions. Management of the two companies has consulted with legal, accounting and tax experts regarding this Information Statement, the Liquidation and related transactions.

3.2.24  POTENTIAL LIABILITY OF STOCKHOLDERS SUBSEQUENT TO LIQUIDATION

Following the liquidation and dissolution of the Company, it is possible that some claims may still exist which could be asserted against the Company. The Pennsylvania General Corporation Law provides that, if the assets of a corporation are distributed in connection with the dissolution of the corporation, a stockholder may be liable for a claim against the corporation if an action, suit or proceeding on such claim is pending at the time of the dissolution. However, a stockholder's liability for any such claim cannot exceed the lesser of the stockholder's pro rata share of the claim or the amount distributed to the stockholder in connection with the dissolution of the Company. The Company's management knows of no such claims or the basis for any such claims.

3.2.25  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference in this Information
Statement:

a.The Company's Annual Report on Form 10-KSB for the year ended December 31,
1995.
b.Acap's Annual Report on Form 10-KSB for the year ended December 31, 1995.

The Company will provide without charge to any Stockholder a copy of any or all of the documents referred to above which have been incorporated in this Information Statement by reference (not including exhibits to such documents) upon the written request of such Stockholder. Requests for copies should be directed to Stockholder Services at the address of the Company's principal executive office.

                           4.  ELECTION OF DIRECTORS
                           -------------------------

The three directors who are presently serving have been nominated for reelection to the Board to serve for one year and until their successors are elected at the next Annual Meeting or until completion of the liquidation of the Company.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director. The shares owned by InsCap Corporation ("InsCap"), the majority stockholder of the Company, will be voted FOR the election of directors recommended by the Board of Directors, and therefore the election of the nominated directors is assured.

Brief statements setting forth the age (at April 15, 1996), the business experience during the past five years, the year in which first elected a director and other information concerning each nominee appear below. All such nominees also serve as directors of Acap Corporation ("Acap"), the majority-owned subsidiary of the Company, which is subject to the reporting provisions of the federal securities laws. The Company is a majority-owned subsidiary of InsCap and Acap is a majority-owned subsidiary of the Company.

R. Wellington Daniels (81): Mr. Daniels has served as a director since 1991 and is a member of the Audit Committee. Before his retirement in 1979, Mr. Daniels served as Director of National Accounts, American Cyanamid Corporation. Mr. Daniels has also served as a director of InsCap since 1990.

William F. Guest (64): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board since 1991 and President of the Company since 1984. Mr. Guest is the Chairman of the Board and President of Acap, the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

C. Stratton Hill, Jr., M.D. (67): Dr. Hill has served as a director since 1986 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries.
Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

                    5.  MEETINGS AND COMMITTEES OF THE BOARD
                    ---------------------------------------

During 1995 the Board of Directors of the Company held four meetings. In addition, there is one standing committee of the Board of Directors which has the authority and responsibilities and which met during 1995 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board of Directors on which he served (during the periods of such service).

Audit Committee. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. One meeting of the Audit Committee was held in 1995.

Other Functions. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions. American Capitol, a wholly-owned subsidiary of Acap, maintains a standing compensation committee which has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $500 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $500 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day.

                    6.  SECURITY OWNERSHIP OF CERTAIN OWNERS
                    ----------------------------------------

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of April 15, 1996.


Name and Address of       Shares Beneficially          Percent of
Beneficial Owner               Owned (1)                  Class
--------------------------------------------------------------------
InsCap Corporation
10555 Richmond Avenue
Houston, Texas 77042               1,702,063 (2)             64.02%

William F. Guest
10555 Richmond Avenue
Houston, Texas 77042               1,807,263 (3)             65.39%

Frank K. Noll
R.D. No. 2, Box 331
Ligonier, Pennsylvania 15658         158,620 (4)              5.82%


(1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(2) InsCap owns 1,660,263 shares of the Company's issued and outstanding Common Stock, and is deemed to be the beneficial owner of 41,800 additional shares of Company Common Stock by virtue of 3,800 shares of Acap's Cumulative Exchangeable Preferred Stock, Series A, $2.50 (Adjustable) (referred to herein as "Series A Preferred Stock") owned by it which are exchangeable for shares of Company Common Stock at the ratio of approximately 11 to one.

(3) Mr. Guest owns 380,514 shares, or 43.23%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of shares of Company Common Stock beneficially owned by InsCap as set forth in Note (2). In addition to shares of Company Common Stock owned indirectly through InsCap, Mr. Guest is deemed to be the beneficial owner of 90,200 shares of Company Common Stock issuable in exchange for 7,300 shares of Acap Series A Preferred Stock directly owned by him and 900 shares of Acap Series A Preferred Stock indirectly owned by him through a trust for which Mr. Guest acts as trustee.
              Mr. Guest is also deemed to be the beneficial owner of 15,000 additional shares of Company Common Stock by virtue of options granted to him to purchase same.

(4) The shares shown as owned by Mr. Noll do not include 18,713 shares owned by Mr. Noll's adult son, the beneficial ownership of which is disclaimed by Mr. Noll. Included in these shares are 110,000 shares issuable in exchange for 10,000 shares of Acap Series A Preferred Stock owned by Mr. Noll.

                             7.  EXECUTIVE OFFICERS
                            -----------------------

The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

Brief statements setting forth the age (at April 15, 1996), the offices held and the business experience during the past five years of each executive officer appear below.

William F. Guest (64): Chairman of the Board and President. For the biography of Mr. Guest see "Election of Directors."

John D. Cornett (37): Mr. Cornett has served as Executive Vice President of the Company since 1990 and as Treasurer of the Company since 1986. Mr. Cornett is the Executive Vice President and Treasurer of Acap, a director and the Secretary of InsCap and the President and Chief Operating Officer of each of the Company's life insurance subsidiaries. Mr. Cornett is a certified public accountant and prior to joining the Company and its affiliates in 1984 held positions with American General Life Insurance Company and Prudential Insurance Company of America.

H. Kathleen Musselwhite (39): Ms. Musselwhite has served as Assistant Treasurer of the Company since June 1995. Ms. Musselwhite is also the Assistant Treasurer of Acap and is the Treasurer and Controller of the Company's life insurance subsidiaries. Ms. Musselwhite is a certified public accountant and prior to joining the Company and its affiliates in 1995 Ms. Musselwhite served as Assistant Controller of American General Corporation (1987-June 1995).

Paul L. Clancy (43): Mr. Clancy has served as Secretary of the Company since 1992. Mr. Clancy is also the Secretary of Acap and is the Executive Vice President and Secretary of each of the Company's life insurance subsidiaries. Prior to joining the Company and its affiliates in 1991, Mr. Clancy served as Vice President of HBJ Insurance Companies, Orlando, Florida (1987-July 1991). Mr. Clancy has worked in the insurance industry since 1979 in both administrative and consulting capacities.


                      8.  SECURITY OWNERSHIP OF MANAGEMENT
                      ------------------------------------

Set forth below is information with respect to shares of each class of equity securities of Acap, the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of April 15, 1996.


Name of                      Amount and Nature of      Percent of
Beneficial Owner (1)       Beneficial Ownership (2)     Class (3)
-------------------------------------------------------------------
                                      ACAP
                                  Common Stock
                                 -------------

William F. Guest                      5,582 (4)           65.29%
John D. Cornett                         178 (5)            2.08%
All Officers and Directors            5,760 (6)           67.10%

                            Series A Preferred Stock
                            ------------------------

William F. Guest                     12,000 (4)           16.22%
R. Wellington Daniels                 2,000 (7)            2.70%
All Officers and Directors           14,000               18.92%

                                     THE COMPANY
                                     Common Stock
                                    --------------

William F. Guest                   1,807,263 (4)          65.39%
R. Wellington Daniels                 22,000 (7)            *
C. Stratton Hill, Jr., M.D.            4,000 (8)            *
John D. Cornett                       10,000 (5)            *
All Officers and Directors         1,843,263 (6)          65.93%

                                       INSCAP
                                     Common Stock
                                    -------------

William F. Guest                     380,514 (4)          43.23%
R. Wellington Daniels                 37,000               4.20%
John D. Cornett                       11,000               1.25%
All Officers and Directors           485,124               55.11%

(1) The address of each of the officers and directors is c/o Fortune National Corporation, 10555 Richmond Avenue, Houston, Texas 77042.

(2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

(3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

(4) The Acap Common Stock shown as owned by Mr. Guest includes 127 shares owned indirectly by him through a trust for which he acts as trustee, 34 shares attributed to him by virtue of options granted to him to purchase same, and 5,421 shares owned indirectly by him through InsCap, the Company's ultimate parent, of which company Mr. Guest is deemed to be the controlling stockholder. The Acap Series A Preferred Stock shown as owned by Mr. Guest includes 7,300 shares owned directly by him, 900 shares indirectly owned by him through a trust for which Mr. Guest acts as trustee, and 3,800 shares owned indirectly by him through InsCap. The Company Common Stock shown as owned by Mr. Guest includes 90,200 shares issuable in exchange for 7,300 shares of the Acap Series A Preferred Stock directly owned by him and 900 shares indirectly owned by him through a trust for which Mr. Guest acts as trustee, 15,000 shares attributable to him by virtue of options granted to him to purchase same, and 1,660,263 owned indirectly by him through InsCap, and 41,800 shares issuable to InsCap in exchange for 3,800 shares of the Acap Series A Preferred Stock owned by InsCap.
    Mr. Guest has pledged 304,861 of his InsCap shares to a bank in Houston as security for a loan.

(5) Of the shares of Acap Common Stock and Company Common Stock shown as owned by Mr. Cornett, 34 shares of the Acap Common Stock and 10,000 shares of Company Common Stock are attributed to him by virtue of options granted to him to purchase same.

(6) The shares of Acap Common Stock and Company Common Stock shown as owned by all officers and directors of the Company include 68 shares of Acap Common Stock and 25,000 shares of Company Common Stock the beneficial ownership of which is attributed to officers of the Company by virtue of options granted to such officers to purchase such shares. Also included are 90,200 shares of Company Common Stock attributable to Mr. Guest which are issuable in exchange for 8,200 shares of the Acap Preferred Stock owned by him directly and indirectly, and 22,000 shares of Company Common Stock attributable to Mr. Daniels which are issuable in exchange for 2,000 shares of the Acap Series A Preferred Stock owned by him indirectly, all as set forth in Notes (4) and (7).

(7) The 2,000 shares of the Acap Series A Preferred Stock and the 22,000 shares of Company Common Stock issuable in exchange for such shares shown as owned by Mr. Daniels are owned by Mr. Daniels' wife.

(8) All such shares of Company Common Stock are owned by Dr. Hill's children.

                       9.  BENEFICIAL OWNERSHIP REPORTING
                       ----------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 1995 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 1995 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

                          10.  EXECUTIVE COMPENSATION
                          ---------------------------

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, was as follows:

Name and Principal Position   Year       Salary         Bonus     All Other
---------------------------------------------------------------------------

William F. Guest,             1995      $180,000       $18,000        $-0-
CEO                           1994       180,000        18,000         -0-
                              1993       180,000          -0-          -0-

John D. Cornett,              1995      $100,000       $10,000    *see below
Treasurer                     1994       100,000        10,000        -0-
                              1993       100,000          -0-         -0-

* The Company advanced Mr. Cornett $17,658 during 1995 toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company.

The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary. The amount listed under "All Other" for Mr. Cornett represents an advance by the Company toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. At December 31, 1995, Mr. Guest held unexpired options to purchase 34 shares of Acap's Common Stock and 15,000 shares of the Company's Common Stock and Mr. Cornett held unexpired options to purchase 34 shares of Acap's Common Stock and 10,000 shares of the Company's Common Stock. None of the options had fair market values that exceeded the exercise price of the option. The options with respect to the Company's Common Stock will automatically expire in connection with the Liquidation of the Company.

In May 1990 American Capitol entered into a supplemental disability income agreement with Mr. Guest which provides for supplemental cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. The amount of such supplemental cash payments equals the amount of premium with respect to a "key man" life insurance policy held by American Capitol covering Mr. Guest which would be waived under the terms of the policy in the event of Mr. Guest's disability.

In April 1994, American Capitol renewed for a period of three years an employment agreement with Mr. Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of $100,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In addition, in April 1994, American Capitol renewed a stock purchase agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Acap Common Stock or Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control.

              11.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ---------------------------------------------------

On March 25, 1996 the Company's Board of Directors approved a transaction with Acap whereby the Company agreed to issue 55,323 shares of previously unissued shares of Common Stock for Acap's commitment to pay all of the Company's routine expenses through the liquidation of the Company.

InsCap is the immediate parent of the Company. See "Security Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

                           12.  INDEPENDENT AUDITORS
                           --------------------------

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 1995. KPMG Peat Marwick has served as the independent auditors for the Company for the fiscal year ended December 31, 1995. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                            13.  QUORUM FOR MEETING
                            -----------------------

The By-Laws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.


By Order of the Board of Directors,


Paul L. Clancy

Secretary

                               APPENDIX A

                    PLAN OF DISSOLUTION AND LIQUIDATION

                APPROVED AND ADOPTED BY THE STOCKHOLDERS OF

                      FORTUNE NATIONAL CORPORATION

                      AT A MEETING HELD MAY 6, 1996

     WHEREAS, the Board of Directors of Fortune National Corporation, a Pennsylvania corporation (the "Company"), has approved the following Plan of Dissolution and Liquidation (the "Plan") for the purpose of dissolving and liquidating the Company in accordance with Section 1975 of the Pennsylvania Business Corporation Law; and

     WHEREAS, the Company's Board of Directors has recommended the approval and adoption of such Plan by the stockholders of the Company at its regular annual meeting held on May 6, 1996, and the adoption of such Plan is subject to the approval of the stockholders of the Company;

     NOW, THEREFORE, it is hereby RESOLVED by the stockholders of Fortune National Corporation that such dissolution and liquidation of the Company take place in accordance with Section 1975 of the Pennsylvania Business Corporation Law pursuant to the following terms and conditions, to be known as the Plan of Dissolution and Liquidation (the "Plan"):

     1. Effective Date of Plan. This Plan shall become effective upon the approval hereof by the holders of a majority of the outstanding shares of common stock of the Company (the "Plan
Effective Date").

     2. Cessation of Business. After the Plan Effective Date, the Company shall not perform business activities other than those required to wind up and liquidate its remaining business affairs, discharge liabilities, preserve the value of its assets, and distribute its remaining assets to its stockholders in accordance with this Plan. The dissolution and liquidation are to be carried out in accordance with this Plan as promptly as possible.

     3.  Winding Up of Business Activities.  Following the Plan
Effective Date, the officers of the Company shall wind up the affairs of the Company and pay all debts and expenses of the Company.

     4. Payment of Debts and Distribution of Assets. For the purposes of arranging to pay all of the Company's debts and expenses through the completion of the Plan of Dissolution and Liquidation, and to distribute all of the remaining assets of the Company to its Stockholders, the Company shall enter into the following agreements with its subsidiary, Acap Corporation ("Acap"):


A. To make adequate provision for the payment of all debts and expenses that the Company has incurred and will incur between January 1, 1996, and the completion of the Plan of Dissolution and Liquidation of the Company, the Company shall sell to Acap, and Acap shall purchase from the Company, 55,323 shares of the Company's authorized but unissued common stock for a total purchase price of $17,150. The Company shall deposit with Acap such amount, together with its cash on hand (in the amount of $2,200), to be applied by Acap in the payment of all of the Company's expenses designated hereunder. In this regard, Acap shall be responsible for all of such expenses so designated, whether or not the estimated amount below associated with the designated expense is sufficient to cover same, and Acap shall be entitled to retain any amount of said deposit not needed to pay all of such expenses, to-wit:

               Nature of Expense             Estimated Amount

               Stock transfer fees                $2,800
               Preparation and mailing of
                    stockholder reports            6,000
               Legal fees                          7,000
               Franchise taxes                       300
               Service fees                        1,250
               Miscellaneous                       2,000
                         Total                   $19,350

B. For the duration hereinafter set out, Acap agrees to serve as "Distribution Agent" for the purpose of receiving from the Company the transfer of all of the shares of Acap common stock owned by the Company, being 5,421 shares, and distributing the same to the Company's stockholders in accordance with the letter of instructions and transmittal letter distributed by the Company to its stockholders and the description of the distribution of Acap common stock contained in the Company's Information Statement sent to its stockholders with its notice of the Annual Meeting of Stockholders to be held on May 6, 1996, to which reference is made for all purposes.

C. Acap agrees to purchase all of the odd lot shares (as such term is defined in the aforesaid Information Statement) from the Company's stockholders who elect to sell same, and the Company's stockholders who make no election prior to 5 p.m. on June 6, 1996 (as set forth in said Information Statement), for the price of 31 cents per share; and to sell all or part of such odd lot shares so purchased, at the price of 31 cents per share, to stockholders of the Company who elect (prior to 5 p.m. on June 6, 1996) to purchase shares of the Company's common stock in order to "round up" their respective holdings of the Company's common stock, as set forth in said Information Statement. Further, at the time when it becomes necessary that the Acap stock held for the Company's stockholders who fail to claim same as set forth below, Acap shall purchase the odd lot shares of stock of such stockholders and pay such purchase price to Acap as Distributing Agent for the purpose of escheatment as set forth below.

D. Acap's services as Distributing Agent shall be wound up and concluded upon the first to occur of the following: (i) when all of the Acap stock received by Acap as Distributing Agent from the Company as above set forth has been distributed to the Company's stockholders entitled thereto, and Acap has made all of the purchases and sales of the odd lot shares as provided herein, as the case may be, in accordance with this Plan of Dissolution and Liquidation, or (ii) when all of the Acap stock that has not been distributed to the Company's stockholders entitled thereto as set forth above (the "unclaimed Acap stock") and all of the odd lot shares (not previously purchased from the Company's stockholders) have been purchased by Acap with funds paid to Acap as Distributing Agent as set forth below ("unclaimed funds"), have been escheated to the various state authorities for the benefit of the Company's stockholders entitled to such unclaimed Acap stock and/or unclaimed funds in accordance with the rest of this paragraph. In reference to the escheat laws of various states applicable to the unclaimed Acap stock and unclaimed funds in the hands of Acap as Distributing Agent, at the times mandated by such applicable escheat laws, Acap as Distributing Agent shall transfer and deliver such unclaimed Acap stock and unclaimed funds to the appropriate state authorities, providing to such state authorities the information possessed by Acap as Distributing Agent as to the persons or entities entitled to receive such Acap stock and unclaimed funds, as well as any other information required by such escheat laws. At the time when Acap as Distributing Agent is obligated to transfer and deliver to the appropriate state authorities the unclaimed Acap stock and unclaimed funds as hereinabove set forth, Acap shall purchase the odd lot shares of the Company's stockholders who have not theretofore sold their odd lot shares of stock to Acap, and shall pay to Acap as Distributing Agent the funds necessary to effect the purchases of such odd lot shares of stock as aforesaid, so that Acap as Distributing Agent can deliver such funds to the appropriate state authorities for the benefit of the Company's stockholders entitled thereto pursuant to applicable escheat laws. When Acap as Distributing Agent shall have completed the transfer and delivery of all of the Acap stock, either directly or pursuant to escheat laws as aforesaid, and when Acap has purchased all of the odd lot shares as aforesaid, Acap's duties as Distributing Agent hereunder shall be deemed to be fully performed.

By agreeing to the above, Acap shall not be held responsible for, shall not assume, nor be deemed to have assumed any liabilities, expenses or obligations of Fortune not expressly set forth herein. The Company shall indemnify and hold Acap harmless from all expenses, claims and liabilities asserted against Acap that are not expressly assumed by Acap in accordance with the above described agreements.

     5. Certificate of Dissolution. The officers of the Company shall cause to be executed and filed with the Secretary of State of the State of Pennsylvania a certificate of dissolution in accordance with applicable Pennsylvania law. In addition to filing the franchise tax return of the Company, the officers of the Company shall execute and file with the Internal Revenue Service the appropriate tax returns, certificates, documents and information required to be filed by reason of the dissolution and complete liquidation of the Company, as well as any other documents and information as may in their discretion be necessary or desirable to file with appropriate agencies or entities.

     6. Indemnification. The obligation of the Company to indemnify and reimburse its directors and officers shall survive the liquidation and dissolution of the Company.

     7. Authorization for Acts by Officers. The officers of the Company shall execute and consummate the Plan, and each of them shall have the power and authority to execute all documents, including documents to evidence the above agreements with Acap, and file all documents and to take all other actions as they or each of them may deem necessary or desirable for the purpose of effecting the dissolution of the Company and the complete liquidation of its business, assets and affairs.

     8. Amendment or Abandonment of Plan. The Company's Board of Directors may modify or amend this Plan at any time without approval of the Company's stockholders if it determines that such action would be in the best interests of the Company and its stockholders, provided that any such amendment which materially and adversely affects the interests of the Company's stockholders shall require the approval of the majority of the Company's stockholders. The Board of Directors may abandon the Plan without approval of the Company's stockholders at any time, if it determines that abandonment would be in the best interests of the Company or its stockholders.

                              APPENDIX B

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  Form 10-KSB
(Mark One)
[x] ANNUAL REPORT under Section 13 or 15(d) of the Securities Exchange Act of 1934 [Fee Required]
For the fiscal year ended:                   December 31, 1995

[ ] TRANSITION REPORT under Section 13 or 15(d) of the Securities Exchange Act of 1934 [No Fee Required]
For the transition period from ____________ to ____________

Commission file number 0-6869
                          Fortune National Corporation
                 (Name of small business issuer in its charter)
State of Incorporation:                            IRS Employer Id.:
     Pennsylvania                                      25-1229620
                     Address of Principal Executive Office:
                  10555 Richmond Avenue, Houston, Texas  77042

Issuer's telephone number, including area code:  (713) 974-2242
Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $1.00 per share
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.  [x]  Yes  [ ]   No.

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [x]

Revenues for the issuer for its most recent fiscal year were $5,166,842.

As of March 22, 1996, 2,616,984 shares of the registrant's Common Stock, excluding shares held in treasury, were issued and outstanding, and the aggregate market value of such shares held by non-affiliates of the registrant on such date, based on the average of the closing bid and asked prices for such shares on such date, was $296,584.

                      DOCUMENTS INCORPORATED BY REFERENCE
The information required by Part II, Items 5 - 7 of Form 10-KSB is incorporated by reference from the registrant's 1995 Annual Report to Stockholders. The information required by Part III, Items 9 - 12 of Form 10-KSB is incorporated by reference from the registrant's definitive information statement to be furnished in connection with the Annual Meeting of Stockholders to be held on or about May 6, 1996.

The Exhibit Index, Part IV, Item 13, is located on page 7 of this Form 10-KSB. This Form 10-KSB contains a total of 47 pages including any exhibits.

Transitional Small Business Disclosure Format (check one):
 [ ]   Yes  [x]   No

                                   PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

Fortune National Corporation ("Fortune") was incorporated under the laws of the Commonwealth of Pennsylvania on March 22, 1971. Fortune's only significant asset is its holdings of 63.7% of the outstanding common stock of Acap Corporation ("Acap").

Acap was incorporated under the laws of the State of Delaware on March 18, 1985 by the management of American Capitol Insurance Company ("American Capitol") to become the parent or "holding company" of American Capitol.
Acap began operating in that capacity on October 31, 1985. Fortune acquired a majority interest in American Capitol in 1984. In the 1985 reorganization which resulted in American Capitol becoming a wholly-owned subsidiary of Acap, Fortune's majority interest in American Capitol was exchanged for an equivalent interest in Acap.

Unless the context otherwise requires, the term "Fortune" refers to the consolidated group of Fortune National Corporation and its subsidiaries.

Fortune is primarily engaged in the acquisition and servicing of existing blocks of life insurance policies. Since September 1994, the Company has marketed a small volume of final expense insurance and prearranged funeral service contracts. Through its life insurance subsidiaries, Fortune maintains a broad portfolio of individual life insurance policies and annuity contracts. Life insurance is the only industry segment material to the operations of Fortune.

InsCap Corporation ("InsCap"), a Delaware holding company, acquired a majority interest in Fortune on December 6, 1983. InsCap's only significant asset is its holdings of 63.4% of the outstanding common stock of Fortune.

Acquisition Strategy
--------------------

Fortune's strategy for achieving growth and profits is based upon the acquisition of blocks of existing life insurance policies through the direct purchase of such blocks or indirectly through the acquisition of life insurance companies. By acquiring blocks of life insurance directly or through the purchase of other life insurance companies, Fortune hopes to add "new" life policies to its books more economically than through marketing.

Generally, insurance companies can acquire policies in two ways; either by "purchasing" them policy by policy through marketing, or by buying an existing block of policies. Purchasing an existing block of business has the advantage that the policies have an established "history." That is, an existing block will have an established pattern of mortality and lapse experience. Also, the company selling the block of existing life policies has already absorbed the risks involved in marketing the life insurance products. In purchasing an existing block of policies, Fortune's strategy is to set the purchase price at the sum of the expected future profits of the block of policies discounted at a rate of return in excess of Fortune's cost of funds. Fortune then attempts to improve upon the rate of return by maintaining the acquired policies at a lower per policy cost than was used in the pricing assumptions and by realizing a higher investment yield on the acquired assets than was used in the pricing assumptions.

It also should be noted that the acquisition strategy has certain risks and disadvantages. Since the marketing of life insurance products generally involves greater risks than acquiring existing blocks of life insurance, the profit margins available through marketing may be greater than the margins available with respect to an acquired block of life insurance. Also, there are relatively few companies or blocks of business meeting Fortune's acquisition criteria that become available for purchase each year. Fortune's acquisition strategy requires Fortune to maintain the personnel, computer systems and physical properties necessary to accommodate large growth phases without the guarantee that such growth will occur.

Acquisitions to Date
--------------------

Prior to 1983, Fortune followed a traditional marketing strategy through its wholly-owned life insurance subsidiary, Fortune National Life Insurance Company. In conjunction with the change in control and associated change in management of Fortune in 1983 (such changes resulting from InsCap's purchase of a majority of the outstanding common stock), Fortune switched from a traditional marketing strategy to its current acquisition strategy. Acquisitions made since that time through December 31, 1995 include:

     American Capitol Insurance Company on July 2, 1984.

     Associated Companies, Inc. on January 13, 1989.

     Trans-Western Life Insurance Company, acquired February 25, 1994.

     Family Life Insurance Company of Texas, acquired August 31, 1994.

     Texas Imperial Life Insurance Company, acquired September 29, 1994.

     Oakley-Metcalf Insurance Company, acquired February 2, 1995.

Products and Markets
--------------------

The policies serviced by Fortune are primarily traditional whole life policies, interest-sensitive whole life policies, term life policies, stipulated premium whole life policies and flexible premium annuity contracts.

Traditional whole life policies are generally characterized by a uniform death benefit and a level periodic premium throughout the insured's lifetime. These policies combine a savings element with insurance protection. The savings element, called the cash value, builds at a fixed rate of interest and may be borrowed against by the policyholder and, if the policy terminates other than through the death of the insured, may be paid to the policyholder.

Fortune's interest-sensitive whole life policies also generally have a uniform death benefit and a level periodic premium. However, with these policies, the interest rate credited to the savings element of the policy may be varied at Fortune's option above a guaranteed minimum rate. The interest-sensitive policies also provide for a surrender charge in the event that the policyholder surrenders the policy during the first ten years following the issue date of the policy. Further, Fortune may vary below a guaranteed maximum the amount charged against the policy for expenses and mortality costs.

Term life policies generally offer pure insurance protection (i.e., no savings element) for a specified period. Such policies typically offer a conversion privilege, a renewal privilege, or both. Premiums typically are adjusted upon the exercise of either privilege.

Stipulated premium whole life policies are characterized by a uniform death benefit and a level periodic premium throughout the insured's lifetime, however, unlike traditional whole life policies, stipulated premium whole life policies have no cash value.

Flexible premium annuity contracts permit the annuitant to make deposits as he sees fit, and allow the annuitant to make withdrawals at his option, subject to deduction of applicable surrender charges. The annuity balance earns interest on a tax deferred basis at a rate that Fortune may change annually.

From mid-1985 until September 1994, the Company relied exclusively on its acquisition strategy and did not actively market new business. Since September 1994, the Company has marketed a small volume of final expense insurance and prearranged funeral service contracts. These policies are primarily written through independent funeral homes. The Company currently receives new business from approximately thirty funeral homes.

The following table sets forth information with respect to gross insurance in force and net premium income of Fortune during the past three years:


(Dollars in Thousands)       1995          1994           1993
----------------------      -----          ----           ----
Life insurance in force  $286,803       321,859        267,722
Premium income:
  Life                   $  1,828         1,350            848
  Annuity                     547           223            166
                         --------       -------        -------
    Total premiums       $  2,375         1,573          1,014
                         ========       =======        =======

The table below presents the direct collected premiums by major geographic area for the last three years:

(Dollars in Thousands)     1995           1994           1993
                           ----           ----           ----
Texas                     $ 4,573         2,414          1,225
Ohio                          550           614            682
Indiana                       457           503            551
Pennsylvania                  399           440            536
Michigan                      352           396            448
Other U.S.                  2,122         2,298          2,513
                          -------        ------          -----
Total                     $ 8,453         6,665          5,955
                          =======        ======          =====

The preceding tables include certain premium amounts which under Statement of Financial Accounting Standards No. 97 ("FAS 97") are credited to liability accounts and are not considered revenues, and exclude surrender charges that under FAS 97 are considered revenue. The premiums of Fortune affected by FAS 97 are the premiums on interest-sensitive whole life policies and annuity contracts.

Competition
------------

The life insurance industry is highly competitive. There are approximately 1,770 legal reserve life insurance companies in the United States. Although Fortune's acquisition strategy is not the standard strategy employed in the industry, Fortune must compete with a significant number of companies, both inside and outside the life insurance industry, when looking for an acquisition. Many of these companies have substantially greater financial resources and larger staffs than Fortune.

Fortune also must compete with a significant number of other life insurance companies to retain Fortune's existing block of policies. Many of these companies have broader and more diverse product lines together with active agency forces, and therefore, certain of Fortune's policyholders may be induced to replace their existing policies with those provided by Fortune's competitors.

Regulation
----------

The insurance subsidiaries of the Company are subject to regulation by the supervisory insurance agency of each state or other jurisdiction in which the insurance subsidiaries are licensed to do business. These supervisory agencies have broad administrative powers relating to the granting and revocation of licenses to transact business, the approval of policy forms, the form and content of mandatory financial statements, capital, surplus, reserve requirements and the types of investments that may be made. The insurance subsidiaries are required to file detailed reports with each supervisory agency, and its books and records are subject to examination by each. In accordance with the insurance laws of the State of Texas (the insurance subsidiaries' state of domicile) and the rules and practices of the National Association of Insurance Commissioners (the "NAIC"), the insurance subsidiaries are examined periodically by examiners from Texas.

Most states have enacted legislation or adopted administrative regulations covering such matters as the acquisition of control of insurance companies and transactions between insurance companies and the persons controlling them. The NAIC has recommended model legislation on these subjects that has been adopted, with variations, by many states. The nature and extent of the legislation and administrative regulations now in effect vary from state to state, and in most states prior administrative approval of the acquisition of control of an insurance company incorporated in the state, whether by tender offer, exchange of securities, merger or otherwise, is required, which process involves the filing of detailed information regarding the acquiring parties and the plan of acquisition.

The insurance subsidiaries are members of an "insurance holding company system" and are required to register as such with the State of Texas and file periodic reports concerning their relationships with the insurance holding company and other affiliates of the holding company. Material transactions between members of the holding company system are required to be "fair and reasonable" and in some cases are subject to administrative approval, and the books, accounts and records of each party are required to be so maintained as to clearly and accurately disclose the precise nature and details of the transactions. Notice to or approval by the State of Texas is required for dividends paid by the insurance subsidiaries.

Employees
-----------

At December 31, 1995, Fortune had a total of 29 employees. None of these employees is covered by a collective bargaining agreement. Fortune believes that it has excellent relations with its employees.

ITEM 2.  DESCRIPTION OF PROPERTIES.

The principal offices of the Company are located at 10555 Richmond Avenue, Houston, Texas 77042. The Company holds unencumbered title to a building containing approximately 50,000 square feet and approximately 6.6 acres of land at that location. The Company occupies approximately 20,000 square feet. Approximately 5,300 square feet of additional space is leased by unaffiliated tenants. The Company's offices are suitable for the conduct of its business and provide room for future growth. Management believes that the property is adequately covered by insurance.

The Company's investment policy prohibits making new investments in real estate without the prior approval of the Board of Directors. There are no plans to make any real estate investments in the foreseeable future. If the Company were interested in making a real estate investment, regulatory restrictions applicable to Texas life insurance companies would prohibit the life insurance subsidiaries from investing in real estate outside of the United States, in residential real estate, or in any property, other than home office property, that exceeds 5% of the insurer's statutory assets.

The Company owns and services first mortgage loans with aggregate principal balances at December 31, 1995 of $1,125,455. The Company's investment policy prohibits making new investments in mortgage loans without the prior approval of the Board of Directors. There are no plans to make any mortgage loan investments in the foreseeable future. If the Company were interested in making a mortgage loan investment, regulatory restrictions applicable to Texas life insurance companies would prohibit the life insurance subsidiaries from investing in mortgage loans on real estate outside of the United States, in other than first liens, or in any loan that exceeds 25% of the insurer's statutory capital and surplus.

ITEM 3.  LEGAL PROCEEDINGS.

Fortune and its subsidiaries are involved in various lawsuits and legal actions arising in the ordinary course of operations. Management is of the opinion that the ultimate disposition of these matters will not have a material adverse effect on Fortune's financial position.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matter was submitted to a vote of security holders during the quarter ended December 31, 1995.


                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The required information regarding the market for the common equity of the Company and related stockholder matters is incorporated herein by reference from "Stockholder Information" on page 31 of Fortune's 1995 Annual Report to Stockholders.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Management's Discussion and Analysis of Financial Condition and Results of Operations is incorporated herein by reference from "Management's Financial Analysis" on pages 3 - 9 of Fortune's 1995 Annual Report to Stockholders.

ITEM 7.  FINANCIAL STATEMENTS.

Financial statements and supplementary data are incorporated herein by reference from pages 10 - 29 of Fortune's 1995 Annual Report to Stockholders.

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.


                                    PART III

The information required by Items 9-12 is incorporated by reference from Fortune's definitive information statement, which is to be filed pursuant to Regulation 14C.

                                    PART IV

ITEM 13.           EXHIBITS AND REPORTS ON  FORM 8-K.

(a)  Exhibits:

Exhibits                                    Location or
      Description                   Incorporation by Reference

3(a)(1)
Certificate of Incorporation of the         *Form 10Q dated March 31,
Registrant dated March 22, 1971              1991, page 12

3(a)(2)
Certificate of Amendment to Articles of     *Form 10Q dated March 31,
Incorporation of the Registrant dated       1991, page 15
June 16, 1977

3(b)
Bylaws of the Registrant, as amended        *Form 10KSB dated
                                            December 31, 1994, page 273
10(a)(1)
1988 American Capitol Insurance Company     *Form 10K dated December 31,
Key Employee Stock Option Plan              31, 1988, page 37

10(a)(2)
Form of Grant of Stock Option used in 1988  *Form 10K dated December 31,
American Capitol Insurance Company Key      1988, page 45
Employee Stock Option Plan

10(b)(1)
Agreement dated December 18, 1986 between   *Acap Corporation Form S4,
Acap Corporation and the Registrant         Amendment No. 2, Registration
                                            No. 33-27874

10(b)(2)
Amendment dated June 13, 1989 to Agreement  *Acap Corporation Form S4,
dated December 18, 1986 between Acap        Amendment No. 2, Registration
Corporation and the Registrant              No. 33-27874

10(c)(1)
Employment Contract between American       *Form 10KSB dated December 31,
Capitol Insurance Company and John D.      1994, page 275
Cornett

10(c)(2)
Stock Purchase Agreement between American   *Form 10KSB dated December 31,
Capitol Insurance Company and John D.       1994, page 288
Cornett

10(d)
Supplemental Disability Income Agreement    *Form 10Q dated September 30,
between American Capitol Insurance          1990, page 12
Company and William F. Guest

10(e)
Reinsurance Agreement between American      *Form 10KSB dated December 31,
Capitol Insurance Company and Crown Life    1993, page 10
Insurance Company effective December 31,
1992, as amended

10(f)
Stock Purchase Agreement for Family Life    *Form 8K dated August 31,
Insurance Company of Texas dated            1994, page 5
August 12, 1994

10(g)
$5,000,000 Surplus Debenture issued by      *Form 8K dated August 31,
American Capitol Insurance Company to       1994, page 72
John C. Bowden

10(h)
Guaranty Agreement and Collateral Pledge    *Form 8K dated August 31,
Agreement dated August 31, 1994 between     1994, page 75
Acap Corporation and John C. Bowden

10(i)
Reinsurance Agreement between Family Life   *Form 8K dated August 31,
Insurance Company of Texas and Alabama      1994, page 94
Reassurance Company effective
September 1, 1994

10(j)
Stock Purchase Agreement for Texas Imperial *Form 8K dated September 28,
Life Insurance Company dated August 2, 1994      1994, page 5

10(k)
Stock Purchase Agreement for Imperial Plan, *Form 8K dated September 28,
Inc. dated August 2, 1994                   1994, page 73

10(l)
Employment Agreement between Texas Imperial *Form 8K dated September 28, Life Insurance Company and Richard M. Ridley 1994, page 82

Exhibits                                    Location or
      Description                   Incorporation by Reference

10(m)
Stock Purchase Agreement for Trans-Western  *Form 10KSB dated December 31,
Life Insurance Company                      1994, page 43

10(n)
Reinsurance Agreement effective March 1,    *Form 10KSB dated December 31,
1994 between Trans-Western Life Insurance   1994, page 111
Company and Alabama Reassurance Company

10(o)
Stock Purchase Agreement for Oakley-Metcalf *Form 10KSB dated December 31,
Insurance Company                           1994, page 162

10(p)
Reinsurance Agreement effective February 2, *Form 10KSB dated December 31,
1995 between Oakley-Metcalf Insurance       1994, page 213
Company and Alabama Reassurance Company

10(q)
Loan Agreement and related documents         *Form 10KSB dated December 31,
between Acap Corporation and Central         1994, page 261
National Bank

11
Statement re computation of per share       *1995 Annual Report to
earnings                                    Stockholders,page 17

13
1995 Annual Report to Stockholders          Page 12

22
Subsidiaries of the Registrant              Page 11


* Exhibit is incorporated by reference to the listed document.


(b)  Reports on Form 8-K:

     None.

                                    SIGNATURES



In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fortune National Corporation

Date:  March 25, 1996

By:


        /s/ William F. Guest
----------------------------------------
        William F. Guest
     Chairman of the Board


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Date:  March 25, 1996

By:


         /s/ William F. Guest                    /s/ John D.Cornett
----------------------------------------     -------------------------------
     William F. Guest                              John D. Cornett
     Chairman of the Board,                 Executive Vice President and
     President and Direct                            Treasurer
     (Principal Executive Officer)            ( Principal Financial and
                                                 Accounting Officer)




          /s/ R. Wellington Daniels
-----------------------------------------
         R. Wellington Daniels
               Director

EXHIBIT 21


                  SUBSIDIARIES OF FORTUNE NATIONAL CORPORATION


Majority-owned subsidiary of Fortune National Corporation:
----------------------------------------------------------

Acap Corporation (Delaware)

Wholly-owned subsidiary of Acap Corporation:
---------------------------------------------

American Capitol Insurance Company (Texas)

Wholly-owned subsidiaries of American Capitol Insurance Company:
----------------------------------------------------------------

Family Life Insurance Company of Texas (Texas)
Imperial Plan, Inc. (Texas)
Texas Imperial Life Insurance Company (Texas)

Wholly-owned subsidiary of Texas Imperial Life Insurance Company:
------------------------------------------------------------------

Oakley-Metcalf Insurance Company (Texas)

FORTUNE NATIONAL CORPORATION

CONTENTS

President's Report                                                        1

Management's Financial Analysis                                           3

Consolidated Balance Sheet                                               10

Consolidated Statements of Operations                                    11

Consolidated Statements of Stockholders' Equity                          12

Consolidated Statements of Cash Flows                                    13

Notes to Consolidated Financial Statements                               14

Independent Auditors' Report                                             30

Stockholder Information                                                  31

Directors and Officers                                                   32

CORPORATE PROFILE

Fortune National Corporation is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of life insurance companies. Adjuncts to the acquisition-oriented growth strategy include using financial leverage and reinsurance to make more acquisitions and to maximize the return to stockholders, consolidating and streamlining the operations of acquired businesses, concentrating on a limited number of lines of business and providing superior customer service to improve policy retention.

Life insurance operations are conducted through the wholly-owned life insurance subsidiaries of Fortune's majority-owned subsidiary, Acap Corporation. All operations are conducted from the corporate headquarters in Houston, Texas. Fortune's common stock is quoted on the NASD Electronic Bulletin Board under the symbol FRNC.
PRESIDENT'S REPORT

It is with mixed feelings that I report to you that in all likelihood this is the final Fortune National Corporation Annual Report to Stockholders. At its meeting on March 25, 1996, the Company's Board of Directors unanimously voted in favor of a plan of dissolution and liquidation (the "Plan") and directed that the Plan be submitted to a vote of the Company's stockholders at the Annual Stockholder Meeting to be held on May 6, 1996. InsCap Corporation, the majority stockholder of the Company, has indicated that it plans to vote in favor of the Plan, which assures the approval of the Plan. The record date for determining stockholders of record both for purposes of voting at the Annual Stockholder Meeting and for the distribution of assets pursuant to the Plan is March 27, 1996.

While the following statements will provide a summary view of the Plan, please be sure to read this Annual Report in its entirety, along with the enclosures discussed below, for more complete information regarding the Plan.

Except for a relatively small amount of cash (approximately $2,200 at December 31, 1995), the Company's assets consist solely of 5,421 shares of common stock ("Acap stock") of its majority-owned subsidiary, Acap Corporation, a Delaware corporation. The Company's stockholders are entitled, upon liquidation, to receive, pro rata, the Acap stock.

As further provided in the Plan, no fractional shares of Acap stock will be issued. Within certain limitations defined in the Plan, Company stockholders who, as a result of the liquidation, have "odd lot" shares (as defined in the Plan), have the option of either receiving cash for their odd lot shares or of purchasing additional shares of the Company's common stock to round up to the next whole share of Acap stock.

Fortune was organized in 1971 to be a holding company for Fortune National Life Insurance Company. In 1984, Fortune acquired a majority ownership of American Capitol Insurance Company, a Texas domiciled life insurance company. Acap was formed as a holding company in 1985 whereby American Capitol stockholders became stockholders of Acap, American Capitol became a wholly owned subsidiary of Acap, and Acap became a majority owned subsidiary of Fortune. Fortune National Life was merged into American Capitol in 1986. Neither Acap nor Fortune has had any business purpose or activities except to hold and manage the stock it owned in its subsidiary. Thus, for the past ten years, Fortune
stockholders have been, indirectly, stockholders of Acap.   Fortune's Board has
from time to time reviewed the possibility of the consolidation of Acap and Fortune so that one holding company would serve as the holding company for American Capitol, ultimately resulting in the Board's adoption of the Plan on March 25, 1996.

The principal reason for the dissolution and liquidation is to eliminate costs associated with maintaining the Company. Since the ownership of the operating company by the stockholders is indirect and there is no separate business reason for the Company's existence, the expense of maintaining the Company can be viewed as an unnecessary expense. Such expense amounts to approximately $30,000 per year, including, but not limited to, franchise taxes, audit and accounting fees and costs of annual, quarterly and periodic reporting requirements to the Securities and Exchange Commission and related legal fees and costs. Further, the Company does not have any reliable source of funds with which to pay such expenses.

Another reason is that the dissolution and liquidation, in effect, places in hands of the Company's stockholders a direct ownership, pro rata, of the only significant asset which they already own indirectly, namely, the Acap stock. Further, the sole business of the Company is to hold, indirectly, operating companies which are life insurance companies, which is also the sole business of Acap, except that Acap holds the operating companies directly. Finally, the liquidation provides a mechanism for stockholders owning only a small amount of Fortune stock to dispose of that stock, or acquire additional stock, without brokerage commissions.

Stockholders owning an amount of Fortune common stock in excess of the "odd lot" shares will become Acap stockholders by virtue of their entitlement to their distributive share of the Acap stock. All Fortune stockholders owning less than that amount will have the opportunity, if they choose, to become Acap stockholders.

The Information Statement and Letter of Transmittal sent to all stockholders with this Annual Report contain important details regarding the Plan and the actions stockholders need to take. Stockholders are urged to read completely and carefully those documents, as well as this Annual Report and the Acap Corporation Annual Report to Stockholders in their entirety, all of which are enclosed herewith.

During 1995 progress was made on a number of fronts, including the completion of an acquisition in February and the consolidation of the business of four life insurance subsidiaries into one of those subsidiaries. However, due to disappointing mortality and investment experience, the Company had a net loss of $96,821 ($.04 cents per common share) for the year. Please see the Management's Financial Analysis section of this Annual Report for a more complete analysis of the Company's 1995 results.







                                                            William F. Guest

                                                            President


                                                            April 15, 1996
FORTUNE NATIONAL CORPORATION
MANAGEMENT'S FINANCIAL ANALYSIS

SIGNIFICANT TRANSACTIONS

During 1994, the Company, through American Capitol Insurance Company ("American Capitol"), the wholly-owned subsidiary of Acap Corporation ("Acap"), the Company's majority-owned subsidiary, acquired three life insurance companies:
Trans-Western Life Insurance Company ("Trans-Western") on February 25, 1994, Family Life Insurance Company of Texas ("Family") on August 31, 1994, and Texas Imperial Life Insurance Company ("Texas Imperial") on September 29, 1994. The Family acquisition met the accounting definition of a "material" transaction.

On February 2, 1995, the Company, through Texas Imperial, acquired Oakley-Metcalf Insurance Company ("Oakley"), a Texas life insurance company, in a $2,559,516 cash transaction. At the date of acquisition, Oakley had assets totalling approximately $4.4 million and approximately 3,000 life policies in force.

All of the acquisitions noted above were accounted for using the purchase method of accounting. Accordingly, the Company's results of operations only reflect the results of the acquired companies from their respective dates of acquisition.

On January 4, 1995, the Company increased the reinsurance on each of the life policies in force in Family from 20% to 100%. The Company recorded a deferred gain on reinsurance of $1,350,036 and an increase in the reinsurance receivable of $2,809,418 on the transaction. Whereas 1994's results of operations included 80% of the premiums, policy benefits, etc. of Family's policies from September 1, 1994 through December 31, 1994, 1995's results of operations do not include those income and expense elements.

During 1995, the Company consolidated the policies in force of Family, Oakley and Trans-Western into Texas Imperial. The Company expects to realize operational efficiencies in 1996 as a result of the consolidation.

RESULTS OF OPERATIONS

Revenue from premiums and other considerations increased 43% during 1995 in comparison to premiums and other considerations for 1994. As a result of the inclusion of premiums for Texas Imperial for all of 1995, premiums increased approximately $900,000 in 1995 in comparison to 1994. During 1994, Texas Imperial's premiums were only included from the date Texas Imperial was acquired, September 29, 1994. Texas Imperial's 1995 premiums included approximately $500,000 in single premiums related to the conversion of three trust-funded prepaid funeral service plans to insurance-funded plans.
Partially offsetting the increase in premiums resulting from the inclusion of Texas Imperial for a full year was a decrease in the premiums of American Capitol, Family and Trans-Western. American Capitol's premiums were approximately $20,000 lower in 1995 in comparison to 1994 as a result of normal policy attrition. Family's premiums were approximately $300,000 lower in 1995 in comparison to 1994. This decrease is attributable to the difference in the reinsurance percentages on the Family policies noted above. Whereas 1994's premiums included 80% of Family's premiums from the date Family was acquired, August 31, 1994, 1995's premiums included none of Family's premiums since the policies were 100% reinsured. Finally, premiums related to Trans-Western's policies were approximately $100,000 lower in 1995 in comparison to 1994 due to the termination at the beginning of 1995 of a reinsurance treaty whereby Trans-Western was the assuming reinsurer.

Net investment income decreased 23% during 1995 in comparison to 1994. The decrease in net investment income is attributable to several factors. One such factor is the difference in the reinsurance percentages on the Family policies noted above. Whereas 1994's net investment income included 80% of the net investment income on Family's reserve assets from the date Family was acquired, August 31, 1994, 1995's net investment income included none of the net investment income on Family's reserve assets since the policies were 100% reinsured. A second factor in the decrease was the repayment of a $2.3 million mortgage loan on September 28, 1994. The mortgage loan in question was issued in 1983 in connection with the sale of American Capitol's home office building. The loan was repaid in full by (1) selling the home office building to American Capitol for $1.1 million, (2) making a cash payment of $600,000 and (3) issuing a note to American Capitol that was then paid off in December, 1994 with cash of $600,000. Whereas the mortgage loan earned 10%, the cash the Company received was reinvested at a rate lower than 10%. Also, to date the building has not yielded a 10% return. The decreases in net investment income for 1995 noted above were somewhat offset by the inclusion of a full year's net investment income on Texas Imperial during 1995, whereas 1994's net investment income only included the income of Texas Imperial from the date of its acquisition, September 29, 1994.

The Company recorded net realized investment gains of $170,003 for the year 1995 in comparison to net realized investment gains of $1,361,310 for the year 1994. Net realized investment gains for 1995 include a gain on the sale of the stock of Trans-Western. During the third quarter of 1995, Trans-Western transferred most of its business to Texas Imperial. The Trans-Western "shell" was then sold to an unaffiliated third party. The Company realized a pre-tax investment gain of $50,000 on the sale of the Trans-Western stock. The balance of 1995's net realized investment gains were primarily the result of a restructuring of Texas Imperial's investment portfolio. Realized investment gains for 1994 include a $1,450,000 gain related to the mortgage loan on the Company's home office property, discussed above. Prior to the repayment of the loan, the Company held a valuation allowance related to the mortgage loan. The 1994 gain of $1.45 million was the release of the total valuation allowance. During 1995, the Company entered into an earnest money contract to sell the home office property. However, the sale was not completed and the earnest money contract expired.

The reinsurance expense allowance increased 17% during 1995 in comparison to 1994. Whereas during 1994 the Company only received the reinsurance expense allowance related to the companies acquired during 1994 from their respective dates of acquisition and reinsurance, the Company received such expense allowance for the full year during 1995. Also, the Company only received an expense allowance on 20% of Family's policies during 1994, while the previously noted change in the reinsurance percentage resulted in the Company receiving an expense allowance on 100% of Family's policies during 1995.

The Company had an amortization of a deferred gain on reinsurance of $100,156 during 1995 in comparison to an amortization of a deferred loss on reinsurance of $93,181 in 1994. Whereas during 1994 the Company only received the amortization of the deferred gain on reinsurance related to the companies acquired during 1994 from their respective dates of acquisition and reinsurance (and such amortization was not enough to fully offset the amortization of a deferred loss on reinsurance from prior years), the Company received the amortization from the 1994 transactions for the full year during 1995. Also, the change in the reinsurance percentage on Family's policies during 1995 increased the deferred gain on reinsurance and the related amortization of such deferred gain into income.

Policy benefits (death and other benefits) were 37% of total revenue excluding net realized investment gains during 1995 compared to 30% of total revenue excluding net realized investment gains during 1994. The higher ratio of total policy benefits to total revenue during 1995 is attributable in part to the composition of the business of Texas Imperial. Texas Imperial is in the insurance-funded prepaid funeral services business. Higher reserve requirements due to higher average attained ages in this type of business result in a higher benefit to revenue ratio. It should also be noted that American Capitol's death claims were $346,844 in 1995 compared to $182,854 in 1994 (and $185,264 in 1993). Management is unaware of any factor that would indicate the higher level of claims in 1995 represents a trend as opposed to an aberration.

Total expenses (commissions, general expenses, interest expense, and the amortization of deferred acquisitions costs and goodwill) were 61% of total revenue excluding net realized investment gains during 1995 compared to 58% of total revenue excluding net realized investment gains during 1994. General expenses in both years include the costs associated with administering reinsured policies. Given the significance of the Company's reinsurance, this results in an expense to revenue ratio that is higher than typical for the life insurance industry. However, the Company receives an expense allowance on reinsurance ceded that management believes adequately compensates the Company for the administration of the reinsured policies. The higher percentage of total expenses to total revenue in 1995 is in part due to the change in the reinsurance percentage on Family's policies. As noted above, the expense to revenue ratio is higher for the Company's fully reinsured business than for business that is not fully reinsured. Since the Family policies were fully reinsured during 1995 but only 20% reinsured during 1994, the expense to revenue ratio related to these policies is not comparable.

Excluding net realized investment gains, pre-tax operating income for the year 1995 was $79,042 compared to pre-tax operating income for the year 1994 of $537,210. The decrease in operating income is primarily the result of the adverse mortality experience in American Capitol and the decrease in investment income resulting from the repayment of the $2.3 million mortgage loan.

The Company's current federal income tax expense for the year 1995 was $1,004,727 compared to a current federal income tax expense for the year 1994 of $320,522. The Family reinsurance transactions, the 20% reinsurance in 1994 and the increase to 100% reinsurance in 1995, resulted in significant taxable income, the taxes on which are the primary component of the current federal income tax expense for 1994 and 1995, respectively.

The current federal income tax effect of the Family reinsurance transactions was partially offset by a related deferred federal income tax benefit. The deferred federal income tax benefit from the 1994 Family reinsurance transaction was less than the deferred federal income tax expense in 1994 related to the repayment of the home office mortgage loan.

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY OF INSURANCE SUBSIDIARIES

The Company's insurance subsidiaries have a significant portion of their assets invested in debt instruments, short-term investments, or other marketable securities. Although there is no present need or intent to dispose of such investments, the insurance subsidiaries could liquidate portions of the investments should the need arise. These assets should be sufficient to meet the insurance subsidiaries' anticipated long-term and short-term liquidity needs.

As of December 31, 1995, 100% of the insurance subsidiaries' portfolios of publicly-traded bonds are invested in securities that are rated investment grade (i.e., rated BBB-/Baa3 or higher by Standard & Poor or Moody). The Company's investment policy prohibits making any new investment in below investment grade securities without the advance approval of the applicable insurance subsidiary's Board of Directors. All of the Company's bonds are classified as available for sale and are, accordingly, reflected in the financial statements at fair value. The insurance subsidiaries' liabilities are primarily long term in nature. Therefore, long-term assets can be purchased with the general intent to hold such assets to maturity. It has not been the Company's investment practice in the past to be an active trader with its bond portfolios. It is not expected that the insurance subsidiaries' investment practices will change in the future.

A significant portion (35%) of the Company's bond portfolio is invested in mortgage-backed securities, with 94% of such mortgage-backed securities classified as collateralized mortgage obligations and 6% classified as pass-through securities. Mortgage-backed securities are purchased to diversify the portfolio from credit risk associated with corporate bonds. The majority of mortgage-backed securities in the Company's investment portfolio have minimal credit risk because the underlying collateral is guaranteed by specified government agencies (e.g., GNMA, FNMA, FHLMC).

The principal risks inherent in holding mortgage-backed securities are prepayment and extension risks that arise from changes in the general level of interest rates. As interest rates decline and homeowners refinance their mortgages, mortgage-backed securities prepay more rapidly than anticipated. Conversely, as interest rates increase, underlying mortgages prepay more slowly, causing mortgage-backed securities principal repayment to be extended. In general, mortgage-backed securities provide for higher yields than corporate debt securities of similar credit quality and expected maturity to compensate for this greater amount of cash flow risk. Due to the underlying structure of the individual securities, the majority of mortgage-backed securities in the Company's investment portfolio have relatively low cash flow variability.

The Company's investments in collateralized mortgage obligations are primarily of the planned amortization class (56%), Z (23%) and sequential (19%) types. A planned amortization class tranche is structured to provide more certain cash flows and is therefore subject to less prepayment and extension risk than other forms of mortgage-backed securities. Planned amortization class securities derive their stability at the expense of cash flow risk for other tranches in a deal, as early repayments are applied first to other tranches, and cash flows originally applicable to other tranches are first applied to the planned amortization class tranche if that tranche's originally scheduled cash flows are received later than expected. The Z tranche defers all interest to other tranches until those tranches are paid down, at which time accumulated interest and principal are paid to this class. The cash flows associated with sequential tranches can vary as interest rates fluctuate, since these tranches are not supported by other tranches.

Under an accounting standard adopted in 1993, the Company records its fixed maturity and equity securities at fair value with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity. Primarily as a result of declining interest rates during the year, the fair value of the Company's fixed maturity and equity securities increased $1,381,019 during 1995, following a $694,088 decrease during 1994. The new accounting standard does not permit the Company to restate its liabilities for changes in interest rates.

As of December 31, 1995, American Capitol held 16 mortgage loans as investments. American Capitol's investment policy generally prohibits making new investments in mortgage loans, except in connection with the sale of Company owned real estate. The average principal balance of the remaining mortgage loans at December 31, 1995 was $79,094 and the weighted average maturity was 3 years. Mortgage loans on Texas properties represent 86% of the mortgage loan balances at December 31, 1995 with Louisiana properties representing 14% of the balances. Commercial mortgages represent 86% of the mortgage loan balances at December 31, 1995 with residential mortgages constituting the balance. In general, the performance of commercial mortgages is more subject to changing U.S. and regional economic conditions than residential mortgages. Mortgage loans are far less liquid an investment than publicly-traded securities.

At December 31, 1995, the only real estate owned by American Capitol is the home office property, with a book value of $1,505,325.

At December 31, 1994, Family had a $3.3 million note payable outstanding. Family repaid the note on January 31, 1995 out of working capital.

At December 31, 1994, American Capitol had a $5 million surplus debenture outstanding that had been issued in connection with the acquisition of Family. The note was repaid on January 31, 1995. Of the total $5 million payment, $3.5 million was paid from working capital of the Company and $1.5 million was provided by a surplus debenture issued by American Capitol to Acap. As described below, Acap's source of funds was a $1.5 million bank loan.

LIQUIDITY OF ACAP

On January 31, 1995, as a source of funds to repay the $5 million surplus debenture issued in connection with the Company's acquisition of Family, Acap borrowed $1.5 million from Central National Bank of Waco, Texas. The note is renewable each April 30 until fully repaid. The note bears interest at a rate equal to the base rate of a bank plus 1%. Principal payments on the note are due quarterly. The note is secured by a pledge of all the outstanding shares of American Capitol. The loan agreement contains certain restrictions and financial covenants. Without the written consent of the bank, Acap may not incur any debt, pay common stock dividends or sell any substantial amounts of assets. Also, American Capitol is subject to minimum statutory earnings and capital and surplus requirements during the loan term. The principal payments on the bank loan are matched by the principal payments on a surplus debenture issued by American Capitol to Acap.

Going forward, the primary source of funds for Acap are payments on the surplus debenture and dividends from American Capitol. American Capitol may pay dividends in any one year without the prior approval of regulatory authorities as long as such dividends do not exceed certain statutory limitations. As of December 31, 1995, the amount of dividends available to the parent company from American Capitol not limited by such restrictions is approximately $260,000. Payments on the surplus debenture may only be made to the extent statutory capital and surplus exceeds $2 million. At December 31, 1995, American Capitol's statutory capital and surplus was $2,716,261.

The determination of statutory surplus is governed by accounting practices prescribed or permitted by the State of Texas. Statutory surplus therefore bears no direct relationship to surplus as would be determined under generally accepted accounting principles.

LIQUIDITY OF THE PARENT COMPANY

While the operating activity of Fortune takes place within Acap and the insurance subsidiaries, Fortune, at the parent level, has liquidity needs to cover such expenses as franchise taxes, audit and accounting fees and the costs of annual, quarterly and periodic reporting requirements to the Securities and Exchange Commission and related legal fees and costs. Pursuant to a 1993 transaction, Acap agreed to cover certain expenses of Fortune for the years 1994 and 1995. Pursuant to a 1996 transaction, Acap agreed to cover certain expenses of Fortune through the expiration of the plan or dissolution and liquidation of Fortune (discussed below under "Subsequent Events").

REINSURANCE

Reinsurance plays a significant role in the Company's operations. In accounting for reinsurance, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. At December 31, 1995, reinsurance receivables with a carrying value of $26.6 million were associated with a single reinsurer, Crown Life Insurance Company ("Crown"). At December 31, 1994, Crown had assets in excess of $7 billion and shareholders' equity of approximately $0.4 billion. Crown is rated "Excellent" by A.M. Best Company, an insurance company rating organization. At December 31, 1995, reinsurance receivables with a carrying value of $4.2 million were associated with Alabama Reassurance Company ("Alabama Re"). The Alabama Re reinsurance receivables are secured by trust accounts containing letters of credit totalling $6.6 million granted in favor of the applicable insurance subsidiary of the Company.

With regard to the policies not 100% reinsured with Crown or Alabama Re, the Company seeks to limit its exposure to loss on any single insured by reinsuring the portion of risks in excess of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

The Company is contingently liable for amounts ceded to reinsurers in the event the reinsurers are unable to meet their obligations assumed under the reinsurance agreements. Acap evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

ACCOUNTING STANDARDS

In December 1991, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 extends existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. If estimating fair value is not practicable, SFAS No. 107 requires disclosures of descriptive information pertinent to estimating the value of a financial instrument. SFAS No. 107 was amended by SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." Among other things, SFAS No. 119 requires additional disclosures about derivative financial instruments. For companies the size of Acap, SFAS No. 107 and SFAS No. 119 are effective for financial statements issued for fiscal years ending after December 15, 1995. Accordingly, the Company incorporated the disclosures required by these standards in the December 31, 1995 financial statements.

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires a creditor to measure impairment of a loan based on the fair value of the collateral when the creditor determines that foreclosure is probable. A creditor is required to recognize impairment by creating a valuation allowance. If there is a significant change (increase or decrease) in the fair value of the collateral, the creditor is required to recalculate impairment and adjust the valuation allowance. In 1994, the FASB amended SFAS No. 114 through SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," to allow a creditor to use existing methods for recognizing income on impaired loans. The Company adopted these standards in 1995 without impact to the financial statements.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121, which must be adopted by fiscal years beginning after December 15, 1995, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to (1) those assets to be held and used in the business, and (2) for assets to be disposed of. The Company does not anticipate a material effect of the financial statements from this new accounting standard.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides a choice for accounting for employee stock compensation plans. A company can elect to use the new fair-value-based method of accounting for employee stock compensation plans, under which compensation cost is measured and recognized in results of operations, or continue to account for these plans under the current accounting standards. Entities electing to remain with the present accounting method must make disclosures of what net income and earnings per share would have been if the fair-value-based method of accounting had been applied. SFAS No. 123 must be adopted in 1996. The Company has not yet selected which accounting option it will adopt, however, the Company currently has only immaterial stock options outstanding and therefore does not expect the adoption of SFAS No. 123 to have a material effect on the financial statements.

SUBSEQUENT EVENTS

At its meeting on March 25, 1996, the Company's Board of Directors unanimously voted in favor of a plan of dissolution and liquidation (the "Plan") and directed that the Plan be submitted to a vote of the Company's stockholders at the Annual Stockholder Meeting to be held on May 6, 1996. InsCap Corporation, the majority stockholder of the Company, has indicated that it plans to vote in favor of the Plan, which assures the approval of the Plan. The record date for determining stockholders of record both for purposes of voting at the Annual Stockholder Meeting and for the distribution of assets pursuant to the Plan is March 27, 1996.

Except for a relatively small amount of cash (approximately $2,200 at December 31, 1995), the Company's assets consist solely of 5,421 shares of common stock ("Acap stock") of its majority-owned subsidiary, Acap. The Company's stockholders are entitled, upon liquidation, to receive, pro rata, the Acap stock.

As further provided in the Plan, no fractional shares of Acap stock will be issued. Within certain limitations defined in the Plan, Company stockholders who, as a result of the liquidation, have "odd lot" shares (as defined in the Plan), have the option of either receiving cash for their odd lot shares or of purchasing additional shares of the Company's common stock to round up to the next whole share of Acap stock.

                        FORTUNE NATIONAL CORPORATION
                         CONSOLIDATED BALANCE SHEET

                                                             December 31,1995
ASSETS
Investments:
  Fixed maturities available for sale (amortized cost $27,946,368)$29,815,078
  Equity securities (cost $14,474)                                     10,938
  Mortgage loans                                                    1,125,455
  Real estate                                                       1,505,325
  Policy loans                                                      6,634,446
  Short-term investments                                            1,710,747
                                                                  -----------
     Total investments                                             40,801,989
Cash                                                                  125,871
Accrued investment income                                             552,961
Reinsurance receivables                                            33,475,296
Accounts receivable (less allowance for uncollectible
  accounts of $82,797)                                                119,553
Deferred acquisition costs                                          1,779,055
Property and equipment (less accumulated depreciation of $541,398)     64,291
Costs in excess of net assets of acquired business
  (less accumulated amortization of  $1,652,624)                    3,131,304
Other assets                                                          314,982
                                                                  -----------
                                                                  $80,365,302
                                                                  ===========
LIABILITIES
Policy liabilities:
  Future policy benefits                                          $64,402,642
  Contract claims                                                     778,380
                                                                  -----------
     Total policy liabilities                                      65,181,022
Other policyholders' funds                                          1,733,485
Deferred tax liability                                              2,480,487
Note payable                                                        1,312,500
Deferred gain on reinsurance                                          886,356
Other liabilities                                                     677,510
                                                                   ----------
     Total liabilities                                             72,271,360
                                                                   ----------

Minority interest in subsidiary                                     1,964,040
Preferred stock of subsidiary                                       1,850,000

STOCKHOLDERS' EQUITY
Common stock, par value $1 per share, authorized 4,000,000,
  issued 2,804,445 shares                                           2,804,445
Additional paid-in capital                                          5,136,435
Accumulated deficit                                                (4,374,505)
Treasury stock, at cost, 187,461 common shares                       (147,465)
Net unrealized investment gains, net of taxes of $317,755             860,992
                                                                  -----------
     Total stockholders' equity                                     4,279,902
                                                                  -----------
                                                                  $80,365,302
                                                                  ===========

See accompanying notes to consolidated finacial statements.

                            FORTUNE NATIONAL CORPORATION
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEARS ENDED DECEMBER 31,
                                                            1995        1994
                                                            ----        ----
REVENUES
Premiums and other considerations                    $1,581,864   1,105,202
Net investment income                                 1,331,952   1,737,698
Net realized investment gains                           170,003   1,361,310
Reinsurance expense allowance                         1,897,257   1,623,438
Amortization of deferred gain (loss) on reinsurance     100,156     (93,181)
Other income                                             85,610      26,249
                                                      ----------------------
   Total revenues                                     5,166,842   5,760,716
                                                      ----------------------
BENEFITS AND EXPENSES
Death benefits                                          612,125     518,029
Other benefits                                        1,234,174     807,357
Commissions and general expenses                      2,576,224   2,049,103
Interest expense                                        165,929     192,608
Amortization of deferred acquisition costs              115,800     111,655
Amortization of costs in excess of net
acquired business                                       213,545     183,444
                                                      ----------------------
   Total benefits and expenses                        4,917,797   3,862,196
                                                      ----------------------
EARNINGS (LOSSES)
Income before federal income tax expense (benefit)
and minority interest in income of subsidiary           249,045   1,898,520
Federal income tax expense (benefit):
  Current                                             1,004,727     320,522
  Deferred                                             (865,133)    700,102
                                                      ----------------------------
Income before minority interest
in income of subsidiary                                 109,451     877,896
Minority interest in income of subsidiary               (78,908)   (358,687)
Dividends on preferred stock of subsidiary             (127,364)   (101,598)
                                                      ----------------------------
Net income (loss)                                    $  (96,821)    417,611
                                                      ============================
EARNINGS (LOSS) PER SHARE
Net income (loss) per common share                       $(0.04)       0.16
                                                      =============================

See accompanying notes to consolidated financial statements.

                               FORTUNE NATIONAL CORPORATION
                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      YEARS ENDED DECEMBER 31,
                                                            1995        1994
                                                            ----        ----
COMMON STOCK
  Balance, end of year                               $2,804,445    2,804,445
                                                      -----------------------
ADDITIONAL PAID-IN CAPITAL
  Balance, end of year                                5,136,435    5,136,435
                                                      -----------------------
ACCUMULATED DEFICIT
  Balance, beginning of year                         (4,277,684)  (4,695,295)
  Net income (loss)                                     (96,821)     417,611
                                                     -----------------------
  Balance, end of year                               (4,374,505)  (4,277,684)
                                                     -----------------------
TREASURY STOCK
  Balance, end of year                                 (147,465)    (147,465)
                                                     -----------------------
NET UNREALIZED INVESTMENT GAINS (LOSSES)
  Balance, beginning of year                           (520,027)     174,061
  Change during year                                  1,381,019     (694,088)
                                                      -----------------------
  Balance, end of year                                  860,992     (520,027)
                                                      -----------------------
TOTAL STOCKHOLDERS' EQUITY                           $4,279,902    2,995,704
                                                      ======================

See accompanying notes to consolidated financial statements.

                           FORTUNE NATIONAL CORPORATION
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED DECEMBER 31,
                                                             1995        1994
                                                     ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                      $ (96,821)    417,611
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
  Depreciation and amortization                          300,050     233,649
  Amortization of deferred acquisition costs             115,800     111,655
  Premium and discount amortization                      (68,231)    (36,003)
  Realized gains on investments                         (170,003) (1,361,310)
  Deferred federal income tax expense (benefit)         (865,133)    700,102
  Decrease (increase) in reinsurance receivable        1,259,515     (50,047)
  Decrease (increase) in accrued investment income        36,488     (35,669)
  Decrease (increase) in accounts receivable             (97,448)      7,672
  Decrease (increase) in other assets                    652,387    (312,972)
  Increase (decrease) in future policy
  benefit liability                                     (320,894)    620,965
  Increase (decrease) in contract claim liability         96,793    (141,283)
  Increase (decrease) in other policyholders'
  funds liability                                         50,484     (18,832)
  Increase (decrease) in other liabilities              (219,433)    153,078
  Increase in minority interest                            6,238     300,719
  Amortization of deferred loss (gain) on reinsurance   (100,156)     93,181
                                                        -----------------------
    Net cash provided by operating activities            579,636     682,516
                                                        -----------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of investments available for
  sale and principal repayments on mortgage loans      5,231,345   4,884,802
Purchases of investments available for sale           (8,011,380)(11,191,659)
Net decrease in policy loans                             318,167     285,897
Net decrease in short-term investments                11,422,323   5,795,928
Purchase of subsidiaries, net of cash provided by
(used in) acquisitions                                (1,952,300)    564,355
Purchase of property and equipment                       (24,746)    (14,271)
    Net cash provided by investing activities          6,983,409     325,052
                                                       -----------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of note payable                 1,500,000          --
Principal payments on notes payable                   (8,487,500)         --
Deposits on policy contracts                           1,316,280   1,042,461
Withdrawals from policy contracts                     (2,151,240) (1,727,307)
                                                       -----------------------
    Net cash used in financing activities             (7,822,460)   (684,846)
                                                       -----------------------
Net increase (decrease) in cash                         (259,415)    322,722
Cash at beginning of year                                385,286      62,564
Cash at end of year                                  $   125,871     385,286
                                                        =======================

See accompanying notes to consolidated financial statements. FORTUNE NATIONAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of Fortune National Corporation ("Fortune" or "the Company"), a majority-owned subsidiary of InsCap Corporation; Fortune's 63.7% owned subsidiary, Acap Corporation ("Acap"); and Acap's wholly-owned life insurance subsidiaries, American Capitol Insurance Company ("American Capitol"), Family Life Insurance Company of Texas ("Family"), Imperial Plan, Inc. ("Imperial Plan"), Texas Imperial Life Insurance Company ("Texas Imperial"), through September 30, 1995, Trans-Western Life Insurance Company ("Trans-Western") and, since February 2, 1995, Oakley-Metcalf Insurance Company ("Oakley"). All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of insurance companies. The Company's life insurance operations are conducted through Acap's wholly-owned life insurance subsidiaries. Operations are conducted from the corporate headquarters in Houston, Texas. Approximately half of the Company's direct collected premium comes from residents of the State of Texas, with no other state generating as much as 10% of the Company's direct collected premium.

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Such accounting principles differ from prescribed statutory reporting practices used by the insurance subsidiary in reporting to state regulatory authorities. The more significant differences from statutory accounting principles are: (a) acquisition costs related to acquiring new business are deferred and amortized over the expected lives of the policies rather than being charged to operations as incurred; (b) future policy benefits are based on estimates of mortality, interest and withdrawals generally representing the Company's experience, which may differ from those based on statutory mortality and interest requirements without consideration of withdrawals; (c) deferred federal income taxes are provided for temporary differences between assets and liabilities reported for financial reporting purposes and reported for federal income tax purposes; (d) certain assets (principally furniture and equipment, agents' debit balances and certain other receivables) are reported as assets rather than being charged to retained earnings; (e) investments in fixed maturities available for sale are recorded at fair value rather than at amortized cost; and (f) for acquisitions accounted for as a purchase, the identified net assets of the acquired company are valued at their fair values and the excess of the value of the consideration over the net assets assumed is amortized over a period not to exceed forty years; whereas, for statutory purposes, acquisitions are accounted for as equity investments.

Generally, the net assets of the Company's insurance subsidiaries available for transfer to the parent company are limited to the amounts that the insurance subsidiaries' statutory net assets exceed minimum statutory capital requirements; however, payment of the amounts as dividends may be subject to approval by regulatory authorities. As of December 31, 1995, the amount of dividends available to the parent company from subsidiaries not limited by such restrictions is approximately $260,000. The combined net income of the Company's insurance subsidiaries (where applicable, from the date such subsidiary was acquired), as determined using statutory accounting practices, was $7,454,344 and $2,871,495 for the years ended December 31, 1995 and 1994, respectively. The consolidated statutory stockholders' equity of the Company's insurance subsidiaries amounted to $2,716,261 and $2,704,711 at December 31, 1995 and 1994, respectively. The total adjusted statutory stockholders' equity of the Company's insurance subsidiaries exceeds the applicable Risk-Based Capital requirements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the current year presentation.

INVESTMENTS

Investments are reported on the following bases:

All of the Company's debt and equity securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 and are classified as available-for-sale securities. Accordingly, such securities are reported at fair value, with unrealized gains and losses, net of taxes, excluded from earnings and reported in a separate component of stockholders' equity.

Mortgage loans on real estate are carried at unpaid principal balances.

Policy loans are carried at their unpaid principal balances. Policy loans consist primarily of automatic borrowings against a policy's cash surrender value to pay policy premiums. Interest accrues at rates ranging from 5% to 10%.

Real estate consists of the home office property. The home office building is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over twenty years. Accumulated depreciation at December 31, 1995 was $51,250. Tenant improvements are amortized over the term of the lease. Land is carried at the lower of cost or fair value. Foreclosed real estate is carried at the lower of cost or fair value determined at the date of foreclosure.

Short-term investments, consisting primarily of commercial paper, are carried at cost.

Write-downs and other realized gains and losses, determined on the specific identification method, are accounted for in the consolidated statements of operations in net realized investment gains or losses.

DEFERRED ACQUISITION COSTS

Costs which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs principally include commissions and certain costs of policy issuance and underwriting. For universal life-type contracts, deferred costs are amortized in relation to the present value of expected future gross profits from the contracts. For traditional contracts, deferred costs are amortized in relation to future anticipated premiums. The deferred costs are reviewed to determine that the unamortized portion of such costs does not exceed recoverable amounts. Management believes such amounts are recoverable.

The cost of policies acquired through the purchase of insurance companies, representing the actuarially determined present value of projected future profits from policies in force at the purchase date, is deferred and amortized with interest of 7% to 9% over the policies' estimated lives.

The deferred acquisition costs for the year ended December 31, 1995 are summarized as follows:

Balance at December 31, 1994                                   $  3,354,237
Amortized during the year                                          (115,800)
Insurance in force acquired                                         564,272
Insurance in force ceded                                         (2,023,654)
                                                                 -----------
Balance at December 31, 1995                                   $  1,779,055
                                                                 ===========

On January 4, 1995, the Company increased the amount of reinsurance on the Family life policies from 20% to 100% which resulted in a $1,459,382 decrease in deferred acquisition costs.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which range from five to ten years. Depreciation expense was $44,907 and $50,206 for the years ended December 31, 1995 and 1994, respectively. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

COSTS IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESS

The costs in excess of net assets of acquired business are amortized on a straight-line basis over periods of seven years, twenty years and forty years.

RECOGNITION OF PREMIUM REVENUE AND RELATED EXPENSES, LIABILITY FOR FUTURE POLICY BENEFITS AND CONTRACT CLAIMS

For traditional insurance contracts, premiums are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in their recognition over the premium paying period of the contracts. Such recognition is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.

For contracts with mortality risk that permit the Company to make changes in the contract terms (such as interest-sensitive whole life policies), premium collections and benefit payments are accounted for as increases or decreases to a liability account rather than as revenue and expense. In addition, decreases to the liability account for the costs of insurance and policy administration and for surrender penalties are recorded as revenues. Interest credited to the liability account and benefit payments made in excess of a contract liability account balance are charged to expense.

For investment contracts without mortality risk (such as deferred annuities), net premium collections and benefit payments are recorded as increases or decreases in a liability account rather than as revenue and expense. Surrender penalties are recorded as revenues. Interest credited to the liability account is charged to expense.

Reserves for traditional contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on past and expected experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for contracts acquired by purchase, at the purchase date. Interest assumptions used to compute reserves ranged from 4% to 9% at December 31, 1995.

Reserves for universal life-type and investment contracts are based on the contract account balance if future benefit payments in excess of the account balance are not guaranteed, or the present value of future benefit payments when such payments are guaranteed.

The liability for contract claims represents the liability for life insurance claims reported in excess of the related policy benefit reserve plus an estimate of claims incurred but not reported.

EARNINGS PER COMMON SHARE

Earnings per common share were computed as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                        1995            1994
                                                        ----            ----
Net income (loss)                                 $ (96,821)         417,611
Divided by weighted average common shares
 outstanding                                      2,616,984        2,616,984
                                                  ----------       ---------
Net income (loss) per share                       $   (0.04)            0.16
                                                  ==========       =========


PARTICIPATING POLICIES

Fortune maintains both participating and non-participating life insurance policies. Participating business represented approximately 11% and 10% of the life insurance in force, and 8% of life insurance premium income at December 31, 1995 and 1994, respectively. Dividends to participating policyholders are determined annually and are payable only upon declaration of the Boards of Directors of the insurance subsidiaries.

FEDERAL INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 requires that a deferred tax liability be recognized for all taxable temporary differences and a deferred tax asset be recognized for an enterprise's deductible temporary differences and operating loss and tax credit carryforwards. A deferred tax asset or liability is measured using the marginal tax rate that is expected to apply to the last dollars of taxable income in future years. The effects of enacted changes in tax laws or rates are recognized in the period that includes the enactment date.

STATEMENT OF CASH FLOWS

For purposes of reporting cash flows, cash includes cash on hand, in demand accounts, in money market accounts and in savings accounts.

ACCOUNTING STANDARDS

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires a creditor to measure impairment of a loan based on the fair value of the collateral when the creditor determines that foreclosure is probable. A creditor is required to recognize impairment by creating a valuation allowance. If there is a significant change (increase or decrease) in the fair value of the collateral, the creditor is required to recalculate impairment and adjust the valuation allowance. In 1994, the FASB amended SFAS No. 114 through SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," to allow a creditor to use existing methods for recognizing income on impaired loans. The Company adopted these standards in 1995 without impact to the financial statements.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121, which must be adopted for fiscal years beginning after December 15, 1995, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to (1) those assets to be held and used in the business, and (2) for assets to be disposed of. The Company does not anticipate a material effect of the financial statements from this new accounting standard.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides a choice for accounting for employee stock compensation plans. A company can elect to use the new fair-value-based method of accounting for employee stock compensation plans, under which compensation cost is measured and recognized in results of operations, or continue to account for these plans under the current accounting standards. Entities electing to remain with the present accounting method must make disclosures of what net income and earnings per share would have been if the fair-value-based method of accounting had been applied. SFAS No. 123 must be adopted in 1996. The Company has not yet selected which accounting option it will adopt, however, the Company currently has only immaterial stock options outstanding and therefore does not expect the adoption of SFAS No. 123 to have a material effect on the financial statements.

2. ACQUISITIONS

On August 31, 1994, the Company, through American Capitol, acquired Family for $6,665,886. Funding for the acquisition was provided by the working capital of American Capitol and a $5 million surplus debenture issued to the seller. The acquisition has been accounted for using the purchase method of accounting; accordingly, the identified assets acquired and liabilities assumed were valued at their fair values and the excess of the amount paid over the net assets acquired is being amortized over seven years. The results of operations of Family are included with the Company's from the date of purchase.

Unaudited pro forma results of operations of the Company for 1994 as if the acquisition of Family had occurred at the beginning of the year are as follows:

                                                        1994
                                                       -----
Total revenue                                     $6,019,213
Net income                                           729,880
Net income per common share                             0.28


Also during 1994, the Company, through American Capitol, acquired two other life insurance companies, Trans-Western and Texas Imperial. In 1995, the Company, through Texas Imperial, acquired one other life insurance company, Oakley. On September 30, 1995, the Company transferred Trans-Western's policies in force to Texas Imperial and sold Trans-Western to an unrelated third party. All of these transactions were immaterial to the Company's consolidated financial statements.

3. INVESTMENTS

FIXED MATURITY AND EQUITY SECURITIES

The amortized cost and estimated fair value of fixed maturity securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     AMORTIZED            FAIR
                                                       COST              VALUE
                                                       ----              -----
Maturing in one year or less                        $  373,953         375,754
Maturing after one year through five years           7,292,141       7,384,679
Maturing after five years through ten years          6,864,727       7,275,456
Maturing after ten years                             3,909,123       4,360,018
                                                  ------------    ------------
                                                    18,439,944      19,395,907
Mortgage-backed securities                           9,506,424      10,419,171
                                                  $ 27,946,368    $ 29,815,078
                                                  ============    ============

A summary of mortgage-backed securities by type as of December 31, 1995 follows:

Collateralized mortgage obligations:
  Planned amortization class                       $ 5,492,382
  Z                                                  2,249,531
  Sequential                                         1,890,614
  Other                                                160,689
                                                  ------------
                                                     9,793,216
Pass-through securities                                625,955
                                                  ------------
                                                   $10,419,171
                                                 =============

With a planned amortization class security, early repayments are applied first to other tranches, and cash flows originally applicable to other tranches are first applied to the planned amortization class tranche if that tranche's originally scheduled cash flows are received later than expected. The Z tranche defers all interest to other tranches until those tranches are paid down, at which time accumulated interest and principal are paid to this class. Sequential tranches are not supported by other tranches.

The amortized cost and fair values of investments in fixed maturity and equity securities as of December 31, 1995 are as follows:

                                               GROSS        GROSS
                               AMORTIZED   UNREALIZED  UNREALIZED        FAIR
                                    COST        GAINS      LOSSES       VALUE
                               ---------    ---------    --------       -----
Fixed maturity securities:
Government securities        $ 3,318,630      120,720       (235)   3,439,115
Corporate securities          11,368,811      710,566    (23,233)  12,056,144
Asset-backed securities        3,752,505      148,954       (811)   3,900,648
Mortgage-backed securities     9,506,422      943,258    (30,509)  10,419,171
                             -----------    ---------    --------  ----------
                              27,946,368    1,923,498    (54,788)  29,815,078
                             -----------    ---------    --------  ----------
Equity securities                 14,474           --     (3,536)      10,938
                             -----------    ---------    --------  ----------
                             $27,960,842    1,923,498    (58,324)  29,826,016
                             ===========    =========    ========  ==========

A summary of proceeds from the sales of investments in fixed maturity securities, exclusive of proceeds from maturities, and the gross gains and losses realized on those sales follows:

                                                           1995        1994
                                                          -----        ----
Proceeds on sales                                   $3,297,458    1,785,507
                                                     ==========    =========

Gross realized gains on sales                         $149,889       19,044
Gross realized losses on sales                         (43,226)     (27,796)
                                                     ----------     --------
Net realized gains (losses) on sales                   106,663       (8,752)
Realized gains on transactions other than sales          3,475           62
                                                       --------     --------
Net realized gains (losses)                           $110,138       (8,690)
                                                      =========     ========

As of December 31, 1995, 100% of the Company's fixed maturity securities were rated investment grade (i.e., rated BBB-/Baa3 or higher by Standard & Poor or Moody).

MORTGAGE LOANS

The weighted average interest rate of mortgage loans held as of December 31, 1995 and 1994 was 9.8% and 9.7%, respectively.

The distribution of principal balances on mortgage loans held as of December 31, 1995 by contractual maturity follows. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                                   PRINCIPAL
                                                                     BALANCE
                                                                     -------
Maturing in one year or less                                      $  145,453
Maturing after one year through five years                           838,003
Maturing after five years through ten years                          141,999
                                                                  ----------
                                                                  $1,125,455
                                                                  ==========

The distribution of mortgage loans, net of any applicable valuation allowance, by class of loan and geographic distribution follows:

                                                                   PRINCIPAL
                                                                     BALANCE
                                                                   ---------
Commercial loans:
  Texas                                                           $  847,733
  Louisiana                                                          123,821
                                                                   ---------
                                                                  $  971,554
                                                                  ==========
Residential loans:
  Texas                                                           $  117,443
  Louisiana                                                           36,458
                                                                  ----------
                                                                  $  153,901
                                                                  ==========

INVESTMENT INCOME

A summary of net investment income follows:


                                                        1995            1994
                                                        ----            ----
Interest on fixed maturities                      $1,257,211       1,185,092
Interest on mortgage loans                           115,895         312,219
Interest on policy loans                              44,721          37,574
Interest on cash and short-term investments          114,375         221,800
Real estate income                                    40,600           7,554
Dividends on equity securities                         5,632           4,462
Miscellaneous investment income                       42,943          83,192
                                                  ----------       ---------
                                                   1,621,377       1,851,893
Investment expense                                  (289,425)       (114,195)
                                                  ----------       ---------
                                                  $1,331,952       1,737,698
                                                  ==========       =========

UNREALIZED INVESTMENT GAINS (LOSSES)

The change between cost and fair value for fixed maturity and equity securities, net of taxes, follows:

                                        FIXED         EQUITY
                                   MATURITIES     SECURITIES           TOTAL
                                   ----------     ----------           -----
Balance, January 1, 1994         $   175,194         (1,133)        174,061
Change during the year              (680,990)       (13,098)       (694,088)
                                 ------------      ---------      ----------
Balance, December 31, 1994          (505,796)       (14,231)       (520,027)
Change during the year             1,362,299         18,720       1,381,019
                                 ------------      ---------      ----------
Balance, December 31, 1995       $   856,503          4,489         860,992
                                 ============      =========      ==========

NET REALIZED INVESTMENT GAINS

A summary of net realized investment gains follows:

                                                        1995            1994
                                                        ----            ----
Fixed maturities                                  $  110,138         (8,690)
Equity securities (including investment
  in subsidiaries)                                    59,865             --
Mortgage loans                                           ---      1,450,000
Real estate                                              ---        (80,000)
                                                   ---------      ----------
                                                  $  170,003      1,361,310
                                                  ==========      =========

OTHER INVESTMENT DISCLOSURES

At December 31, 1995, bonds with a fair value of $5,386,146 and a $25,000 certificate of deposit were on deposit with various regulatory authorities.

Investments, other than investments issued or guaranteed by the United States Government or a United States Government agency or authority, in excess of 10% of stockholders' equity at December 31, 1995, were as follows:


                                                BALANCE
                                           SHEET AMOUNT             CATEGORY
                                           ------------             --------
Home office building and property           $ 1,505,325          Real estate
EQCC Home Equity                              1,429,025       Fixed maturity
Standard Credit Card                          1,165,686       Fixed maturity
BankAmerica Corporation                         982,435       Fixed maturity
Ford Motor Credit Corporation                   891,905       Fixed maturity
Goldman Sachs                                   831,280       Fixed maturity
Commercial Credit Corporation                   670,747       Fixed maturity

4.  FAIR VALUES

The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                        Carrying Amount           Fair Value
                                        ---------------           ----------
Assets:
Fixed maturities                          $  29,815,078           29,815,078
Equity securities                                10,938               10,938
Mortgage loans                                1,125,455            1,235,658
Policy loans                                  6,634,336            6,634,336
Short-term investments                        1,710,747            1,710,747
Liabilities:
Note payable                                  1,312,500            1,312,500

Estimated market values of publicly-traded fixed maturity and equity securities are as reported by an independent pricing service. Estimated market values of fixed maturity securities not actively traded in a liquid market are estimated using a third party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds.

Fair values of mortgage loans are estimated by discounting expected cash flows, using market interest rates currently being offered for similar loans.

Policy loans have no stated maturity dates and are a part of the related insurance contracts. Accordingly, it is not practicable for the Company to estimate a fair value for them.

For short-term investments, the carrying amount is a reasonable estimate of fair value.

In that the note payable is a floating rate instrument, the principal balance is a reasonable estimate of the note's fair value.

5. NOTES PAYABLE

In connection with American Capitol's purchase of Family, American Capitol issued a $5,000,000 surplus debenture. The debenture was a balloon note maturing on January 4, 1995, bearing interest at the rate of 7.5%. The debenture was payable only out of the statutory equity of American Capitol in excess of $2,000,000. Acap guaranteed American Capitol's performance under the debenture by pledging the common stock of American Capitol owned by Acap as security. The debenture was repaid in full on January 31, 1995.

At December 31, 1994, Family had a $3.3 million balloon note payable maturing January 4, 1995, bearing interest at the rate of 6%. The note was repaid in full on January 31, 1995.

As a source of funds to repay the $5 million surplus debenture issued in connection with the acquisition of Family, on January 31, 1995, Acap borrowed $1.5 million from Central National Bank of Waco, Texas. The note is renewable by the bank each April 30 until fully repaid. The note bears interest at a rate equal to the base rate of a bank plus 1%. Principal payments on the note of $62,500 (a six year amortization) are due quarterly beginning April 30, 1995. The note is secured by Acap's pledge of all the outstanding shares of Acap's subsidiary, American Capitol. The loan agreement contains certain restrictions and financial covenants. Without the written consent of the bank, Acap may not incur any debt, pay common stock dividends or sell any substantial amounts of assets. Also, American Capitol is subject to minimum statutory earnings and capital and surplus requirements during the loan term. Acap is in compliance with all of the terms of the loan.

6. COMMITMENTS AND CONTINGENCIES

LEASES

The Company acquired its home office building on September 28, 1994, and has had no material leases since that date. Rent expense was $10,020 for 1995 and $85,578 for 1994.

REINSURANCE

The Company accounts for reinsurance in accordance with Statement of Financial Account Standards No. 113. In accounting for reinsurance, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

At December 31, 1995, reinsurance receivables with a carrying value of $26.6 million were associated with a single reinsurer, Crown Life Insurance Company ("Crown"). At December 31, 1994, Crown had assets in excess of $7 billion and stockholders' equity of approximately $0.4 billion. Crown is rated "Excellent" by A.M. Best Company, an insurance company rating organization. At December 31, 1995, reinsurance receivables with a carrying value of $4.2 million were associated with Alabama Reassurance Company ("Alabama Re"). The Alabama Re reinsurance receivables are secured by trust accounts containing letters of credit totalling $6.6 million granted in favor of the applicable insurance subsidiary of the Company.

The Crown and Alabama Re reinsurance treaties are representative of a key use of reinsurance by the Company. Immediately following the purchase of a block of life insurance policies through the Company's acquisition program, the Company may reinsure all or a portion of the acquired policies. By doing so, the Company seeks to recover all or a portion of the purchase price of the acquired policies and transfer the risks associated with the policies to the reinsurer. The Company retains the administration of the reinsured policies and seeks to profit from the compensation the Company receives from the reinsurer for such policy administration. The Company is entitled, but not obligated, to recapture the policies at a price determined by a formula in the reinsurance treaty.

With regard to the policies not 100% reinsured with Crown or Alabama Re, the purpose of reinsurance is to limit the Company's exposure to loss on any single insured. The Company reinsures the portion of risks in excess of a maximum of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

The Company is contingently liable for amounts ceded to reinsurers in the event the reinsurers are unable to meet their obligations assumed under the reinsurance agreements. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies. Other than its exposure to Crown and Alabama Re as discussed above, management does not believe the Company has significant concentrations of credit risk related to reinsurance, or otherwise.

The effect of reinsurance on premiums and benefits follows:

                                                     YEARS ENDED DECEMBER 31,
                                                   1995                 1994
                                                   -------------------------
Direct premiums                            $ 7,884,105            6,197,219
Reinsurance assumed                              3,655              132,883
Reinsurance ceded                           (6,305,896)          (5,224,900)
                                           ------------          -----------
Net premiums                               $ 1,581,864            1,105,202
                                           ============          ===========

Direct policy benefits                     $  5,059,540            7,026,411
Reinsurance assumed                                (26)              16,328
Reinsurance ceded                           (3,213,215)          (5,717,353)
                                           ------------          -----------
Net policy benefits                        $  1,846,299            1,325,386
                                           ============          ===========

LITIGATION

Fortune and its subsidiaries are involved in various lawsuits and legal actions arising in the ordinary course of operations. Management is of the opinion that the ultimate disposition of the matters will not have a material adverse effect on Fortune's financial position.

7. FEDERAL INCOME TAXES

Fortune files a separate federal income tax return. Acap and American Capitol file a consolidated federal income tax return. The other subsidiaries of the Company file separate federal income tax returns.

At December 31, 1995, Fortune has a remaining tax net operating loss carryover of approximately $1,000,000 that will expire between now and the year 2006 if not previously utilized. At December 31, 1995, Acap has a remaining tax net operating loss carryover of approximately $1,100,000 that will expire during the years 2001 through 2008 if not previously utilized. At December 31, 1995, the Company had alternative minimum tax carryforwards of approximately $349,000 that are available for an indefinite period to reduce future regular federal income taxes and capital tax loss carryforwards of approximately $139,000 that will expire in the year 2000 if not previously utilized.

A portion of life insurance taxable income generated prior to 1984 is not taxable unless it exceeds certain statutory limitations or is distributed to stockholders, in which case it becomes taxable at ordinary corporate rates. Such income is accumulated in a Policyholders' Surplus account that, at December 31, 1995, had a balance of approximately $4,600,000. No provision has been made for income taxes related to this accumulation.

A reconciliation of income tax expense for the years 1995 and 1994 computed at the applicable federal tax rate of 34% to the amount recorded in the consolidated financial statements is as follows:

                                                        1995            1994
                                                       -----           -----
Federal income tax expense at statutory rate      $   84,675         645,497
Small life insurance company special deduction      (596,918)       (336,989)
Change in valuation allowance                        583,189         504,484
Tax underpayment (refund)                             15,084         (57,519)
Other, net                                            53,564         265,151
                                                  ----------       ---------
Total federal income tax expense                  $  139,594       1,020,624
                                                  ==========      ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 are as follows:

Deferred Tax Assets:
Deferred gain on reinsurance                                     $  591,968
Allowance for investment losses                                     185,140
Policy reserves and policy funds                                    271,052
Net operating loss carryforwards                                    387,512
Alternative minimum tax credit carryforwards                        118,753
Other                                                               112,319
                                                                  ----------
Total gross deferred tax assets                                   1,666,744
Less:  Valuation allowance                                       (1,517,166)
                                                                  ----------
Deferred tax assets                                                 149,578
                                                                  ----------

Deferred Tax Liabilities:
Deferred policy acquisition costs                                   460,396
Policy reserves and policy funds                                  1,349,636
Net unrealized losses on available-for-sale securities              505,497
Deferred cost of reinsurance                                        301,854
Other                                                                12,682
                                                                ------------
Deferred tax liabilities                                          2,630,065
                                                                ------------
Net deferred tax liability                                      $(2,480,487)

A valuation allowance of $1,517,166 was established at December 31, 1995 against the deferred tax asset. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994 was an increase of $426,637 and $504,484, respectively. Management believes that it is more likely than not that the net deferred tax asset is recoverable.

8. SUPPLEMENTAL INFORMATION REGARDING CASH FLOWS

Cash payments for interest expense for the years ended December 31, 1995 and 1994 were $418,876 and $0, respectively. Cash payments of $1,017,013 and $744,291 for federal income taxes were made during the years ended December 31, 1995 and 1994, respectively.

The reinsurance agreement entered into by the Company in 1994 with an unaffiliated reinsurer covering 20% of each of Family's life policies was a non-cash transaction. Family transferred assets of $379,069 and liabilities of $1,012,390 and recognized a deferred gain on reinsurance of $633,321 to be amortized over the life of the policies. On January 4, 1995, Family increased the amount of reinsurance on each of its life policies from 20% to 100%. The increase in the reinsurance percentage of the Family policies and a reinsurance agreement entered into by the Company with an unaffiliated reinsurer covering 100% of each of the life policies acquired with Oakley were non-cash transactions. In connection with those transactions, the Company transferred assets of $2,020,065 and liabilities of $3,259,418 and recognized a deferred gain on reinsurance of $1,239,353 to be amortized over the life of the policies.

In connection with the acquisition of Family in 1994, a $5,000,000 surplus debenture was issued to the seller, which was a non-cash transaction.

In 1994, the Company reacquired its home office property in partial satisfaction of the mortgage loan outstanding on the property, which was a non-cash transaction.

The following reflects assets acquired and liabilities assumed relative to the acquisitions by the Company of three life insurance companies in 1994 and one life insurance company in 1995, the consideration given for such acquisitions and the net cash flow relative to such acquisitions.


                                                         1995           1994
                                                         ----           ----
Assets of acquired subsidiaries                 $  4,393,403     28,504,392
Liabilities of acquired subsidiaries              (1,833,887)   (20,763,913)
Excess of cost over net assets acquired                   --        316,074
                                                  --------------------------
Cost of acquisition                              $ 2,559,516      8,056,553
                                                  ==========================

Cash paid for acquisitions                       $ 2,559,516      3,056,553
Surplus debenture issued                                  --      5,000,000
                                                  --------------------------
Cost of acquisition                              $ 2,559,516      8,056,553
                                                  ==========================

Net cash from acquisitions:
Cash of acquired companies                       $   607,216      3,620,908
Cash paid for acquisitions                        (2,559,516)    (3,056,553)
                                                  --------------------------
Net cash provided from (used by) acquisitions    $(1,952,300)       564,355
                                                  ==========================

9. AMERICAN CAPITOL KEY EMPLOYEE STOCK OPTION PLAN

On July 18, 1988, the Board of Directors of American Capitol approved a Key Employee Stock Option Plan ("the Plan"). Under the terms of the non-qualified Plan, the Compensation Committee of the Board of Directors of American Capitol is authorized to grant stock options to any employee the Compensation Committee determines is a key employee. The stock options may only be granted on shares of common stock of Acap or Fortune owned by American Capitol. The options enable the grantee to purchase the common stock to which the options relate at the fair market value of the common stock on the date the options were granted. The options generally expire 20% annually over a five year period and are exercisable immediately upon grant.

Stock options granted for Acap common stock are summarized as follows:

                                                            NUMBER OF SHARES
                                                            ----------------
                                        OPTION PRICE         1995       1994
                                        ------------         ----       ----
Outstanding at January 1         $131 1/4 - $187 1/2          102        102
Cancelled during the year        $131 1/4                     (34)        --
                                                             ---------------
Outstanding at December 31       $187 1/2                      68        102
                                                             ===============
Available for future grant                                    173        139
                                                             ===============

Stock options granted for Fortune common stock are summarized as follows:

                                                             NUMBER OF SHARES
                                                             ------------------
                                        OPTION PRICE         1995       1994
                                                             ----       ----
Outstanding at January 1               $11/32 - $3/8      35,000      35,000
Cancelled during the year                       $3/8     (10,000)         --
                                                         -------------------
Outstanding at December 31                    $11/32      25,000      35,000
                                                         ===================
Available for future grant                                46,571      36,571
                                                         ===================

10. CAPITAL STOCK

Fortune has two classes of capital stock: preferred stock ($25 par value, authorized 1,000,000 shares) and common stock ($1 par value, 4,000,000 shares authorized).

PREFERRED STOCK

Preferred stock may be issued in series with such dividend, liquidation, redemption, conversion, voting, and other rights as the Board of Directors may determine. At minimum, if six quarterly dividends are unpaid and past due, the holders of preferred stock may elect two directors to Fortune's Board. Any dividends and liquidating distributions of the preferred stock are payable in preference to common stock. No preferred stock has been issued and outstanding during the two years ended December 31, 1995.

COMMON STOCK

Under an exchange agreement between Fortune and Acap, Fortune is obligated to provide Acap with such shares of Common Stock as are necessary for Acap to meet its obligations under a certain series of Acap preferred stock. The terms of the Acap preferred stock permit the holders to exchange their shares of the preferred stock, valued for such purpose at $27.50 per share, for Common Stock, valued for such purpose at $2.50 per share. The exchange agreement between Fortune and Acap provides for payment by Acap to Fortune for the Common Stock to consist of shares of Acap common stock of equal value to the Common Stock transferred to Acap.

There was no activity related to Common Stock for the years ended December 31, 1995 and 1994.

11.  SUBSEQUENT EVENTS

At its meeting on March 25, 1996, the Company's Board of Directors unanimously voted in favor of a plan of dissolution and liquidation (the "Plan") and directed that the Plan be submitted to a vote of the Company's stockholders at the Annual Stockholder Meeting to be held on May 6, 1996. InsCap Corporation, the majority stockholder of the Company, has indicated that it plans to vote in favor of the Plan, which assures the approval of the Plan. The record date for determining stockholders of record both for purposes of voting at the Annual Stockholder Meeting and for the distribution of assets pursuant to the Plan is March 27, 1996.

Except for a relatively small amount of cash (approximately $2,200 at December 31, 1995), the Company's assets consist solely of 5,421 shares of common stock ("Acap stock") of its majority-owned subsidiary, Acap. The Company's stockholders are entitled, upon liquidation, to receive, pro rata, the Acap stock.

As further provided in the Plan, no fractional shares of Acap stock will be issued. Within certain limitations defined in the Plan, Company stockholders who, as a result of the liquidation, have "odd lot" shares (as defined in the Plan), have the option of either receiving cash for their odd lot shares or of purchasing additional shares of the Company's common stock to round up to the next whole share of Acap stock.
FORTUNE NATIONAL CORPORATION
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Fortune National Corporation


We have audited the accompanying consolidated balance sheet of Fortune National Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fortune National Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for the Impairment of a Loan," as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for the Impairment of a Loan:
Income Recognition and Disclosures," in 1995.



KPMG Peat Marwick LLP


Houston, Texas
March 25, 1996

                       FORTUNE NATIONAL CORPORATION
                          STOCKHOLDER INFORMATION

MARKET INFORMATION

The common stock of Fortune is traded over-the-counter with activity in the stock reflected nationally on the OTC Bulletin Board electronic quotation system of the National Association of Securities Dealers. The Company's stock symbol is FRNC.

The table below presents the range of closing prices for Fortune's common stock during the two most recent fiscal years.

                                        1995                      1994
                                        ----                      ----
                                High          Low        High         Low
                                ----          ---        ----        ----
First quarter                   $.22          .22        .22          .22
Second quarter                   .22          .13        .22          .22
Third quarter                    .26          .13        .22          .22
Fourth quarter                   .26          .06        .22          .22


For 1994, the prices presented are bid prices, which reflect inter-dealer transactions and do not include retail mark-ups and mark-downs or any commission to the parties involved. As such, the prices may not reflect prices in actual transactions. For 1995,bid quotations were not available from the OTC Bulletin Board and the prices reflect the range of trading prices reported on the OTC Bulletin Board.

HOLDERS

The approximate number of holders of record of Fortune's common stock as of March 22, 1996 was 1,494.

DIVIDENDS

Fortune declared no common stock dividends in 1995 or 1994. At present, management anticipates that no dividends will be declared or paid with respect to Fortune's common stock during 1996.

FORM 10-KSB

Stockholders may receive without charge a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission by writing to Lana S. Vaughn, Fortune National Corporation, 10555 Richmond Avenue, Houston, TX 77042.

TRANSFER AGENT

The registrar and transfer agent for the Company's common stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004. For a change of name or address, or to replace lost stock certificates, write to Continental at the address above or call (212) 509-4000.

INVESTOR RELATIONS

Requests for information should be directed by mail to Lana S. Vaughn, Stockholder Services, Fortune National Corporation, 10555 Richmond Avenue, Houston, TX 77042 or by calling (713) 974-2242.

INDEPENDENT AUDITORS

The Company's financial statements for the year 1995 were audited by the independent accounting firm of KPMG Peat Marwick LLP, 700 Louisiana, Houston, TX 77002.

ANNUAL MEETING

Stockholders are invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 6, 1996 at 8:00 a.m. at the Company's office at 10555 Richmond Avenue, Houston, Texas, on the second floor.

FORTUNE NATIONAL CORPORATION
DIRECTORS AND OFFICERS


BOARD OF DIRECTORS OF FORTUNE

R. Wellington Daniels
Investor; Retired Director of National Accounts, American Cyanamid

William F. Guest
Chairman of the Board and President, Acap Corporation

C. Stratton Hill, Jr., M.D.
Physician

OFFICERS OF FORTUNE

William F. Guest
Chairman of the Board and President

John D. Cornett
Executive Vice President and Treasurer

Paul L. Clancy
Secretary

H. Kathleen Musselwhite
Assistant Treasurer

OFFICERS OF AMERICAN CAPITOL

William F. Guest
Chairman of the Board

John D. Cornett
President

Paul L. Clancy
Executive Vice President and Secretary

H. Kathleen Musselwhite
Treasurer and Controller

Carolyn M. Rawlins
Assistant Secretary

Linda G. Stark
Assistant Vice President

C. Stratton Hill, Jr., M.D.
Medical Director

                           FORTUNE NATIONAL CORPORATION

                   10555 Richmond Avenue   Houston, Texas 77042

                                      APPENDIX C

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  Form 10-KSB
(Mark One)
[X] ANNUAL REPORT under Section 13 or 15(d) of the Securities Exchange Act of 1934 [Fee Required]
For the fiscal year ended:                   December 31, 1995

[ ]   TRANSITION REPORT under Section 13 or 15(d) of the Securities Exchange
      Act of 1934       [No Fee Required]
For the transition period from ____________ to ____________
Commission file number 0-14451
                                Acap Corporation
                 (Name of small business issuer in its charter)
State of Incorporation:                                  IRS Employer Id.:
       Delaware                                             25-1489730
                     Address of Principal Executive Office:
                  10555 Richmond Avenue, Houston, Texas  77042

Issuer's telephone number, including area code:  (713) 974-2242
Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.10 per share
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.    [x]    Yes    [ ]      No.

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [x]

Revenues for the issuer for its most recent fiscal year were $5,308,709.

As of March 22, 1996, 8,516 shares of the registrant's Common Stock, excluding shares held in treasury, were issued and outstanding, and the aggregate market value of such shares held by non-affiliates of the registrant on such date, based on the average of the closing bid and asked prices for such shares on such date, was $959,450.

                      DOCUMENTS INCORPORATED BY REFERENCE
The information required by Part II, Items 5 - 7 of Form 10-KSB is incorporated by reference from the registrant's 1995 Annual Report to Stockholders. The information required by Part III, Items 9 - 12 of Form 10-KSB is incorporated by reference from the registrant's definitive information statement to be furnished in connection with the Annual Meeting of Stockholders to be held on or about May 6, 1996.

The Exhibit Index, Part IV, Item 13, is located on page 7 of this Form 10-
KSB.

This Form 10-KSB contains a total of 47 pages including any exhibits.

Transitional Small Business Disclosure Format (check one):
[  ]    Yes    [ x ]    No

                             PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

Acap Corporation was incorporated under the laws of the State of Delaware on March 18, 1985 by the management of American Capitol Insurance Company ("American Capitol") to become the parent or "holding company" of American Capitol. Acap Corporation began operating in that capacity on October 31, 1985. American Capitol is a Texas life insurance company licensed in 33 states and the District of Columbia. American Capitol began operations as a life insurance company on June 1, 1954.

Unless the context otherwise requires, the term "Acap" refers to the consolidated group of Acap Corporation and its wholly-owned subsidiaries.

Acap primarily engages in the acquisition and servicing of existing blocks of life insurance policies. Since September 1994, the Company has marketed a small volume of final expense insurance and prearranged funeral service contracts. Through its life insurance subsidiaries, Acap maintains a broad portfolio of individual life insurance policies and annuity contracts. Life insurance is the only industry segment material to the operations of Acap.

Fortune National Corporation ("Fortune Corp"), a Pennsylvania corporation, acquired a majority interest in American Capitol in 1984. In the 1985 reorganization that resulted in American Capitol becoming a wholly-owned subsidiary of Acap, Fortune Corp's majority interest in American Capitol was exchanged for an equivalent interest in Acap. Fortune Corp currently owns approximately 63.7% of the outstanding common stock of Acap.

Acquisition Strategy
--------------------

Acap's strategy for achieving growth and profits is based upon the acquisition of blocks of existing life insurance policies through the direct purchase of such blocks or indirectly through the acquisition of life insurance companies. By acquiring blocks of life insurance directly or through the purchase of other life insurance companies, Acap hopes to add "new" life policies to its books more economically than through marketing.

Generally, insurance companies can acquire policies in two ways; either by "purchasing" them policy by policy through marketing, or by buying an existing block of policies. Purchasing an existing block of business has the advantage that the policies have an established "history." That is, an existing block will have an established pattern of mortality and lapse experience. Also, the company selling the block of existing life policies has already absorbed the risks involved in marketing the life insurance products. In purchasing an existing block of policies, Acap's strategy is to set the purchase price at the sum of the expected future profits of the block of policies discounted at a rate of return in excess of Acap's cost of funds. Acap then attempts to improve upon the rate of return by maintaining the acquired policies at a lower per policy cost than was used in the pricing assumptions and by realizing a higher investment yield on the acquired assets than was used in the pricing assumptions.

It also should be noted that the acquisition strategy has certain risks and disadvantages. Since the marketing of life insurance products generally involves greater risks than acquiring existing blocks of life insurance, the profit margins available through marketing may be greater than the margins available with respect to an acquired block of life insurance. Also, there are relatively few companies or blocks of business meeting Acap's acquisition criteria that become available for purchase each year. Acap's acquisition strategy requires Acap to maintain the personnel, computer systems and physical properties necessary to accommodate large growth phases without the guarantee that such growth will occur.

Acquisitions to Date
--------------------

Acap (i.e., its predecessor, American Capitol) switched from a traditional marketing strategy to the current acquisition strategy in 1984 in connection with the change in control and associated change in management resulting from Fortune Corp's purchase of a majority of the outstanding common stock. Acquisitions made through December 31, 1995 include:

     Fortune National Life Insurance Company, acquired November 29, 1985, which added approximately 12,447 life policies and annuity contracts to Acap's operations.

     Associated Companies, Inc., acquired January 13, 1989, which approximately doubled the existing insurance operations of Acap.

     Trans-Western Life Insurance Company, acquired February 25, 1994, which added approximately 4,235 life policies and annuity contracts to Acap's operations.

     Family Life Insurance Company of Texas, acquired August 31, 1994, which added approximately 46,500 life policies and annuity contracts to Acap's operations.

     Texas Imperial Life Insurance Company, acquired September 29, 1994, which added approximately 9,750 life policies and annuity contracts to Acap's operations.

     Oakley-Metcalf Insurance Company, acquired February 2, 1995, which added approximately 3,000 life policies to Acap's operations.

Products and Markets
--------------------

The policies serviced by Acap are primarily traditional whole life policies, interest-sensitive whole life policies, term life policies, stipulated premium whole life policies and flexible premium annuity contracts.

Traditional whole life policies are generally characterized by a uniform death benefit and a level periodic premium throughout the insured's lifetime. These policies combine a savings element with insurance protection. The savings element, called the cash value, builds at a fixed rate of interest and may be borrowed against by the policyholder and, if the policy terminates other than through the death of the insured, may be paid to the policyholder.

Acap's interest-sensitive whole life policies also generally have a uniform death benefit and a level periodic premium. However, with these policies, the interest rate credited to the savings element of the policy may be varied at Acap's option above a guaranteed minimum rate. The interest-sensitive policies also provide for a surrender charge in the event that the policyholder surrenders the policy during the first ten years following the issue date of the policy. Further, Acap may vary below a guaranteed maximum the amount charged against the policy for expenses and mortality costs.

Term life policies generally offer pure insurance protection (i.e., no savings element) for a specified period. Such policies typically offer a conversion privilege, a renewal privilege, or both. Premiums typically are adjusted upon the exercise of either privilege.

Stipulated premium whole life policies are characterized by a uniform death benefit and a level periodic premium throughout the insured's lifetime, however, unlike traditional whole life policies, stipulated premium whole life policies have no cash value.

Flexible premium annuity contracts permit the annuitant to make deposits as he sees fit, and allow the annuitant to make withdrawals at his option, subject to deduction of applicable surrender charges. The annuity balance earns interest on a tax deferred basis at a rate that Acap may change annually.

From mid-1985 until September 1994, the Company relied exclusively on its acquisition strategy and did not actively market new business. Since September 1994, the Company has marketed a small volume of final expense insurance and prearranged funeral service contracts. These policies are primarily written through independent funeral homes. The Company currently receives new business from approximately thirty funeral homes.

The following table sets forth information with respect to gross insurance in force and net premium income of Acap during the past three years:

(Dollars in Thousands)           1995           1994          1993
-----------------------------------------------------------------------------
Life insurance in force        $286,803       321,859       267,722
Premium income:
   Life                          $1,828         1,350           848
   Annuity                          547           223           166
                               --------      --------       -------
Total premiums                 $  2,375         1,573         1,014
                               ========      ========       =======

The table below presents the direct collected premiums by major geographic area for the last three years:

(Dollars in Thousands)            1995           1994         1993
-----------------------------------------------------------------------------
Texas                           $ 4,573         2,414         1,225
Ohio                                550           614           682
Indiana                             457           503           551
Pennsylvania                        399           440           536
Michigan                            352           396           448
Other U.S.                        2,122         2,298         2,513
                                 ------        ------        ------
  Total                         $ 8,453         6,665         5,955
                                 =======      =======        ======

The preceding tables include certain premium amounts which under Statement of Financial Accounting Standards No. 97 ("FAS 97") are credited to liability accounts and are not considered revenues, and exclude surrender charges that under FAS 97 are considered revenue. The premiums of Acap affected by FAS 97 are the premiums on interest-sensitive whole life policies and annuity contracts.


Competition
-----------

The life insurance industry is highly competitive. There are approximately 1,770 legal reserve life insurance companies in the United States. Although Acap's acquisition strategy is not the standard strategy employed in the industry, Acap must compete with a significant number of companies, both inside and outside the life insurance industry, when looking for an acquisition. Many of these companies have substantially greater financial resources and larger staffs than Acap.

Acap also must compete with a significant number of other life insurance companies to retain Acap's existing block of policies. Many of these companies have broader and more diverse product lines together with active agency forces, and therefore, certain of Acap's policyholders may be induced to replace their existing policies with those provided by Acap's competitors.

Regulation
----------

The insurance subsidiaries of the Company are subject to regulation by the supervisory insurance agency of each state or other jurisdiction in which the insurance subsidiaries are licensed to do business. These supervisory agencies have broad administrative powers relating to the granting and revocation of licenses to transact business, the approval of policy forms, the form and content of mandatory financial statements, capital, surplus, reserve requirements and the types of investments that may be made. The insurance subsidiaries are required to file detailed reports with each supervisory agency, and its books and records are subject to examination by each. In accordance with the insurance laws of the State of Texas (the insurance subsidiaries' state of domicile) and the rules and practices of the National Association of Insurance Commissioners (the "NAIC"), the insurance subsidiaries are examined periodically by examiners from Texas.

Most states have enacted legislation or adopted administrative regulations covering such matters as the acquisition of control of insurance companies and transactions between insurance companies and the persons controlling them. The NAIC has recommended model legislation on these subjects that has been adopted, with variations, by many states. The nature and extent of the legislation and administrative regulations now in effect vary from state to state, and in most states prior administrative approval of the acquisition of control of an insurance company incorporated in the state, whether by tender offer, exchange of securities, merger or otherwise, is required, which process involves the filing of detailed information regarding the acquiring parties and the plan of acquisition.

The insurance subsidiaries are members of an "insurance holding company system" and are required to register as such with the State of Texas and file periodic reports concerning their relationships with the insurance holding company and other affiliates of the holding company. Material transactions between members of the holding company system are required to be "fair and reasonable" and in some cases are subject to administrative approval, and the books, accounts and records of each party are required to be so maintained as to clearly and accurately disclose the precise nature and details of the transactions. Notice to or approval by the State of Texas is required for dividends paid by the insurance subsidiaries.

Employees
---------

At December 31, 1995, Acap had a total of 29 employees. None of these employees is covered by a collective bargaining agreement. Acap believes that it has excellent relations with its employees.

ITEM 2.  DESCRIPTION OF PROPERTIES.

The principal offices of the Company are located at 10555 Richmond Avenue, Houston, Texas 77042. The Company holds unencumbered title to a building containing approximately 50,000 square feet and approximately 6.6 acres of land at that location. The Company occupies approximately 20,000 square feet. Approximately 5,300 square feet of additional space is leased by unaffiliated tenants. The Company's offices are suitable for the conduct of its business and provide room for future growth. Management believes that the property is adequately covered by insurance.

The Company's investment policy prohibits making new investments in real estate without the prior approval of the Board of Directors. There are no plans to make any real estate investments in the foreseeable future. If the Company were interested in making a real estate investment, regulatory restrictions applicable to Texas life insurance companies would prohibit the life insurance subsidiaries from investing in real estate outside of the United States, in residential real estate, or in any property, other than home office property, that exceeds 5% of the insurer's statutory assets.

The Company owns and services first mortgage loans with aggregate principal balances at December 31, 1995 of $1,265,499. The Company's investment policy prohibits making new investments in mortgage loans without the prior approval of the Board of Directors. There are no plans to make any mortgage loan investments in the foreseeable future. If the Company were interested in making a mortgage loan investment, regulatory restrictions applicable to Texas life insurance companies would prohibit the life insurance subsidiaries from investing in mortgage loans on real estate outside of the United States, in other than first liens, or in any loan that exceeds 25% of the insurer's statutory capital and surplus.

ITEM 3.  LEGAL PROCEEDINGS.

Acap and its subsidiary are involved in various lawsuits and legal actions arising in the ordinary course of operations. Management is of the opinion that the ultimate disposition of these matters will not have a material adverse effect on Acap's financial position.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matter was submitted to a vote of security holders during the quarter ended December 31, 1995.


                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The required information regarding the market for the common equity of the Company and related stockholder matters is incorporated herein by reference from "Stockholder Information" on page 32 of Acap's 1995 Annual Report to Stockholders.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Management's Discussion and Analysis of Financial Condition and Results of Operations is incorporated herein by reference from "Management's Financial Analysis" on pages 4 - 9 of Acap's 1995 Annual Report to Stockholders.

ITEM 7.  FINANCIAL STATEMENTS.

Financial statements and supplementary data are incorporated herein by reference from pages 11 - 30 of Acap's 1995 Annual Report to Stockholders.

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.


                                    PART III

The information required by Items 9-12 is incorporated by reference from Acap's definitive information statement, which is to be filed pursuant to Regulation 14C.

                            PART IV

ITEM 13.             EXHIBITS AND REPORTS ON  FORM 8-K.

(a)  Exhibits:

Exhibits                                             Location or
       Description                            Incorporation by Reference

3(a)(1)
Certificate of Incorporation of               *Form 10 effective June 22,
Registration dated March 12, 1985             1986, pages 58-61

3(a)(2)
Certificate of Amendment to the Certificate   *Form 10 effective June
of Incorporation of the Registrant dated       22, 1986, pages 62-65
October 25, 1985

3(a)(3)
Certificate of Amendment to the Certificate   *Form 10K dated December 31,
of Incorporation of the Registrant dated      1988, pages 51-53
August 22, 1986

3(a)(4)
Certificate of Amendment to the Certificate   *Form S4, Registration
of Incorporation of the Registrant dated      No. 33-27874
March 20, 1989

3(a)(5)
Certificate of Amendment to the Certificate   *Form 10KSB dated
of Incorporation of the Registrant dated      December 31,1994,
May 9, 1994                                   pages 273-276

3(b)(1)
Bylaws of the Registrant, as amended          *Form 10K dated December 31,
                                              1988, pages 54-68

3(b)(2)
Amendment to the Bylaws of the Registrant     *Form 10Q dated March 31, 1990
                                              page 11

4
Certificate of Designations of the            *Form 8K dated December 31,
Preferred Stock of the Registrant             1986, pages 23-31

10(a)(1)
1988 American Capitol Insurance Company       *Form 10K dated December 31,
Key Employee Stock Option Plan                1988, pages 37-44

10(a)(2)
Form of Grant of Stock Option used in 1988    *Form 10K dated December 31,
American Capitol Insurance Company Key        1988, pages 45-50
Employee Stock Option Plan

10(b)(1)
Agreement dated December 18, 1986 between     *Form S4, Amendment No.2,
Acap Corporation and Fortune National          Registration No. 33-27874
Corporation

Exhibits                                             Location or
       Description                            Incorporation by Reference

10(b)(2)
Amendment dated June 13, 1989 to Agreement    *Form S4, Amendment No. 2,
dated December 18, 1986 between                Registration No. 33-27874
Acap Corporation and Fortune
National Corporation

10(c)(1)
Employment Contract between American          *Form 10KSB dated December 31,
Capitol Insurance Company and John D.         1994, pages 278-290
Cornett

10(c)(2)
Stock Purchase Agreement between American     *Form 10KSB dated December 31,
Capitol Insurance Company and John D.         1994, pages 291-300
Cornett

10(d)
Supplemental Disability Income Agreement      *Form 10Q dated September 30,
between American Capitol Insurance Company     1990, pages 12-18
and William F. Guest

10(e)
Reinsurance Agreement between American        *Form 10KSB dated December 31,
Capitol Insurance Company and Crown Life      1993, pages 10-66
Insurance Company effective December 31,
1992, as amended

10(f)
Stock Purchase Agreement for Family Life      *Form 8K dated August 31,1994,
Insurance Company of Texas dated              pages 5-71
August 12, 1994

10(g)
$5,000,000 Surplus Debenture issued by        *Form 8K dated August 31, 1994,
American Capitol Insurance Company to         pages 72-74
John C. Bowden

10(h)
Guaranty Agreement and Collateral Pledge      *Form 8K dated August 31, 1994,
Agreement dated August 31, 1994 between       pages 75-93
Acap Corporation and John C. Bowden

10(i)
Reinsurance Agreement between Family Life     *Form 8K dated August 31, 1994,
Insurance Company of Texas and Alabama        pages 94-158
Reassurance Company effective
September 1, 1994

10(j)
Stock Purchase Agreement for Texas Imperial   *Form 8K dated September 28,
Life Insurance Company dated August 2, 1994    1994, pages 5-72

10(k)
Stock Purchase Agreement for Imperial Plan,   *Form 8K dated September 28,
Inc. dated August 2, 1994                     1994, pages 73-81

Exhibits                                             Location or
       Description                            Incorporation by Reference

10(l)
Employment Agreement between Texas Imperial   *Form 8K dated September 28,
Life Insurance Company and Richard M. Ridley  1994, pages 82-110

10(m)
Stock Purchase Agreement for Trans-Western    *Form 10KSB dated December 31,
Life Insurance Company                        1994, pages 43-110

10(n)
Reinsurance Agreement effective March 1,      *Form 10KSB dated December 31,
1994 between Trans-Western Life Insurance     1994, pages 111-161
Company and Alabama Reassurance Company

10(o)
Stock Purchase Agreement for Oakley-Metcalf   *Form 10KSB dated December 31,
Insurance Company                             1994, pages 162-212

10(p)
Reinsurance Agreement effective               *Form 10KSB dated December 31,
February 2, 1995 between Oakley-Metcalf       1994, pages 213-260
Insurance Company and Alabama Reassurance
Company


10(q)
Loan Agreement and related documents          *Form 10KSB dated December 31,
between Acap Corporation and Central          1994, pages 261-272
National Bank

11
Statement re computation of per share         *1995 Annual Report to
earnings                                      Stockholders, page 18

13
1995 Annual Report to Stockholders            Pages 12-47

22
Subsidiaries of the Registrant                Page 11

_______________________________________________________
* Exhibit is incorporated by reference to the listed document.

(b)      Reports on Form 8-K:

                  None.

                       SIGNATURES



In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Acap Corporation

Date:    March 25, 1996

By:


                   /s/ William F. Guest
     --------------------------------------------------

     William F. Guest
     Chairman of the Board


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Date:  March 25, 1996

By:


     /s/ William F. Guest                /s/John D. Cornett
-------------------------------     --------------------------------------
William F. Guest                    John D. Cornett
Chairman of the Board,              Executive Vice President and Treasurer
President and Director              (Principal Financial and Accounting
(Principal Executive Officer)       Officer)




   /s/ R. Wellington Daniels
----------------------------------
R. Wellington Daniels
Director

EXHIBIT 21


                        SUBSIDIARIES OF ACAP CORPORATION

Wholly-owned subsidiary of Acap Corporation:
--------------------------------------------

American Capitol Insurance Company (Texas)

Wholly-owned subsidiaries of American Capitol Insurance Company:
----------------------------------------------------------------

Family Life Insurance Company of Texas (Texas)
Imperial Plan, Inc. (Texas)
Texas Imperial Life Insurance Company (Texas)

Wholly-owned subsidiary of Texas Imperial Life Insurance Company:
-----------------------------------------------------------------

Oakley-Metcalf Insurance Company (Texas)


ACAP CORPORATION

Contents

President's Report                                                          1

Management's Financial Analysis                                             4

Consolidated Balance Sheet                                                 11

Consolidated Statements of Operations                                      12

Consolidated Statements of Stockholders' Equity                            13

Consolidated Statements of Cash Flows                                      14

Notes to Consolidated Financial Statements                                 15

Independent Auditors' Report                                               31

Stockholder Information                                                    32

Directors and Officers                                                     33

CORPORATE PROFILE

Acap Corporation is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of life insurance companies. Adjuncts to the acquisition-oriented growth strategy include using financial leverage and reinsurance to make more acquisitions and to maximize the return to stockholders, consolidating and streamlining the operations of acquired businesses, concentrating on a limited number of lines of business and providing superior customer service to improve policy retention.

Acap was formed in 1985. Acap's life insurance operations are conducted through its wholly-owned life insurance subsidiaries. All operations are conducted from the corporate headquarters in Houston, Texas. Acap's common stock is quoted on the NASD Electronic Bulletin Board under the symbol AKAP. PRESIDENT'S REPORT

HIGHLIGHTS

During 1995:

The Company completed the acquisition of Oakley-Metcalf Insurance Company.

The Company consolidated the business of the four recently acquired life insurance subsidiaries into one of those subsidiaries. One of the three resulting "shell" companies was sold and the Company hopes to sell the two remaining "shell" companies during 1996.

The Company increased the reinsurance on the policies from a 1994 acquisition, resulting in a deferred gain on reinsurance of $1,350,036.

The Company reduced notes payable from $8.3 million at December 31, 1994 to $1.3 million at December 31, 1995.

The Company had earnings of $277,033, or $9.04 per common share.

Corporate Developments

On February 2, 1995, the Company acquired Oakley-Metcalf Insurance Company ("Oakley"), a Texas life insurance company, in a $2,559,516 cash transaction. At the date of acquisition, Oakley had assets totalling approximately $4.4 million and had approximately 3,000 life insurance policies in force.

During 1995, the Company consolidated the policies in force of Oakley and two life insurance subsidiaries acquired in 1994, Family Life Insurance Company of Texas ("Family") and Trans-Western Life Insurance Company ("Trans-Western"), into another subsidiary acquired during 1994, Texas Imperial Life Insurance Company ("Texas Imperial"). The Company expects to realize operational efficiencies as a result of the consolidation, beginning in 1996. Also, by moving the policies out of Oakley, Family and Trans-Western and leaving those companies with minimal assets, it positioned the Company to realize the value of the charters of those companies through the sale of such companies. Trans-Western was sold to an unaffiliated third party on September 30, 1995. The Company realized a pre-tax investment gain of $50,000 on the sale of the Trans-Western stock. The Company hopes to sell Oakley and Family during 1996.

Immediately following the acquisition of Family on August 31, 1994, the Company reinsured with an unaffiliated life insurance company 20% of each of the life insurance policies in force of Family. On January 4, 1995, the Company increased the reinsurance on each of those policies from 20% to 100%. The Company recorded a deferred gain on reinsurance of $1,350,036 and an increase in the reinsurance receivable of $2,809,418 as a result of the increase in the reinsurance percentage. The Company continues to administer the policies, for which it receives compensation from the reinsuring life insurance company.

The Company reduced notes payable from $8,300,000 at December 31, 1994 to $1,312,500 at December 31, 1995. The two notes outstanding at December 31, 1994 were repaid January 31, 1995. The sources of repayment were $6.8 million in working capital of the Company and a new $1.5 million bank loan.

The Company is exploring the potential of the marketing operation of Texas Imperial. Texas Imperial markets final expense life insurance and insurance-funded prepaid funeral services contracts in the State of Texas. While the marketing results during 1995 were below expectations, the Company did receive approximately $500,000 in single premiums related to the conversion of three trust-funded prepaid funeral service plans to insurance-funded plans.

RESULTS OF OPERATIONS

The Company's net income for 1995 of $277,033, or $9.04 per common share, compares to net income for 1994 of $1,718,374, or $183.04 per common share. The 1994 net income included $1,361,310 in realized investment gains, whereas the 1995 net income included $170,003 in realized investment gains. Excluding realized investment gains, pre-tax operating income for the year 1995 was $330,359, compared to pre-tax operating income in 1994 of $817,409. As explained in detail in the Management's Financial Analysis section of this Annual Report, the decrease in operating income is primarily the result of unusual mortality experience and a decrease in investment income on a significant asset of the Company.

Largely as a result of unrealized investment gains, book value per common share increased 105% to $518.01 at December 31, 1995 compared to $252.23 at December 31, 1994. Under an accounting standard adopted in 1993, the Company records its fixed maturity and equity securities at fair value, with unrealized gains and losses, net of taxes, reported in stockholders' equity. With the Company's sizeable investments in fixed maturity securities, changes in market interest rates can result in significant swings in the fair value of the fixed maturity securities. The accounting standard does not permit the Company to make an offsetting restatement of its liabilities for changes in interest rates. Excluding all unrealized investment gains and losses, book value per common share increased 2% to $387.47 at December 31, 1995 compared to $378.43 at December 31, 1994.

A more complete analysis of the results of operations is included in the Management's Financial Analysis section of this Annual Report. Stockholders are urged to read the entire Annual Report to gain a better understanding of the Company, its recent financial performance and its prospects.

LIQUIDATION OF FORTUNE

Fortune National Corporation ("Fortune"), the Owner of 63.7% of the Company's outstanding common stock, expects to adopt a plan of dissolution and liquidation at its annual stockholder meeting on May 6, 1996. Except for a small amount of cash, Fortune's assets consist solely of 5,421 shares of the Company's common stock. Upon liquidation, Fortune's stockholders are entitled to receive their pro rata portion of the 5,421 shares of the Company's common stock owned by Fortune.

Under the plan, no fractional shares of the Company's common stock will be issued. Fortune's stockholders have the option of selling their "odd lot" shares of Fortune common stock to the Company or buying from the Company enough Fortune common stock to round up their holdings.

The Company has entered into an agreement with Fortune to pay for Fortune's operating expenses through the expiration of the plan of dissolution and liquidation of Fortune (estimated to be $19,350). In exchange for its services, the Company will receive 55,323 shares of Fortune common stock prior to the liquidation. The Company will account for its own common stock received as a part of the liquidating distribution as treasury shares. The estimated result of this accounting treatment will be a decrease in the Company's stockholders' equity of approximately $144,784 and a decrease in the number of shares of Company common stock outstanding from 8,516 to approximately 7,570. Due to a higher proportional decrease in common shares outstanding as compared to stockholders' equity, the Company's book value per common share is estimated to increase from $518.01 to $563.62 (based on December 31, 1995 amounts). The foregoing figures assume that no Fortune stockholders elect to round up odd lot shares and the Company is required to purchase all of the odd lot shares.

Fortune's liquidation will not result in a change in the management, directors, or the ultimate control of the Company.

OUTLOOK

The Company is continually searching for, evaluating and negotiating for new acquisitions. While the acquisition strategy is inherently characterized by punctuated growth, the Company hopes to continue the increased pace of acquisitions which began in 1994.






                                                          William F. Guest
                                                          President

                                                          April 15, 1996

ACAP CORPORATION
MANAGEMENT'S FINANCIAL ANALYSIS


SIGNIFICANT TRANSACTIONS

During 1994, the Company, through its wholly-owned subsidiary, American Capitol Insurance Company ("American Capitol"), acquired three life insurance companies: Trans-Western Life Insurance Company ("Trans-Western") on February 25, 1994, Family Life Insurance Company of Texas ("Family") on August 31, 1994, and Texas Imperial Life Insurance Company ("Texas Imperial") on September 29, 1994. The Family acquisition met the accounting definition of a "material" transaction.

On February 2, 1995, the Company, through Texas Imperial, acquired Oakley-Metcalf Insurance Company ("Oakley"), a Texas life insurance company, in a $2,559,516 cash transaction. At the date of acquisition, Oakley had assets totalling approximately $4.4 million and approximately 3,000 life policies in force.

All of the acquisitions noted above were accounted for using the purchase method of accounting. Accordingly, the Company's results of operations only reflect the results of the acquired companies from their respective dates of acquisition.

On January 4, 1995, the Company increased the reinsurance on each of the life policies in force of Family from 20% to 100%. The Company recorded a deferred gain on reinsurance of $1,350,036 and an increase in the reinsurance receivable of $2,809,418 on the transaction. Whereas 1994's results of operations included 80% of the premiums, policy benefits, etc. of Family's policies from September 1, 1994 through December 31, 1994, 1995's results of operations do not include those income and expense elements.

During 1995, the Company consolidated the policies in force of Family, Oakley and Trans-Western into Texas Imperial. The Company expects to realize operational efficiencies as a result of the consolidation, beginning in 1996.

RESULTS OF OPERATIONS

Revenue from premiums and other considerations increased 43% during 1995 in comparison to premiums and other considerations for 1994. As a result of the inclusion of premiums for Texas Imperial for all of 1995, premiums increased approximately $900,000 in 1995 in comparison to 1994. During 1994, Texas Imperial's premiums were only included from the date Texas Imperial was acquired, September 29, 1994. Texas Imperial's 1995 premiums included approximately $500,000 in single premiums related to the conversion of three trust-funded prepaid funeral service plans to insurance-funded plans.
Partially offsetting the increase in premiums resulting from the inclusion of Texas Imperial for a full year was a decrease in the premiums of American Capitol, Family and Trans-Western. American Capitol's premiums were approximately $20,000 lower in 1995 in comparison to 1994 as a result of normal policy attrition. Family's premiums were approximately $300,000 lower in 1995 in comparison to 1994. This decrease is attributable to the difference in the reinsurance percentages on the Family policies noted above. Whereas 1994's premiums included 80% of Family's premiums from the date Family was acquired (August 31, 1994), 1995's premiums included none of Family's premiums since the policies were 100% reinsured. Finally, premiums related to Trans-Western's policies were approximately $100,000 lower in 1995 in comparison to 1994 due to the termination at the beginning of 1995 of a reinsurance treaty whereby Trans-Western was the assuming reinsurer.

Net investment income decreased 23% during 1995 in comparison to 1994. The decrease in net investment income is attributable to several factors. One such factor is the difference in the reinsurance percentages on the Family policies noted above. Whereas 1994's net investment income included 80% of the net investment income on Family's reserve assets from the date Family was acquired (August 31, 1994), 1995's net investment income included none of the net investment income on Family's reserve assets since the policies were 100% reinsured (January 4, 1995). A second factor in the decrease was the repayment of a $2.3 million mortgage loan on September 28, 1994. The mortgage loan in question was issued in 1983 in connection with the sale of American Capitol's home office building. The loan was repaid in full by (1) selling the home office building to American Capitol for $1.1 million, (2) making a cash payment of $600,000 and (3) issuing a note to American Capitol that was then paid off in December, 1994 for cash of $600,000. Whereas the mortgage loan earned 10%, the cash the Company received was reinvested at a rate lower than 10%. Also, to date the building has not yielded a 10% return. The decreases in net investment income for 1995 noted above were somewhat offset by the inclusion of a full year's net investment income on Texas Imperial during 1995, whereas 1994's net investment income only included the income of Texas Imperial from the date of its acquisition, September 29, 1994.

The Company recorded realized investment gains of $170,003 for the year 1995 in comparison to realized investment gains of $1,361,310 for the year 1994. Realized investment gains for 1995 include a gain on the sale of the stock of Trans-Western. During the third quarter of 1995, Trans-Western transferred most of its business to Texas Imperial. The Trans-Western "shell" was then sold to an unaffiliated third party. The Company realized a pre-tax investment gain of $50,000 on the sale of the Trans-Western stock. The balance of 1995's realized investment gains were primarily the result of a restructuring of Texas Imperial's investment portfolio. Realized investment gains for 1994 include a $1,450,000 gain related to the mortgage loan on the Company's home office property, discussed above. Prior to the repayment of the loan, the Company held a valuation allowance related to the mortgage loan. The 1994 gain of $1,450,000 was the release of the total valuation allowance. During 1995, the Company entered into an earnest money contract to sell the home office property. However, the sale was not completed and the earnest money contract expired.

The reinsurance expense allowance increased 17% during 1995 in comparison to 1994. Whereas during 1994 the Company only received the reinsurance expense allowance related to the companies acquired during 1994 from their respective dates of acquisition and reinsurance, the Company received such expense allowance for the full year during 1995. Also, the Company only received an expense allowance on 20% of Family's policies during 1994, while the previously noted change in the reinsurance percentage resulted in the Company receiving an expense allowance on 100% of Family's policies during 1995.

The amortization of the deferred gain on reinsurance increased 116% during 1995 in comparison to 1994. Whereas during 1994 the Company only received the amortization of the deferred gain on reinsurance related to the companies acquired during 1994 from their respective dates of acquisition and reinsurance, the Company received such amortization for the full year during 1995. Also, the change in the reinsurance percentage on Family's policies during 1995 increased the deferred gain on reinsurance and the related amortization of such deferred gain into income.

Policy benefits (death and other benefits) were 36% of total revenue excluding realized investment gains during 1995 compared to 29% of total revenue excluding realized investment gains during 1994. The higher ratio of total policy benefits to total revenue during 1995 is attributable in part to the composition of the business of Texas Imperial. Texas Imperial is in the insurance-funded prepaid funeral services business. Higher reserve requirements due to higher average attained ages in this type of business result in a higher benefit to revenue ratio. It should also be noted that American Capitol's death claims were $346,844 in 1995 compared to $182,854 in 1994 (and $185,264 in 1993). Management is unaware of any factor that would indicate the higher level of claims in 1995 represents a trend as opposed to an aberration.

Total expenses (commissions, general expenses, interest expense, and the amortization of deferred acquisitions costs and goodwill) were 58% of total revenue excluding realized investment gains during 1995 compared to 53% of total revenue excluding realized investment gains during 1994. General expenses in both years include the costs associated with administering reinsured policies. Given the significance of the Company's reinsurance, this results in an expense to revenue ratio that is higher than typical for the life insurance industry. However, the Company receives an expense allowance on reinsurance ceded that management believes adequately compensates the Company for the administration of the reinsured policies. The higher percentage of total expenses to total revenue in 1995 is in part due to the change in the reinsurance percentage on Family's policies. As noted above, the expense to revenue ratio is higher for the Company's fully reinsured business than for business that is not fully reinsured. Since the Family policies were fully reinsured during 1995 but only 20% reinsured during 1994, the expense to revenue ratio related to these policies is not comparable.

Excluding net realized investment gains, pre-tax operating income for the year 1995 was $330,359 compared to pre-tax operating income for the year 1994 of $817,409. The decrease in operating income is primarily the result of the adverse mortality experience in American Capitol and the decrease in investment income resulting from the repayment of the $2.3 million mortgage loan.

The Company's current federal income tax expense for the year 1995 was $1,004,727 compared to a current federal income tax expense for the year 1994 of $320,522. The Family reinsurance transactions, the 20% reinsurance in 1994 and the increase to 100% reinsurance in 1995, resulted in significant taxable income, the taxes on which are the primary component of the current federal income tax expense for 1994 and 1995, respectively.

The current federal income tax effect of the Family reinsurance transactions was partially offset by a related deferred federal income tax benefit. The deferred federal income tax benefit from the 1994 Family reinsurance transaction was less than the deferred federal income tax expense in 1994 related to the repayment of the home office mortgage loan.

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY OF INSURANCE SUBSIDIARIES

Acap's insurance subsidiaries have a significant portion of their assets invested in debt instruments, short-term investments, or other marketable securities. Although there is no present need or intent to dispose of such investments, the insurance subsidiaries could liquidate portions of the investments should the need arise. These assets should be sufficient to meet the insurance subsidiaries' anticipated long-term and short-term liquidity needs.

As of December 31, 1995, 100% of the insurance subsidiaries' portfolios of publicly-traded bonds are invested in securities that are rated investment grade (i.e., rated BBB-/Baa3 or higher by Standard & Poor or Moody). The Company's investment policy prohibits making any new investment in below investment grade securities without the advance approval of the applicable insurance subsidiary's Board of Directors. All of the Company's bonds are classified as available for sale and are, accordingly, reflected in the financial statements at fair value. The insurance subsidiaries' liabilities are primarily long term in nature. Therefore, long-term assets can be purchased with the general intent to hold such assets to maturity. It has not been the Company's investment practice in the past to be an active trader with its bond portfolios. It is not expected that the insurance subsidiaries' investment practices will change in the future.

A significant portion (35%) of the Company's bond portfolio is invested in mortgage-backed securities, with 94% of such mortgage-backed securities classified as collateralized mortgage obligations and 6% classified as pass-through securities. Mortgage-backed securities are purchased to diversify the portfolio from credit risk associated with corporate bonds. The majority of mortgage-backed securities in the Company's investment portfolio have minimal credit risk because the underlying collateral is guaranteed by specified government agencies (e.g., GNMA, FNMA, FHLMC).

The principal risks inherent in holding mortgage-backed securities are prepayment and extension risks that arise from changes in the general level of interest rates. As interest rates decline and homeowners refinance their mortgages, mortgage-backed securities prepay more rapidly than anticipated. Conversely, as interest rates increase, underlying mortgages prepay more slowly, causing mortgage-backed securities principal repayment to be extended. In general, mortgage-backed securities provide for higher yields than corporate debt securities of similar credit quality and expected maturity to compensate for this greater amount of cash flow risk. Due to the underlying structure of the individual securities, the majority of mortgage-backed securities in the Company's investment portfolio have relatively low cash flow variability.

The Company's investments in collateralized mortgage obligations are primarily of the planned amortization class (56%), Z (23%) and sequential (19%) types. A planned amortization class tranche is structured to provide more certain cash flows and is therefore subject to less prepayment and extension risk than other forms of mortgage-backed securities. Planned amortization class securities derive their stability at the expense of cash flow risk for other tranches in a deal, as early repayments are applied first to other tranches, and cash flows originally applicable to other tranches are first applied to the planned amortization class tranche if that tranche's originally scheduled cash flows are received later than expected. The Z tranche defers all interest to other tranches until those tranches are paid down, at which time accumulated interest and principal are paid to this class. The cash flows associated with sequential tranches can vary as interest rates fluctuate, since these tranches are not supported by other tranches.

Under an accounting standard adopted in 1993, the Company records its fixed maturity and equity securities at fair value with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity. Primarily as a result of declining interest rates during the year, the fair value of the Company's fixed maturity and equity securities increased $2,186,436 during 1995, following a $1,101,395 decrease during 1994. The new accounting standard does not permit the Company to restate its liabilities for changes in interest rates.

As of December 31, 1995, American Capitol held 16 mortgage loans as investments. American Capitol's investment policy generally prohibits making new investments in mortgage loans, except in connection with the sale of Company owned real estate. The average principal balance of the remaining mortgage loans at December 31, 1995 was $79,094 and the weighted average maturity was 3 years. Mortgage loans on Texas properties represent 86% of the mortgage loan balances at December 31, 1995 with Louisiana properties representing 14% of the balances. Commercial mortgages represent 86% of the mortgage loan balances at December 31, 1995 with residential mortgages constituting the balance. In general, the performance of commercial mortgages is more subject to changing U.S. and regional economic conditions than residential mortgages. Mortgage loans are far less liquid an investment than publicly-traded securities.

At December 31, 1995, the only real estate owned by American Capitol is the home office property, with a book value of $1,505,325.

At December 31, 1994, Family had a $3.3 million note payable outstanding. Family repaid the note on January 31, 1995, out of working capital.

At December 31, 1994, American Capitol had a $5 million surplus debenture outstanding that had been issued in connection with the acquisition of Family. The note was repaid on January 31, 1995. Of the total $5 million payment, $3.5 million was paid from working capital of the Company and $1.5 million was provided by a surplus debenture issued by American Capitol to Acap. As described below, Acap's source of funds was a $1.5 million bank loan.

LIQUIDITY OF THE PARENT COMPANY

On January 31, 1995, as a source of funds to repay the $5 million surplus debenture issued in connection with the Company's acquisition of Family, Acap borrowed $1.5 million from Central National Bank of Waco, Texas. The note is renewable each April 30 until fully repaid. The note bears interest at a rate equal to the base rate of a bank plus 1%. Principal payments on the note are due quarterly. The note is secured by a pledge of all the outstanding shares of American Capitol. The loan agreement contains certain restrictions and financial covenants. Without the written consent of the bank, Acap may not incur any debt, pay common stock dividends or sell any substantial amounts of assets. Also, American Capitol is subject to minimum statutory earnings and capital and surplus requirements during the loan term. The Company is in compliance with all of the terms of the loan. The principal payments on the bank loan are matched by the principal payments on a surplus debenture issued by American Capitol to Acap.

Going forward, the primary sources of funds for Acap are payments on the surplus debenture from American Capitol and dividends from American Capitol. American Capitol may pay dividends in any one year without the prior approval of regulatory authorities as long as such dividends do not exceed certain statutory limitations. As of December 31, 1995, the amount of dividends available to the parent company from American Capitol not limited by such restrictions is approximately $260,000. Payments on the surplus debenture may only be made to the extent statutory capital and surplus exceeds $2 million. At December 31, 1995, American Capitol's statutory capital and surplus was $2,716,261.

The determination of statutory surplus is governed by accounting practices prescribed or permitted by the State of Texas. Statutory surplus therefore bears no direct relationship to surplus as would be determined under generally accepted accounting principles.

REINSURANCE

Reinsurance plays a significant role in the Company's operations. In accounting for reinsurance, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. At December 31, 1995, reinsurance receivables with a carrying value of $29.8 million were associated with a single reinsurer, Crown Life Insurance Company ("Crown"). At December 31, 1994, Crown had assets in excess of $7 billion and shareholders' equity of approximately $0.4 billion. Crown is rated "Excellent" by A.M. Best Company, an insurance company rating organization. At December 31, 1995, reinsurance receivables with a carrying value of $4.2 million were associated with Alabama Reassurance Company ("Alabama Re"). The Alabama Re reinsurance receivables are secured by trust accounts containing letters of credit totalling $6.6 million granted in favor of the applicable insurance subsidiary of the Company.

With regard to the policies not 100% reinsured with Crown or Alabama Re, the Company seeks to limit its exposure to loss on any single insured by reinsuring the portion of risks in excess of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

The Company is contingently liable for amounts ceded to reinsurers in the event the reinsurers are unable to meet their obligations assumed under the reinsurance agreements. Acap evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

ACCOUNTING STANDARDS

In December 1991, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 extends existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. If estimating fair value is not practicable, SFAS No. 107 requires disclosures of descriptive information pertinent to estimating the value of a financial instrument. SFAS No. 107 was amended by SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." Among other things, SFAS No. 119 requires additional disclosures about derivative financial instruments. For companies the size of Acap, SFAS No. 107 and SFAS No. 119 are effective for financial statements issued for fiscal years ending after December 15, 1995. Accordingly, the Company incorporated the disclosures required by these standards in the December 31, 1995, financial statements.

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires a creditor to measure impairment of a loan based on the fair value of the collateral when the creditor determines that foreclosure is probable. A creditor is required to recognize impairment by creating a valuation allowance. If there is a significant change (increase or decrease) in the fair value of the collateral, the creditor is required to recalculate impairment and adjust the valuation allowance. In 1994, the FASB amended SFAS No. 114 through SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," to allow a creditor to use existing methods for recognizing income on impaired loans. The Company adopted these standards in 1995 without impact to the financial statements.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121, which must be adopted by fiscal years beginning after December 15, 1995, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to (1) those assets to be held and used in the business, and (2) for assets to be disposed of. The Company does not anticipate a material effect of the financial statements from this new accounting standard.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides a choice for accounting for employee stock compensation plans. A company can elect to use the new fair-value-based method of accounting for employee stock compensation plans, under which compensation cost is measured and recognized in results of operations, or continue to account for these plans under the current accounting standards. Entities electing to remain with the present accounting method must make disclosures of what net income and earnings per share would have been if the fair-value-based method of accounting had been applied. SFAS No. 123 must be adopted in 1996. The Company has not yet selected which accounting option it will adopt, however, the Company currently has only immaterial stock options outstanding and therefore does not expect the adoption of SFAS No. 123 to have material effect on the financial statements.

SUBSEQUENT EVENT

Fortune National Corporation ("Fortune"), the owner of 63.7% of the Company's outstanding common stock, expects to adopt a plan of dissolution and liquidation at its annual stockholder meeting on May 6, 1996. Except for a small amount of cash, Fortune's assets consist solely of 5,421 shares of Acap's common stock. Upon liquidation, Fortune's stockholders are entitled to receive their pro rata portion of the 5,421 shares of Acap's common stock owned by Fortune.

Under the plan, no fractional shares of Acap's common stock will be issued. Fortune's stockholders have the option of selling their "odd lot" shares of Fortune common stock to Acap or buying from Acap enough Fortune common stock to round up their holdings.

Acap has entered into an agreement with Fortune to pay for Fortune's operating expenses through the expiration of the plan of dissolution and liquidation of Fortune (estimated to be $19,350). In exchange for its services, Acap will receive 55,323 shares of Fortune common stock prior to the liquidation. The Company will account for its own common stock received as a part of the liquidating distribution as treasury shares. The estimated result of this accounting treatment will be a decrease in the Company's stockholders' equity of approximately $144,784 and a decrease in the number of shares of Company common stock outstanding from 8,516 to approximately 7,570. Due to a higher proportional decrease in common shares outstanding as compared to stockholders' equity, the Company's book value per common share is estimated to increase from $518.01 to $563.62 (based on December 31, 1995 amounts). The foregoing figures assume that no Fortune stockholders elect to round up odd lot shares and the Company is required to purchase all of the odd lot shares.

Fortune's liquidation will not result in a change in the management, directors, or the ultimate control of Acap.

                         ACAP CORPORATION
                    CONSOLIDATED BALANCE SHEET

                                                                 December 31,
                                                                      1995
ASSETS
Investments:
  Fixed maturities available for sale
    (amortized cost $28,019,620)                                  $29,815,078
  Equity securities (cost $247,856)                                    59,679
  Mortgage loans                                                    1,265,499
  Real estate                                                       1,505,325
  Policy loans                                                      6,634,446
  Short-term investments                                            1,710,747
                                                                   ----------
     Total investments                                             40,990,774
Cash                                                                  123,613
Accrued investment income                                             552,961
Reinsurance receivables                                            36,735,253
Accounts receivable (less allowance for uncollectible accounts
  of $82,797)                                                         119,553
Deferred acquisition costs                                          1,779,055
Property and equipment (less accumulated depreciation of $541,398)     64,291
Costs in excess of net assets of acquired business
  (less accumulated amortization of $472,802)                       2,200,972
Other assets                                                          314,982
                                                                   ----------
                                                                  $82,881,454
                                                                  ===========
LIABILITIES
Policy liabilities:
  Future policy benefits                                          $67,662,600
  Contract claims                                                     778,380
                                                                   ----------
     Total policy liabilities                                      68,440,980
Other policyholders' funds                                          1,733,485
Other liabilities                                                     677,510
Deferred tax liability                                              2,040,354
Note payable                                                        1,312,500
Deferred gain on reinsurance                                        2,415,222
                                                                   ----------
     Total liabilities                                             76,620,051
                                                                   ----------
STOCKHOLDERS' EQUITY
Series A preferred stock, par value $.10 per share, authorized, issued and outstanding 74,000 shares (involuntary liquidation
  value $2,035,000)                                                 1,850,000
Common stock, par value $.10 per share,
  authorized 10,000 shares, issued 8,757 shares                           876
Additional paid-in capital                                          6,259,069
Accumulated deficit                                                (2,854,416)
Treasury stock, at cost, 241 common shares                           (105,853)
Net unrealized investment gains, net of taxes of $505,497           1,111,727
                                                                  -----------
     TOTAL STOCKHOLDERS' EQUITY                                     6,261,403
                                                                  -----------
                                                                  $82,881,454
                                                                  ===========

See accompanying notes to consolidated financial statements.
                                 ACAP CORPORATION
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEARS ENDED DECEMBER 31,
                                                           1995        1994
REVENUES
Premiums and other considerations                      $1,581,864   1,105,202
Net investment income                                   1,297,361   1,686,519
Net realized investment gains                             170,003   1,361,310
Reinsurance expense allowance                           1,897,257   1,623,438
Amortization of deferred gain on reinsurance              278,306     128,747
Other income                                               83,918      26,249
                                                        ---------------------
   Total revenues                                       5,308,709   5,931,465
                                                        ---------------------
BENEFITS AND EXPENSES
Death benefits                                            612,125     518,029
Other benefits                                          1,234,174     807,357
Commissions and general expenses                        2,576,224   2,049,103
Interest expense                                          165,929     192,608
Amortization of costs in excess of net acquired business  104,095      73,994
Amortization of deferred acquisition costs                115,800     111,655
                                                        --------------------
   Total benefits and expenses                          4,808,347   3,752,746
                                                        --------------------
EARNINGS
Income before federal income tax expense (benefit)        500,362   2,178,719
Federal income tax expense (benefit):
  Current                                               1,004,727     320,522
  Deferred                                               (781,398)    139,823
                                                        ------------------------
Net income                                             $   277,033   1,718,374
                                                        ------------------------
EARNINGS PER SHARE
Net income per common share                            $      9.04      183.04
                                                        =======================

See accompanying notes to consolidated financial statements.

                                     ACAP CORPORATION
                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      YEARS ENDED DECEMBER 31,
                                                           1995       1994
PREFERRED STOCK (Including Additional Paid-in Capital) $1,850,000  1,850,000

COMMON STOCK                                                  876        876

ADDITIONAL PAID-IN CAPITAL                              6,259,069  6,259,069

ACCUMULATED DEFICIT
  Balance, beginning of year                           (2,931,417)(4,490,225)
  Net income                                              277,033  1,718,374
  Preferred stock cash dividends                         (200,032)  (159,566)
                                                        ----------------------
  Balance, end of year                                 (2,854,416)(2,931,417)
                                                        ---------------------
TREASURY STOCK                                           (105,853)  (105,853)

NET UNREALIZED INVESTMENT GAINS (LOSSES)
  Balance, beginning of year                           (1,074,709)    26,686
  Change during year                                    2,186,436 (1,101,395)
                                                        ---------------------
  Balance, end of year                                  1,111,727 (1,074,709)
                                                        ----------------------
TOTAL STOCKHOLDERS' EQUITY                             $ 6,261,403  3,997,966
                                                        ========================

See accompanying notes to consolidated financial statements.

                                  ACAP CORPORATION
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED DECEMBER 31,
                                                           1995       1994
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                              $277,033    1,718,374
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                          190,600      124,200
  Amortization of deferred acquisition costs             115,800      111,655
  Premium and discount amortization                      (33,640)      15,177
  Realized gains on investments                         (170,003)  (1,361,310)
  Deferred federal income tax expense (benefit)         (781,398)     139,823
  Decrease in reinsurance receivables                  1,411,458       95,014
  Decrease (increase) in accrued investment income        36,488      (35,669)
  Decrease (increase) in accounts receivable             (97,448)       7,672
  Decrease (increase) in other assets                    652,387     (312,971)
  Increase (decrease) in future policy benefit liability(472,836)     475,905
  Increase (decrease) in contract claim liability         96,793     (141,283)
  Increase (decrease) in other policyholders' funds
    liability                                             50,484      (18,832)
  Increase (decrease) in other liabilities              (219,436)     153,075
  Amortization of deferred gain on reinsurance          (278,306)    (128,747)
                                                        -----------------------------------
    Net cash provided by operating activities            777,976      842,083
                                                        -----------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of investments available for sale
  and principal repayments on mortgage loans           5,231,345    4,884,802
Purchases of investments available for sale           (8,011,380)(11,191,659)
Net decrease in policy loans                             318,167      285,897
Net decrease in short-term investments                11,422,323    5,795,927
Purchase of subsidiaries, net of cash provided by
(used in) acquisitions                                (1,952,300)     564,355
Purchases of property and equipment                      (24,746)     (14,271)
                                                       ----------------------------------
    Net cash provided by investing activities          6,983,409      325,051
                                                       ---------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of note payable                 1,500,000          --
Principal payments on notes payable                   (8,487,500)         --
Deposits on policy contracts                           1,316,280    1,042,461
Withdrawals from policy contracts                     (2,151,240)  (1,727,307)
Preferred dividends paid                                (200,032)    (159,566)
                                                       -----------------------------------
    Net cash used in financing activities             (8,022,492)    (844,412)
                                                       ---------------------------------

Net increase (decrease) in cash                         (261,107)     322,722
Cash at beginning of year                                384,720       61,998
Cash at end of year                                   $  123,613      384,720

See accompanying notes to consolidated financial statements.

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION AND NATURE OF OPERATIONS

The consolidated financial statements of Acap Corporation ("Acap" or "the Company"), a majority-owned subsidiary of Fortune National Corporation ("Fortune"), include its wholly-owned subsidiaries, American Capitol Insurance Company ("American Capitol"), Family Life Insurance Company of Texas ("Family"), Imperial Plan, Inc. ("Imperial Plan"), Texas Imperial Life Insurance Company ("Texas Imperial"), through September 30, 1995, Trans-Western Life Insurance Company ("Trans-Western") and, since February 2, 1995, Oakley-Metcalf Insurance Company ("Oakley"). All significant intercompany transactions and accounts have been eliminated in consolidation.

Acap is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of insurance companies. Acap's life insurance operations are conducted through its wholly-owned life insurance subsidiaries. Operations are conducted from the corporate headquarters in Houston, Texas. Approximately half of the Company's direct collected premium comes from residents of the State of Texas, with no other state generating as much as 10% of the Company's direct collected premium.

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Such accounting principles differ from prescribed statutory reporting practices used by the insurance subsidiaries in reporting to state regulatory authorities. The more significant differences from statutory accounting principles are:
(a) acquisition costs related to acquiring new business are deferred and amortized over the expected lives of the policies rather than being charged to operations as incurred; (b) future policy benefits are based on estimates of mortality, interest and withdrawals generally representing the Company's experience, which may differ from those based on statutory mortality and interest requirements without consideration of withdrawals; (c) deferred federal income taxes are provided for temporary differences between assets and liabilities reported for financial reporting purposes and reported for federal income tax purposes; (d) certain assets (principally furniture and equipment, agents' debit balances and certain other receivables) are reported as assets rather than being charged to retained earnings; (e) investments in fixed maturities available for sale are recorded at fair value rather than at amortized cost; and (f) for acquisitions accounted for as a purchase, the identified net assets of the acquired company are valued at their fair values and the excess of the value of the consideration over the net assets assumed is amortized over a period not to exceed forty years; whereas, for statutory purposes, acquisitions are accounted for as equity investments.

Generally, the net assets of the Company's insurance subsidiaries available for transfer to the parent company are limited to the amounts that the insurance subsidiaries' statutory net assets exceed minimum statutory capital requirements; however, payment of the amounts as dividends may be subject to approval by regulatory authorities. As of December 31, 1995, the amount of dividends available to the parent company from subsidiaries not limited by such restrictions is approximately $260,000. The combined net income of the Company's insurance subsidiaries (where applicable, from the date such subsidiary was acquired), as determined using statutory accounting practices, was $7,454,344 and $2,871,495 for the years ended December 31, 1995 and 1994, respectively. The consolidated statutory stockholders' equity of the Company's insurance subsidiaries amounted to $2,716,261 and $2,704,711 at December 31, 1995 and 1994, respectively. The total adjusted statutory stockholders' equity of the Company's insurance subsidiaries exceeds the applicable Risk-Based Capital requirements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the current year presentation.

INVESTMENTS

Investments are reported on the following bases:

All of the Company's debt and equity securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 and are classified as available-for-sale securities. Accordingly, such securities are reported at fair value, with unrealized gains and losses, net of taxes, excluded from earnings and reported in a separate component of stockholders' equity.

Mortgage loans on real estate are carried at unpaid principal balances.

Policy loans are carried at their unpaid principal balances. Policy loans consist primarily of automatic borrowings against a policy's cash surrender value to pay policy premiums. Interest accrues at rates ranging from 5% to 10%.

Real estate consists of the home office property. The home office building is carried at cost less accumulated depreciation. Depreciation is computed using the straight line method over twenty years. Accumulated depreciation at December 31, 1995 was $51,250. Tenant improvements are amortized over the term of the lease. Land is carried at the lower of cost or fair value. Foreclosed real estate is carried at the lower of cost or fair value determined at the date of foreclosure.

Short-term investments, consisting primarily of commercial paper, are carried at cost.

Write-downs and other realized gains and losses, determined on the specific identification method, are accounted for in the consolidated statements of operations in net realized investment gains or losses.

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


DEFERRED ACQUISITION COSTS

Costs which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs principally include commissions and certain costs of policy issuance and underwriting. For universal life-type contracts, deferred costs are amortized in relation to the present value of expected future gross profits from the contracts. For traditional contracts, deferred costs are amortized in relation to future anticipated premiums. The deferred costs are reviewed to determine that the unamortized portion of such costs does not exceed recoverable amounts. Management believes such amounts are recoverable.

The cost of policies acquired through the purchase of insurance companies, representing the actuarially determined present value of projected future profits from policies in force at the purchase date, is deferred and amortized with interest of 7% to 9% over the policies' estimated lives.

The deferred acquisition costs for the year ended December 31, 1995 are summarized as follows:

Balance at December 31, 1994                                     $ 3,354,237
Amortized during the year                                           (115,800)
Insurance in force acquired                                          564,272
Insurance in force ceded                                          (2,023,654)
                                                                 ------------
Balance at December 31, 1995                                     $ 1,779,055
                                                                 ============


On January 4, 1995, the Company increased the reinsurance on the Family life policies from 20% to 100% which resulted in a $1,459,382 decrease in deferred acquisition costs.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which range from five to ten years. Depreciation expense was $44,907 and $50,206 for the years ended December 31, 1995 and 1994, respectively. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

COSTS IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESS

The costs in excess of net assets of acquired business are amortized on a straight-line basis over seven year and forty year periods.

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RECOGNITION OF PREMIUM REVENUE AND RELATED EXPENSES, LIABILITY FOR FUTURE POLICY BENEFITS AND CONTRACT CLAIMS

For traditional insurance contracts, premiums are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in their recognition over the premium paying period of the contracts. Such recognition is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.

For contracts with mortality risk that permit the Company to make changes in the contract terms (such as interest-sensitive whole life policies), premium collections and benefit payments are accounted for as increases or decreases to a liability account rather than as revenue and expense. In addition, decreases to the liability account for the costs of insurance and policy administration and for surrender penalties are recorded as revenues. Interest credited to the liability account and benefit payments made in excess of a contract liability account balance are charged to expense.

For investment contracts without mortality risk (such as deferred annuities), net premium collections and benefit payments are recorded as increases or decreases to a liability account rather than as revenue and expense. Surrender penalties are recorded as revenues. Interest credited to the liability account is charged to expense.

Reserves for traditional contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on past and expected experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for contracts acquired by purchase, at the purchase date. Interest assumptions used to compute reserves ranged from 4% to 9% at December 31, 1995.

Reserves for universal life-type and investment contracts are based on the contract account balance if future benefit payments in excess of the account balance are not guaranteed, or the present value of future benefit payments when such payments are guaranteed.

The liability for contract claims represents the liability for life insurance claims reported in excess of the related policy benefit reserve plus an estimate of claims incurred but not reported.

EARNINGS PER COMMON SHARE

Earnings per common share were computed as follows:

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                     YEARS ENDED DECEMBER 31,
                                                       1995           1994
Net income                                        $  277,033      1,718,374
Preferred dividends                                 (200,032)      (159,566)
                                                   --------------------------
                                                      77,001      1,558,808
Divided by weighted average common shares
 outstanding                                           8,516          8,516
                                                   -------------------------
Net income per share                               $    9.04         183.04
                                                   =========================


PARTICIPATING POLICIES

Acap maintains both participating and non-participating life insurance policies. Participating business represented approximately 11% and 10% of the life insurance in force, and 8% of life insurance premium income at December 31, 1995 and 1994, respectively. Dividends to participating policyholders are determined annually and are payable only upon declaration of the Boards of Directors of the insurance subsidiaries.

FEDERAL INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 requires that a deferred tax liability be recognized for all taxable temporary differences and a deferred tax asset be recognized for an enterprise's deductible temporary differences and operating loss and tax credit carryforwards. A deferred tax asset or liability is measured using the marginal tax rate that is expected to apply to the last dollars of taxable income in future years. The effects of enacted changes in tax laws or rates are recognized in the period that includes the enactment date.

STATEMENT OF CASH FLOWS

For purposes of reporting cash flows, cash includes cash on hand, in demand accounts, in money market accounts and in savings accounts.

ACCOUNTING STANDARDS

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires a creditor to measure impairment of a loan based on the fair value of the collateral when the creditor determines that foreclosure is probable. A creditor is required to recognize impairment by creating a valuation allowance. If there is a significant change (increase or decrease) in the fair value of the collateral, the creditor is required to recalculate impairment and adjust the valuation allowance. In 1994, the FASB amended SFAS No. 114 through SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," to allow a creditor to use existing methods for recognizing income on impaired loans. The Company adopted these standards in 1995 without impact to the financial statements.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121, which must be adopted for fiscal years beginning after December 15, 1995, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to (1) those assets to be held and used in the business, and (2) for assets to be disposed of. The Company does not anticipate a material effect of the financial statements from this new accounting standard.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 provides a choice for accounting for employee stock compensation plans. A company can elect to use the new fair-value-based method of accounting for employee stock compensation plans, under which compensation cost is measured and recognized in results of operations, or continue to account for these plans under the current accounting standards. Entities electing to remain with the present accounting method must make disclosures of what net income and earnings per share would have been if the fair-value-based method of accounting had been applied. SFAS No. 123 must be adopted in 1996. The Company has not yet selected which accounting option it will adopt, however, the Company currently has only immaterial stock options outstanding and would therefore have no material effect on the financial statements even if the new method of accounting was elected.

2. ACQUISITIONS

On August 31, 1994, the Company, through American Capitol, acquired Family for $6,665,886. Funding for the acquisition was provided by the working capital of American Capitol and a $5 million surplus debenture issued to the seller. The acquisition has been accounted for using the purchase method of accounting; accordingly, the identified assets acquired and liabilities assumed were valued at their fair values and the excess of the amount paid over the net assets acquired is being amortized over seven years. The results of operations of Family are included with the Company's from the date of purchase.

Unaudited pro forma results of operations of the Company for 1994 as if the acquisition of Family had occurred at the beginning of the year are as follows:

                                                                       1994
                                                                       ----
Total revenue                                                     $ 6,087,673
Net income                                                          2,208,810
Net income per common share                                            240.69


Also during 1994, the Company, through American Capitol, acquired two other life insurance companies, Trans-Western and Texas Imperial. In 1995, the Company, through Texas Imperial, acquired one other life insurance company, Oakley. On September 30, 1995, the Company transferred Trans-Western's policies in force to Texas Imperial and sold Trans-Western to an unrelated third party. All of these transactions were immaterial to the Company's consolidated financial statements.

3. INVESTMENTS

FIXED MATURITY AND EQUITY SECURITIES

The amortized cost and estimated fair value of fixed maturity securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AMORTIZED            FAIR
                                                         COST           VALUE
Maturing in one year or less                      $   373,953         375,754
Maturing after one year through five years          7,292,141       7,384,679
Maturing after five years through ten years         6,906,084       7,275,456
Maturing after ten years                            3,941,018       4,360,018
                                                  ---------------------------
                                                   18,513,196      19,395,907
Mortgage-backed securities                          9,506,424      10,419,171
                                                  ---------------------------
                                                  $28,019,620      29,815,078
                                                  ============================


A summary of mortgage-backed securities by type as of December 31, 1995 follows:

Collateralized mortgage obligations:
  Planned amortization class                                      $ 5,492,382
  Z                                                                 2,249,531
  Sequential                                                        1,890,614
  Other                                                               160,689
                                                                 ------------
                                                                    9,793,216
Pass-through securities                                               625,955
                                                                 ------------
                                                                  $10,419,171
                                                                 ============

With a planned amortization class security, early repayments are applied first to other tranches, and cash flows originally applicable to other tranches are first applied to the planned amortization class tranche if that tranche's originally scheduled cash flows are received later than expected. The Z tranche defers all interest to other tranches until those tranches are paid down, at which time accumulated interest and principal are paid to this class. Sequential tranches are not supported by other tranches.

The amortized cost and fair values of investments in fixed maturity and equity securities as of December 31, 1995 are as follows:

                                                  GROSS      GROSS
                                   AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                      COST       GAINS      LOSSES      VALUE
                                      ----       -----      ------     ------
Fixed maturity securities:
Government securities            $  3,346,148    93,202      (235)  3,439,115
Corporate securities               11,414,545   664,832   (23,233) 12,056,144
Asset-backed securities             3,752,505   148,954      (811)  3,900,648
Mortgage-backed securities          9,506,422   943,258   (30,509) 10,419,171
                                   28,019,620 1,850,246   (54,788) 29,815,078
                                  -------------------------------------------
Equity securities                $    247,856        --  (188,177)     59,679
                                  -------------------------------------------
                                  $28,267,476 1,850,246  (242,965) 29,874,757


A summary of proceeds from the sales of investments in fixed maturity securities, exclusive of proceeds from maturities, and the gross gains and losses realized on those sales follows:

                                                          1995           1994
                                                          ----           ----
Proceeds on sales                                  $3,297,458      1,785,507
                                                   ==========================
Gross realized gains on sales                      $  149,889         19,044
Gross realized losses on sales                        (43,226)       (27,796)
                                                   --------------------------
Net realized gains (losses) on sales                  106,663         (8,752)
Realized gains on transactions other than sales         3,475             62
                                                   --------------------------
Net realized gains (losses)                         $ 110,138         (8,690)
                                                    ==========================

As of December 31, 1995, 100% of the Company's fixed maturity securities were rated investment grade (i.e., rated BBB-/Baa3 or higher by Standard & Poor or Moody).

MORTGAGE LOANS

The weighted average interest rate of mortgage loans held as of December 31, 1995 and 1994 was 9.8% and 9.7%, respectively.

The distribution of principal balances on mortgage loans held as of December 31, 1995 by contractual maturity follows. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without penalties.

                                                                    PRINCIPAL
                                                                     BALANCE
                                                                    ---------
Maturing in one year or less                                       $  175,610
Maturing after one year through five years                            918,448
Maturing after five years through ten years                           171,441
                                                                   ----------
                                                                   $1,265,499
                                                                   ==========

The distribution of mortgage loans by class of loan and geographic distribution follows:

                                                                   PRINCIPAL
                                                                    BALANCE
                                                                   ----------
Commercial loans:
  Texas                                                            $  958,706
  Louisiana                                                           131,556
                                                                   ----------
                                                                   $1,090,262
                                                                   ==========
Residential loans:
  Texas                                                            $  133,147
  Louisiana                                                            42,090
                                                                   ----------
                                                                   $  175,237
                                                                   ==========

INVESTMENT INCOME

A summary of net investment income follows:

                                                          1995           1994
                                                          ----           ----
Interest on fixed maturities                       $1,249,118      1,133,913
Interest on mortgage loans                             89,397        312,219
Interest on policy loans                               44,721         37,574
Interest on cash and short-term investments           114,375        221,800
Real estate income                                     40,600          7,554
Dividends on equity securities                          5,632          4,462
Miscellaneous investment income                        42,943         83,192
                                                   -------------------------
                                                    1,586,786      1,800,714
Investment expense                                   (289,425)      (114,195)
                                                   -------------------------
                                                   $1,297,361      1,686,519
                                                   =========================

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


UNREALIZED INVESTMENT GAINS (LOSSES)

The change between cost and fair value for fixed maturity and equity securities, net of taxes, follows:

                                               FIXED     EQUITY
                                          MATURITIES SECURITIES       TOTAL
                                          ---------- ----------       -----
Balance, January 1, 1994                $   211,267   (184,581)       26,686
Change during the year                   (1,080,197)   (21,198)   (1,101,395)
                                         -----------------------------------
Balance, December 31, 1994                 (868,930)  (205,779)   (1,074,709)
Change during the year                    2,158,157     28,279     2,186,436
                                         -----------------------------------
Balance, December 31, 1995              $ 1,289,227   (177,500)    1,111,727
                                         ===================================

NET REALIZED INVESTMENT GAINS

A summary of net realized investment gains follows:

                                                           1995          1994
                                                           ----          ----
Fixed maturities                                       $110,138       (8,690)
Equity securities (including investment
 in subsidiaries)                                        59,865           --
Mortgage loans                                               --    1,450,000
Real estate                                                  --      (80,000)
                                                       ----------------------
                                                       $170,003    1,361,310
                                                       ======================

OTHER INVESTMENT DISCLOSURES

At December 31, 1995, bonds with a fair value of $5,386,146 and a $25,000 certificate of deposit were on deposit with various regulatory authorities.

Investments, other than investments issued or guaranteed by the United States Government or a United States Government agency or authority, in excess of 10% of stockholders' equity at December 31, 1995 were as follows:

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                   BALANCE
                                              SHEET AMOUNT           CATEGORY
                                              ------------           --------
Home office building and property               $1,505,325        Real estate
EQCC Home Equity                                 1,429,025     Fixed maturity
Standard Credit Card                             1,165,686     Fixed maturity
BankAmerica Corporation                            982,435     Fixed maturity
Ford Motor Credit Corporation                      891,905     Fixed maturity
Goldman Sachs                                      831,280     Fixed maturity
Commercial Credit Corporation                      670,747     Fixed maturity


4.  FAIR VALUES

The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                               Carrying Amount     Fair Value
                                               ---------------     ----------
Assets:
Fixed maturities                                   $29,815,078     29,815,078
Equity securities                                       59,678         59,678
Mortgage loans                                       1,265,499      1,235,658
Policy loans                                         6,634,336      6,634,336
Short-term investments                               1,710,747      1,710,747
Liabilities:
Note payable                                         1,312,500      1,312,500

Estimated market values of publicly-traded fixed maturity and equity securities are as reported by an independent pricing service. Estimated market values of fixed maturity securities not actively traded in a liquid market are estimated using a third party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds.

Fair values of mortgage loans are estimated by discounting expected cash flows, using market interest rates currently being offered for similar loans.

Policy loans have no stated maturity dates and are a part of the related insurance contracts. Accordingly, it is not practicable for the Company to estimate a fair value for them.

For short-term investments, the carrying amount is a reasonable estimate of fair value.

In that the note payable is a floating rate instrument, the principal balance is a reasonable estimate of the note's fair value.

5.  NOTES PAYABLE

In connection with American Capitol's purchase of Family, American Capitol issued a $5,000,000 surplus debenture. The debenture was a balloon note maturing on January 4, 1995, bearing interest at the rate of 7.5%. The debenture was payable only out of the statutory equity of American Capitol in excess of $2,000,000. Acap guaranteed American Capitol's performance under the debenture by pledging the common stock of American Capitol owned by Acap as security. The debenture was repaid in full on January 31, 1995.

At December 31, 1994, Family had a $3.3 million balloon note payable bearing 6% interest maturing January 4, 1995. The note was repaid in full on January 31, 1995.

As a source of funds to repay the $5 million surplus debenture issued in connection with the acquisition of Family, on January 31, 1995 the Company borrowed $1.5 million from Central National Bank of Waco, Texas. The note is renewable by the bank each April 30 until fully repaid. The note bears interest at a rate equal to the base rate of a bank plus 1%. Principal payments on the note of $62,500 (a six year amortization) are due quarterly beginning April 30, 1995. The note is secured by the Company's pledge of all the outstanding shares of Acap's subsidiary, American Capitol. The loan agreement contains certain restrictions and financial covenants. Without the written consent of the bank, Acap may not incur any debt, pay common stock dividends or sell any substantial amounts of assets. Also, American Capitol is subject to minimum statutory earnings and capital and surplus requirements during the loan term. The Company is in compliance with all of the terms of the loan.

6. COMMITMENTS AND CONTINGENCIES

LEASES

The Company acquired its home office building on September 28, 1994, and has had no material leases since that date. Rent expense was $10,020 for 1995 and $85,578 for 1994.

REINSURANCE

The Company accounts for reinsurance in accordance with Statement of Financial Accounting Standards No. 113. In accounting for reinsurance, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

At December 31, 1995, reinsurance receivables with a carrying value of $29.8 million were associated with a single reinsurer, Crown Life Insurance Company ("Crown"). At December 31, 1994, Crown had assets in excess of $7 billion and stockholders' equity of approximately $0.4 billion. Crown is rated "Excellent" by A.M. Best Company, an insurance company rating organization. At December 31, 1995, reinsurance receivables with a carrying value of $4.2 million were associated with Alabama Reassurance Company ("Alabama Re"). The Alabama Re reinsurance receivables are secured by trust accounts containing letters of credit totalling $6.6 million granted in favor of the applicable insurance subsidiary of the Company.

The Crown and Alabama Re reinsurance treaties are representative of a key use of reinsurance by the Company. Immediately following the purchase of a block of life insurance policies through the Company's acquisition program, the Company may reinsure all or a portion of the acquired policies. By doing so, the Company seeks to recover all or a portion of the purchase price of the acquired policies and transfer the risks associated with the policies to the reinsurer. The Company retains the administration of the reinsured policies and seeks to profit from the compensation the Company receives from the reinsurer for such policy administration. The Company is entitled, but not obligated, to recapture the policies at a price determined by a formula in the reinsurance treaty.

With regard to the policies not 100% reinsured with Crown or Alabama Re, the purpose of reinsurance is to limit the Company's exposure to loss on any single insured. The Company reinsures the portion of risks in excess of a maximum of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

The Company is contingently liable for amounts ceded to reinsurers in the event the reinsurers are unable to meet their obligations assumed under the reinsurance agreements. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies. Other than its exposure to Crown and Alabama Re as discussed above, management does not believe the Company has significant concentrations of credit risk related to reinsurance, or otherwise.

The effect of reinsurance on premiums and benefits follows:


                                                      YEARS ENDED DECEMBER 31,
                                                        1995           1994
                                                  --------------------------
Direct premiums                                  $  7,884,105      6,197,219
Reinsurance assumed                                     3,655        132,883
Reinsurance ceded                                  (6,305,896)    (5,224,900)
                                                  --------------------------
Net premiums                                     $  1,581,864      1,105,202
                                                  ===========================

Direct policy benefits                          $   5,059,540      7,026,411
Reinsurance assumed                                       (26)        16,328
Reinsurance ceded                                  (3,213,215)    (5,717,353)
                                                   ----------------------------
Net policy benefits                             $   1,846,299      1,325,386
                                                   =============================

LITIGATION

Acap and its subsidiaries are involved in various lawsuits and legal actions arising in the ordinary course of operations. Management is of the opinion that the ultimate disposition of the matters will not have a material adverse effect on Acap's financial position.

7. SUPPLEMENTAL INFORMATION REGARDING CASH FLOWS

Cash payments for interest expense for the years ended December 31, 1995 and 1994 were $418,876 and $0, respectively. Cash payments of $1,017,013 and $744,291 for federal income taxes were made during the years ended December 31, 1995 and 1994, respectively.

The reinsurance agreement entered into by the Company in 1994 with an unaffiliated reinsurer covering 20% of each of Family's life policies was a non-cash transaction. Family transferred assets of $379,069 and liabilities of $1,012,390 and recognized a deferred gain on reinsurance of $633,321 to be amortized over the life of the policies. On January 4, 1995, Family increased the amount of reinsurance on each of its life policies from 20% to 100%. The increase in the reinsurance percentage on the Family policies and a reinsurance agreement entered into by the Company with an unaffiliated reinsurer covering 100% of each of the life policies acquired with Oakley were non-cash transactions. In connection with those transactions, the Company transferred assets of $2,020,065 and liabilities of $3,259,418 and recognized a deferred gain on reinsurance of $1,239,353 to be amortized over the life of the policies.

In connection with the acquisition of Family in 1994, a $5,000,000 surplus debenture was issued to the seller, which was a non-cash transaction.

In 1994, the Company reacquired its home office property in partial satisfaction of the mortgage loan outstanding on the property, which was a non-cash transaction.

The following reflects assets acquired and liabilities assumed relative to the acquisitions by the Company of three life insurance companies in 1994 and one life insurance company in 1995, and the consideration given and the net cash flow relative to such acquisitions.

                                                          1995           1994
                                                          ----           ----
Assets of acquired subsidiaries                   $ 4,393,403     28,504,392
Liabilities of acquired subsidiaries               (1,833,887)   (20,763,913)
Excess of cost over net assets acquired                    --        316,074
                                                  ---------------------------
Cost of acquisition                               $ 2,559,516      8,056,553

Cash paid for acquisitions                        $ 2,559,516      3,056,553
Surplus debenture issued                                   --      5,000,000
Cost of acquisition                               $ 2,559,516      8,056,553
                                                  ===========================
Net cash from acquisitions:
Cash of acquired companies                        $   607,216      3,620,908
Cash paid for acquisitions                         (2,559,516)    (3,056,553)
                                                  ---------------------------
Net cash provided from (used by) acquisitions     $(1,952,300)       564,355
                                                  ===========================

8. FEDERAL INCOME TAXES

Acap and American Capitol file a consolidated federal income tax return.
The other subsidiaries of the Company file separate federal income tax returns. At December 31, 1995, Acap has a remaining tax net operating loss carryover of approximately $1,100,000 that will expire during the years 2001 through 2008 if not previously utilized. At December 31, 1995, the Company had alternative minimum tax carryforwards of approximately $349,000 that are available for an indefinite period to reduce future regular federal income taxes and tax capital loss carryforwards of approximately $139,000 that will expire in the year 2000 if not previously utilized.

A portion of life insurance taxable income generated prior to 1984 is not taxable unless it exceeds certain statutory limitations or is distributed to stockholders, in which case it becomes taxable at ordinary corporate rates. Such income is accumulated in a Policyholders' Surplus account that, at December 31, 1995, had a balance of approximately $4,600,000. No provision has been made for income taxes related to this accumulation.

A reconciliation of income tax expense for the years 1995 and 1994 computed at the applicable federal tax rate of 34% to the amount recorded in the consolidated financial statements is as follows:

                                                          1995           1994
                                                          ----           ----
Federal income tax expense at statutory rate       $  170,123        740,764
Small life insurance company special deduction       (596,918)      (336,989)
Change in valuation allowance                         616,489        (73,043)
Tax underpayment (refund)                              15,084        (57,519)
Other, net                                             18,551        187,132
                                                    -------------------------
Total federal income tax expense                   $  223,329        460,345
                                                    =========================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 are as follows:

Deferred Tax Assets:
Allowance for investment losses                                     $137,525
Deferred gain on reinsurance                                         809,928
Net operating loss carryforwards                                     387,512
Alternative minimum tax credit carryforwards                         118,753
Other                                                                112,319
                                                                    ---------
Total gross deferred tax assets                                    1,566,037
Less:  Valuation allowance                                        (1,549,232)
                                                                   ----------
Deferred tax assets                                                   16,805
                                                                   ----------
Deferred Tax Liabilities:
Net unrealized gains on available-for-sale securities                505,497
Deferred policy acquisition costs                                    460,396
Policy reserves and policy funds                                   1,078,584
Other                                                                 12,682
                                                                  -----------
Deferred tax liabilities                                           2,057,159
                                                                  -----------
Net deferred tax liability                                       ($2,040,354)
                                                                  ===========

A valuation allowance of $1,549,232 was established at December 31, 1995 against the deferred tax asset. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994 was an increase of $429,666 and a decrease of $73,043, respectively. Management believes that it is more likely than not that the net deferred tax asset is recoverable.

9. AMERICAN CAPITOL KEY EMPLOYEE STOCK OPTION PLAN

On July 18, 1988, the Board of Directors of American Capitol approved a Key Employee Stock Option Plan ("the Plan"). Under the terms of the non-qualified Plan, the Compensation Committee of the Board of Directors of American Capitol is authorized to grant stock options to any employee the Compensation Committee determines is a key employee. The stock options may only be granted on shares of common stock of Acap or Fortune owned by American Capitol. The options enable the grantee to purchase the common stock to which the options relate at the fair market value of the common stock on the date the options were granted. The options generally expire 20% annually over a five year period and are exercisable immediately upon grant.

Stock options granted for Acap Corporation common stock are summarized as follows:

                                                            NUMBER OF SHARES
                                                            ----------------
                                    OPTION PRICE          1995           1994
                                    ------------          ----           ----
Outstanding at January 1     $131 1/4 - $187 1/2           102            102
Cancelled during the year               $131 1/4           (34)            --
                                                          -------------------
Outstanding at December 31              $187 1/2            68            102
                                                          ===================
Available for future grant                                 173            139
                                                          ===================

Stock options granted for Fortune common stock are summarized as follows:

                                                            NUMBER OF SHARES
                                                            ----------------
                                    OPTION PRICE          1995           1994
                                    ------------          ----           ----
Outstanding at January 1           $11/32 - $3/8       35,000          35,000
Cancelled during the year                   $3/8      (10,000)             --
                                                      -----------------------
Outstanding at December 31                $11/32       25,000          35,000
                                                      =======================
Available for future grant                             46,571          36,571
                                                      =======================

10. CAPITAL STOCK

Acap has two classes of capital stock: preferred stock ($.10 par value, authorized 80,000 shares), which may be issued in series with such dividend, liquidation, redemption, conversion, voting, and other rights as the Board of Directors may determine, and common stock ($.10 par value, authorized 10,000 shares), the "Common Stock." The only series of preferred stock outstanding is the Cumulative Exchangeable Preferred Stock, Series A, $2.50 (Adjustable), the "Series A Preferred Stock."

SERIES A PREFERRED STOCK

There are 74,000 shares of Series A Preferred Stock authorized, issued and outstanding. Acap pays dividends quarterly on the Series A Preferred Stock (when and as declared by the Board of Directors). The amount of the dividend is based on the prime rate of a Pittsburgh bank plus 2%. Acap has the right, if elected by the Board of Directors, to redeem the Series A Preferred Stock at the fixed redemption price of $27.50 per share. The holders of Series A Preferred Stock are entitled to liquidating distributions of $27.50 per share. The cumulative dividends and liquidating distributions of the Series A Preferred Stock are payable in preference to the Common Stock. The Series A Preferred Stock is non-voting, except as required by law and except that, if six quarterly dividends are unpaid and past due, the holders of the Series A

Preferred Stock may elect two directors to Acap's Board of Directors. The shares of Series A Preferred Stock, valued for such purposes at $27.50 per share, are exchangeable at the option of the holders into shares of common stock of Fortune at the price of $2.50 per share of Fortune common stock.
Under an exchange agreement between Acap and Fortune, Fortune is obligated to provide Acap with such shares of Fortune common stock as are necessary for Acap to meet its obligation under the Series A Preferred Stock. In addition, the exchange agreement provides for payment by Acap to Fortune for the Fortune common stock to consist of shares of the Common Stock of equal value to the Fortune common stock received. Therefore, exercise of the exchange right under the Series A Preferred Stock will have the same effect upon the stockholders' equity of Acap as a direct conversion of Series A Preferred Stock into Common Stock. There was no activity related to the Series A Preferred Stock for the two years ended December 31, 1995 other than payments of dividends.

COMMON STOCK

On March 21, 1994, the Company decreased the number of authorized shares of the Common Stock from 3,300,000 shares to 10,000 shares. There was no other activity related to the Common Stock for the two years ended December 31, 1995.

11.  SUBSEQUENT EVENTS

Fortune expects to adopt a plan of dissolution and liquidation at its annual stockholder meeting on May 6, 1996. Except for a small amount of cash, Fortune's assets consist solely of 5,421 shares of Acap's common stock. Upon liquidation, Fortune's stockholders are entitled to receive their pro rata portion of the 5,421 shares of Acap's common stock owned by Fortune.

Under the plan, no fractional shares of Acap's common stock will be issued. Fortune's stockholders have the option of selling their "odd lot" shares of Fortune common stock to Acap or buying from Acap enough Fortune common stock to round up their holdings.

Acap has entered into an agreement with Fortune to pay for Fortune's operating expenses through the expiration of the plan of dissolution and liquidation of Fortune (estimated to be $19,350). In exchange for its services, Acap will receive 55,323 shares of Fortune common stock. The Company will account for its own common stock received as a part of the liquidating distribution as treasury shares. The estimated result of this accounting treatment will be a decrease in the Company's stockholders' equity of approximately $144,784 and a decrease in the number of shares of Company common stock outstanding from 8,516 to approximately 7,570. Due to a higher proportional decrease in common shares outstanding as compared to stockholders' equity, the Company's book value per common share is estimated to increase from $518.01 to $563.62 (based on December 31, 1995 amounts). The foregoing figures assume that no Fortune stockholders elect to round up odd lot shares and Acap is required to purchase all of the odd lot shares.

Fortune's liquidation will not result in a change in the management, directors, or the ultimate control of Acap.

ACAP CORPORATION
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Acap Corporation

We have audited the accompanying consolidated balance sheet of Acap Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Acap Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for the Impairment of a Loan," as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for the Impairment of a Loan:
Income Recognition and Disclosures," in 1995.



KPMG Peat Marwick LLP


Houston, Texas
March 25, 1996

ACAP CORPORATION
STOCKHOLDER INFORMATION

MARKET INFORMATION

The common stock of Acap is traded over-the-counter with activity in the stock reflected nationally on the OTC Bulletin Board electronic quotation system of the National Association of Securities Dealers. The Company's stock symbol is AKAP.

The table below presents the range of closing bid quotations for Acap's common stock during the two most recent fiscal years.

                                               1995                   1994
                                          High       Low      High        Low
                                          ----       ---      ----        ---
First quarter                             $125       100       205        135

Second quarter                             135       100       125        100

Third quarter                              135       135       225        100

Fourth quarter                             180       135       125        100


The prices presented are bid prices, which reflect inter-dealer transactions and do not include retail mark-ups and mark-downs or any commission to the parties involved. As such, the prices may not reflect prices in actual transactions.

HOLDERS

The approximate number of holders of record of Acap's common stock as of March 22, 1996 was 610.

DIVIDENDS

Acap declared no common stock dividends in 1995 or 1994. At present, management anticipates that no dividends will be declared or paid with respect to Acap's common stock during 1996.

FORM 10-KSB

Stockholders may receive without charge a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission by writing to Lana S. Vaughn, Stockholder Services, Acap Corporation, 10555 Richmond Avenue, Houston, TX 77042.

TRANSFER AGENT

The registrar and transfer agent for the Company's common stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004. For a change of name or address, or to replace lost stock certificates, write to Continental at the address above or call (212) 509-4000.

ACAP CORPORATION
STOCKHOLDER INFORMATION


INVESTOR RELATIONS

Requests for information should be directed by mail to Lana S. Vaughn, Stockholder Services, Acap Corporation, 10555 Richmond Avenue, Houston, TX 77042 or by calling (713) 974-2242.

INDEPENDENT AUDITORS

The Company's financial statements for the year 1995 were audited by the independent accounting firm of KPMG Peat Marwick LLP, 700 Louisiana, Houston, TX 77002.

ANNUAL MEETING

Stockholders are invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 6, 1996 at 8:00 a.m. at the Company's office at 10555 Richmond Avenue, Houston, Texas, on the second floor.

ACAP CORPORATION

DIRECTORS AND OFFICERS

Board of Directors of Acap

R. Wellington Daniels
Investor; Retired Director of National Accounts, American Cyanamid

William F. Guest
Chairman of the Board and President, Acap Corporation

C. Stratton Hill, Jr., M.D.
Physician

OFFICERS OF ACAP

William F. Guest
Chairman of the Board and President

John D. Cornett
Executive Vice President and Treasurer

Paul L. Clancy
Secretary

H. Kathleen Musselwhite
Assistant Treasurer

OFFICERS OF AMERICAN CAPITOL

William F. Guest
Chairman of the Board

John D. Cornett
President

Paul L. Clancy
Executive Vice President and Secretary

H. Kathleen Musselwhite
Treasurer and Controller

Carolyn M. Rawlins
Assistant Secretary

Linda G. Stark
Assistant Vice President

C. Stratton Hill, Jr., M.D.
Medical Director

                                 ACAP CORPORATION

                   10555 Richmond Avenue   Houston, Texas 77042